Exhibit 10.1

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

CREDIT AGREEMENT

Dated as of June 16, 2011

among

STATION CASINOS LLC
as Borrower,

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH
JPMORGAN CHASE BANK, N.A.
and
THE INSTITUTIONS FROM TIME TO TIME PARTY HERETO
as Lenders

DEUTSCHE BANK AG NEW YORK BRANCH
as L/C Issuer

and

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH
as Administrative Agent

DEUTSCHE BANK SECURITIES INC.
and

J.P. MORGAN SECURITIES LLC
as Joint Lead Arrangers and Joint Bookrunners

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

i

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SCHEDULES

1.01A	Disqualified Institutions
1.01B	List of Closing Documents
1.01C	Unrestricted Subsidiaries
1.01D	[Reserved]
1.01E	Material Contracts
1.01F	BlockerCos
2.01	Revolving Credit Commitments; Term Loan Distribution Amounts
2.03	Existing Letters of Credit
5.03	Consents
5.05	Certain Liabilities
5.08(f)	Real Property Leases
5.10(b)	Tax Examinations
5.12	Subsidiaries and Other Equity Investments
5.15	Intellectual Property
5.17	Insurance
5.19	Restructuring Transactions Documentation
5.21	Location of Real Property
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.08	Transactions with Affiliates
7.09	Existing Restrictions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

v

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

EXHIBITS

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Tranche B-1 Term Note
C-2	Tranche B-2 Term Note
C-3	Tranche B-3 Term Note
C-4	Revolving Credit Note
C-5	Swing Line Note
D	Compliance Certificate
E	Assignment and Assumption
F	Guaranty
G-1	Security Agreement
G-2	Pledge Agreement
G-3	Shareholder Pledge Agreement
H	Mortgage
I	Intellectual Property Security Agreements
J-1	Opinion Matters — New York Counsel to Loan Parties
J-2	Opinion Matters — Nevada Counsel to Loan Parties
K	Intercompany Note
L	Insurance Requirements
M	Non-Disturbance Agreement
N	Access/Cooperation Covenants
O-1	Fixed Rate Conversion Notice
O-2	Fixed Rate Conversion Effective Date Notice
O-3	Monthly Interest Notice
P	Tranche B-3 Securities Exchange Notice
Q	Terms of Exchange Securities

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of June 16, 2011 among STATION CASINOS LLC, a Nevada limited liability company (the “Borrower”), DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, together with any successor thereto, the “Administrative Agent”), DEUTSCHE BANK AG NEW YORK BRANCH, as L/C Issuer, and each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”).  All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined.

PRELIMINARY STATEMENTS

WHEREAS, on July 28, 2009, Station Casinos, Inc., a Nevada corporation (“Old OpCo”), FCP PropCo, LLC, a Delaware limited liability company (“Old PropCo”), and several of their Affiliates (collectively, the “Debtors”) commenced their bankruptcy cases (collectively, the “Chapter 11 Cases”) as debtors and debtors in possession by filing voluntary petitions under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”);

WHEREAS, on March 24, 2010, the Debtors filed with the Bankruptcy Court the Plan of Reorganization and the Disclosure Statement;

WHEREAS, on August 27, 2010, the Bankruptcy Court entered the Confirmation Order confirming the Plan of Reorganization;

WHEREAS, pursuant to the Plan of Reorganization, the Debtors have implemented (or substantially simultaneously with the Closing Date will implement) the Restructuring Transactions;

WHEREAS, simultaneously with the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code) of the Plan of Reorganization, (a) in partial consideration of the New PropCo Acquired Assets Transfers occurring pursuant to the Plan of Reorganization, the Lenders shall be deemed to hold the Term Loans hereunder in an initial aggregate amount of $1,600,000,000 and (b) the Lenders have agreed, on the terms and subject to the conditions set forth herein, to extend credit to the Borrower in the form of a Revolving Credit Facility in an initial aggregate amount of $100,000,000.  The Revolving Credit Facility may include one or more Swing Line Loans and one or more Letters of Credit from time to time; and

WHEREAS, the proceeds of the Revolving Credit Loans and Swing Line Loans will be used (a) to fund a portion of the consideration paid by the Borrower on the Closing Date in respect of the OpCo Acquisition and (b) for working capital and other general corporate purposes of the Borrower and the Restricted Subsidiaries, including the financing of the GVR Acquisition and Permitted Acquisitions and other Investments to the extent permitted under Section 7.02.  Letters of Credit will be used for general corporate purposes of the Borrower, the Restricted Subsidiaries and, to the extent permitted under Sections 2.03(a) and 7.02, Unrestricted Subsidiaries.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Acquired Entity or Business or Converted Restricted Subsidiary and its Subsidiaries and without regard to clauses (A)(5) and (A)(6) of such definition or the last sentence of the definition of “Consolidated Net Income”), all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary in accordance with GAAP.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.

“Acquisition” means the acquisition of assets and the assumption of certain liabilities, in each case pursuant to, and in accordance with the terms of, the Acquisition Agreement.

“Acquisition Agreement” means that certain Asset Purchase Agreement, dated as of June 7, 2010, among Old OpCo, certain subsidiaries party thereto and FG Opco Acquisitions LLC.

“Acquisition Documents” means the Acquisition Agreement and all other agreements and documents relating to the Acquisition.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100,000 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves, to the extent applicable to any Lender.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 10.02 or such other address as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Affiliate” means (a) with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that as to any Loan Party or any Subsidiary thereof, the term “Affiliate” shall expressly exclude the Persons constituting Lenders as of the Closing Date and their respective Affiliates and (b) with respect to any Loan Party or any Subsidiary thereof, (i) Frank J. Fertitta III and his spouse, their respective parents and grandparents and any lineal descendants (including adopted children and their lineal descendants) of any of the foregoing, (ii) Lorenzo J. Fertitta and his spouse, their respective parents and grandparents and any lineal descendants (including adopted children and their lineal descendants) of any of the foregoing, (iii) any Affiliate of any Person described in the foregoing clauses (i) and (ii) or (iv) any personal investment vehicle, trust or entity owned by, or established for the benefit of, or the estate of, any Person described in the foregoing clauses (i) and (ii).  “Control” means the possession, directly or indirectly, of the power to (x) vote more than fifty percent (50%) of the outstanding voting interests of a Person or (y) direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  For purposes of this Agreement, each of Holdco and VoteCo shall be deemed to Control the Borrower.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means, at any time, the Revolving Credit Commitments of all the Lenders at such time.

“Aggregate Consideration” means, with respect to any Permitted Acquisition, the aggregate amount of consideration (cash and noncash and including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith (other than assumptions of debt, liabilities and other obligations by Unrestricted Subsidiaries)) paid by the Borrower and the Restricted Subsidiaries in respect thereof.

“Agreement” means this Credit Agreement.

“Applicable Clawback Amount” means, with respect to any capital contribution to, or any sale or issuance of its Equity Interests by, the Borrower or Holdco, an amount equal to 20% of the Net Cash Proceeds thereof (other than Net Cash Proceeds (except Net Cash Proceeds from a Qualified IPO) used by the Borrower or a Restricted Subsidiary to make a Permitted Acquisition, Investment or Capital Expenditure in accordance with Section 2.05(b)(iv)(D)).

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Applicable ECF Percentage” means, at any time, 75%; provided that, so long as no Default has then occurred and is continuing, if the Total Leverage Ratio is (i) less than 6.00:1.00 but greater than or equal to 4.00:1.00 (as set forth in the Compliance Certificate delivered pursuant to Section 6.02(b) for the fiscal quarter or fiscal year, as applicable, then last ended), the “Applicable ECF Percentage” shall instead be 50%, and (ii) less than 4.00:1.00 (as set forth in the Compliance Certificate delivered pursuant to Section 6.02(b) for the fiscal quarter or fiscal year, as applicable, then last ended), the “Applicable ECF Percentage” shall instead be 25%.

“Applicable Rate” means a percentage per annum equal to:

(a)           with respect to the Revolving Loans and Swing Line Loans, (A) for Eurodollar Loans, 3.00% and (B) for Base Rate Loans, 2.00%;

(b)           with respect to the Tranche B-1 Term Loans:

(i)            for the period from and after the Closing Date to the third anniversary of the Closing Date, (A) for Eurodollar Loans, 3.00% and (B) for Base Rate Loans, 2.00%;

(ii)           from and after the third anniversary of the Closing Date to the fifth anniversary of the Closing Date, (A) for Eurodollar Loans, 3.50% and (B) for Base Rate Loans, 2.50%;

(iii)          from and after the fifth anniversary of the Closing Date to the sixth anniversary of the Closing Date (A) for Eurodollar Loans, 4.50% and (B) for Base Rate Loans, 3.50%; and

(iv)          from and after the sixth anniversary of the Closing Date, (A) for Eurodollar Loans, 5.50% and (B) for Base Rate Loans, 4.50%;

(c)           with respect to the Tranche B-2 Term Loans, (A) for Eurodollar Loans, 4.0% and (B) for Base Rate Loans, 3.0%; and

(d)           with respect to the Tranche B-3 Term Loans:

(i)            for the period from and after the Closing Date to the first anniversary of the Closing Date, (A) for Eurodollar Loans, 1.80% and (B) for Base Rate Loans, 0.80%;

(ii)           from and after the first anniversary of the Closing Date to the second anniversary of the Closing Date, (A) for Eurodollar Loans, 1.81% and (B) for Base Rate Loans, 0.81%;

(iii)          from and after the second anniversary of the Closing Date to the third anniversary of the Closing Date, (A) for Eurodollar Loans, 1.82% and (B) for Base Rate Loans, 0.82%;

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(iv)          from and after the third anniversary of the Closing Date to the fifth anniversary of the Closing Date (A) for Eurodollar Loans, 3.02% and (B) for Base Rate Loans, 2.02%;

(v)           from and after the fifth anniversary of the Closing Date to the sixth anniversary of the Closing Date (A) for Eurodollar Loans, 5.37% and (B) for Base Rate Loans, 4.37%; and

(vi)          from and after the sixth anniversary of the Closing Date, (A) for Eurodollar Loans, 7.69% and (B) for Base Rate Loans, 6.69%; and.

(e)         with respect to Letter of Credit fees, 3.00%; and

(f)          with respect to commitment fees, 0.50%.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Assignee” means, with respect to any assignment of the rights, interests and obligations of a Revolving Credit Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized or licensed under the laws of the United States or any state thereof having a combined capital and surplus in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having a combined capital and surplus in excess of $250,000,000 or (c) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership trust or other entity) that is engaged in the making, purchasing or otherwise investing in commercial loans and having (i) a combined capital and surplus or shareholders’ equity of at least $250,000,000 or (ii) total assets in excess of $1,000,000,000, and, in all cases, a Person who has not been denied a license or found unsuitable by a Gaming Authority in any jurisdiction.

“Approved Bank” has the meaning specified in clause (b) of the definition of “Cash Equivalents.”

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability” means, as of any date of determination, the amount by which the aggregate Revolving Credit Commitments exceeds the aggregate Revolving Credit Exposure of the Revolving Credit Lenders as of such date.

“Availability Period” means the period from (but excluding) the Closing Date to (but excluding) the earlier of the Maturity Date and the date of termination of the Revolving Credit Commitments.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and/or hereinafter in effect, or any successor thereto.

“Bankruptcy Court” has the meaning specified in the recitals hereto.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a Eurodollar Loan with a one-month Interest Period commencing on such day plus 1.0%.  For purposes of this definition, the Adjusted LIBO Rate shall be determined using the LIBO Rate as otherwise determined by the Administrative Agent in accordance with the definition of “LIBO Rate”, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the LIBO Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Adjusted LIBO Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Rate or the Adjusted LIBO Rate, respectively.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“BlockerCos” means the collective reference to the entities identified on Schedule 1.01F hereto and their permitted corporate successors by operation of law and “BlockerCo” means any one of them.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Bona Fide Business Purpose” means the acquisition, maintenance, operation or improvement of new or existing assets consistent with the line of business conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or ancillary thereto (including, without limitation, the development of real property), including, by way of illustration only, current Capital Expenditures, payment of operating costs then due and owing, payment of taxes and scheduled debt service then due and owing and payments due in connection with property development.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Borrower Parties” means the collective reference to the Borrower and the Restricted Subsidiaries, and “Borrower Party” means any one of them.

“Borrower” has the meaning specified in the preamble hereto.

“Borrower/IP Holdco License Agreement” means that certain IP Holdco to PropCo License Agreement, dated as of the date hereof, among the Borrower and IP Holdco.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

“Boulder LLC” means NP Boulder LLC, a Nevada limited liability company.

“Budget” has the meaning specified in Section 6.01(f).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York City; provided, however, that when used in connection with a Eurodollar Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Cage Cash” means all so-called “cage cash” that the Borrower and the Restricted Subsidiaries maintain within a Hotel/Casino Facility.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries, provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property, equipment or software to the extent financed with proceeds of Dispositions that are not required to be applied to prepay Loans pursuant to Section 2.05, (iv) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (v) the book value of any asset owned by the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, or (vi) expenditures that constitute Permitted Acquisitions.

“Capitalized Lease Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a blocked account at DBTCA (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(a)           readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b)           time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender as of the Closing Date or (ii)(A) is organized under the Laws of the United States, any state thereof or the District of Columbia or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $500,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(c)           investments in commercial paper maturing within 12 months from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(d)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with an Approved Bank; and

(e)           Investments in money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Cash Management Banks” means any Lender or any Affiliate of a Lender providing Cash Management Services to the Borrower or any Restricted Subsidiary.

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of any Cash Management Services, except to the extent that such Cash Management Bank, on the one hand, and the Borrower or the applicable Restricted Subsidiary, on the other hand, agree in writing that any such obligations shall not be secured by any Lien on the Collateral and such Persons shall have delivered such writing to the Administrative Agent.

“Cash Management Services” means treasury, depository and/or cash management services or any automated clearing house transfer services, provision and operation of sweep accounts and zero balance accounts, provision of tax payment services and controlled disbursement services and performance of cash and coin delivery orders.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change of Control” means:

(a)                                  prior to the occurrence of a Qualified IPO, (i) Holdco and VoteCo at any time shall cease to own directly one hundred percent (100%) of the Equity Interests of the Borrower, (ii)(A) Fertitta Holders shall fail to collectively beneficially own, directly or indirectly, Equity Interests in Holdco representing at least 21.5% of the aggregate equity value represented by the Equity Interests in Holdco on a fully diluted basis and (B) any person, entity or “group” (within the meaning of Section 13(d) of the Exchange Act) (other than Persons constituting Lenders as of the Closing Date and their respective Affiliates) shall own, directly or indirectly, beneficially or of record, Equity Interests in Holdco that represent a greater percentage of the aggregate equity value represented by the Equity Interests in Holdco on a fully diluted basis than the percentage beneficially owned, directly or

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

indirectly, by Fertitta Holders or (iii) the managers of VoteCo nominated or appointed by Fertitta Holders shall cease to constitute at least thirty seven and one-half percent (37.5%) of the voting power of the board of managers of VoteCo;

(b)                                 after the occurrence of a Qualified IPO, (i) Fertitta Holders shall fail to collectively beneficially own, directly or indirectly, Equity Interests in the Borrower representing at least 21.5% of the aggregate direct or indirect ordinary voting power and aggregate equity value represented by Equity Interests in the Borrower on a fully diluted basis and (ii) any person, entity or “group” (within the meaning of Section 13(d) of the Exchange Act) (other than Persons constituting Lenders as of the Closing Date and their respective Affiliates) shall own, directly or indirectly, beneficially or of record, Equity Interests in the Borrower representing a percentage of the aggregate direct or indirect ordinary voting power or economic interest on a fully diluted basis greater than the percentage of the ordinary voting power or economic interest in respect of which Fertitta Holders are collectively the direct or indirect beneficial owners; or

(c)                                  any “change of control” (or any comparable term) in any document pertaining to any Indebtedness of any Holding Company, the Borrower or any Restricted Subsidiary with an aggregate principal amount or liquidation preference in excess of the Threshold Amount.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary,(i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Chapter 11 Cases” has the meaning specified in the recitals hereto.

“Charges” has the meaning specified in Section 10.10.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders, Tranche B-1 Term Lenders, Tranche B-2 Term Lenders or Tranche B-3 Term Lenders, (b) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Swing Line Loans, Tranche B-1 Term Loans, Tranche B-2 Term Loans or Tranche B-3 Term Loans and (c) when used with respect to any commitment, refers to a Revolving Credit Commitment.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Closing Date” means June 17, 2011.

“Closing Date Prepayment” has the meaning specified in Section 2.05(b)(viii).

“Code” means the U.S. Internal Revenue Code of 1986 and rules and regulations related thereto.

“Collateral” means all the “Collateral” as defined in any Collateral Document and shall include the Mortgaged Properties.

“Collateral and Guarantee Requirement” means, at any time, subject to applicable Gaming Laws, the requirement that:

(a)           the Administrative Agent shall have received each Collateral Document required to be delivered (i) on the Closing Date pursuant to this Agreement, or (ii) at any other time pursuant to Section 6.11 at the time so required, duly executed by each Loan Party party thereto;

(b)           all Obligations shall have been unconditionally guaranteed by the Borrower (in the case of Obligations under clauses (y) and (z) of the first sentence of the definition thereof) and each Restricted Subsidiary of the Borrower;

(c)           the Obligations and the Guaranty shall have been secured by a first-priority security interest (subject only to non-consensual Permitted Liens) in (i) all the Equity Interests of the Borrower and (ii) all the Equity Interests in each other Person directly owned by the Borrower or any Guarantor (including, without limitation, all Equity Interests in each Restricted Subsidiary, OpCo Holdings, LandCo Holdings, GVR Holdco 3 and each other Unrestricted Subsidiary), but excluding, in the case of clause (ii), (x) to the extent prohibited by law or, with the consent of the Administrative Agent, such consent not to be unreasonably withheld, by the applicable management contract, Equity Interests in Native American Subsidiaries and (y) Equity Interests in any joint venture not constituting a Restricted Subsidiary if such security interest would violate any financing agreement of such joint venture (it being understood and agreed that in the event any such restriction exists, the Administrative Agent and the applicable Loan Party shall agree upon an alternative structure (such as an intermediate holding company constituting a Restricted Subsidiary) to effect the equivalent of an indirect pledge of such joint venture interest);

(d)           except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a first-priority security interest (subject only to Permitted Liens) in, and mortgages on, substantially all tangible and intangible assets of the Borrower and each Restricted Subsidiary now or hereafter acquired (including accounts, inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, deposit accounts, securities accounts, owned and leased real property and proceeds of the foregoing); provided that (x) security interests in real property shall be limited to the Mortgaged Properties as of the Closing Date and owned real property that is either (i) contiguous to any Mortgaged Property and the Administrative Agent reasonably determines that the

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

value of the applicable Mortgaged Property is materially increased by encumbering such contiguous property and such material increase in value outweighs the costs and expenses associated with encumbering such contiguous property or (ii) has a Fair Market Value in excess of $1,000,000 and Leasehold Interests of the Borrower or any Restricted Subsidiary under material ground leases and (y) security interests in the assets of Native American Subsidiaries, including the Native American Contracts and real property interests of such Native American Subsidiaries, shall, to the extent prohibited by law or, with the consent of the Administrative Agent, such consent not to be unreasonably withheld, by the applicable management contract, be excluded (provided, however, that security interests shall be granted in respect of all rights to receive (and all proceeds thereof) income, reimbursements, repayments, cash flows and any other distributions attributable to such assets);

(e)           each deposit account and securities account of the Borrower and each Restricted Subsidiary thereof (other than Excluded Accounts) shall be subject to a Control Agreement in favor of the Administrative Agent;

(f)            none of the Collateral shall be subject to any Liens other than Permitted Liens; and

(g)           the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each owned or leased property described in paragraph (d) above or required to be delivered pursuant to Section 6.11 (collectively, the “Mortgaged Properties”) duly executed and delivered by the record owner or lessee, as applicable, of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first priority Lien on the property described therein, free of any other Liens except Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request from time to time, (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property, (iv) flood certificates covering each Mortgaged Property in form and substance reasonably acceptable to the Administrative Agent, certified to the Administrative Agent in its capacity as such and certifying whether or not each such Mortgaged Property is located in a flood hazard zone by reference to the applicable FEMA map and (v) with respect to each such Mortgaged Property, either (A) a letter or other written evidence with respect to such Mortgaged Property from the appropriate Governmental Authorities concerning current status of compliance with applicable zoning and building laws, (B) an ALTA 3.1 zoning endorsement for the applicable Mortgage Policy or (C) a zoning report prepared by The Planning Zoning Resource Corporation indicating that such Mortgaged Property is in material compliance with applicable zoning and building laws.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the sole and absolute discretion of the Administrative Agent after consultation with the Borrower (confirmed in writing by notice to the Borrower), the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.  The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it determines in its sole and absolute discretion, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents to the extent appropriate and agreed between the Administrative Agent and the Borrower and (b) the Collateral shall not include Excluded Assets.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Shareholder Pledge Agreement, the Intellectual Property Security Agreements, the Mortgages, the Control Agreements, each of the mortgages, collateral assignments, Security Agreement Supplements, Pledge Agreement Supplements, security agreements, pledge agreements, control agreements, amendments to or reaffirmation of any of the foregoing or other similar agreements delivered to the Administrative Agent and the Lenders from time to time pursuant to Section 4.01(a)(iii), Section 6.11 or 6.13, the Guaranty, each Guaranty Supplement and each of the other agreements, instruments or documents, and any amendments to or reaffirmations of any of the foregoing, that creates or purports to create or perfect a Lien or Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties.

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Confirmation Order” means the confirmation order issued by the Bankruptcy Court in relation to the Chapter 11 Cases confirming the Plan of Reorganization.

“Consolidated Cash Interest Expense” means, for any period, the cash interest expense, net of cash interest income, of the Borrower and the Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries; provided that (a) for purposes of Sections 2.14, 4.02(d), 6.14(a), 7.02(i)(H), 7.02(n), 7.03(e) and 7.11, there shall be included in determining Consolidated Cash Interest Expense for any period the cash interest expense (or income) of any Acquired Entity or Business acquired during such period and of any Converted Restricted Subsidiary converted during such period, in each case based on the cash interest expense (or income) relating to any Indebtedness

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

incurred or assumed as part of an acquisition of an Acquired Entity or Business or as part of the conversion of a Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition had been incurred or repaid on the first day of such period and (b) for purposes of Sections 2.14, 4.02(d), 6.14(a), 7.02(i)(H), 7.02(n), 7.03(e) and 7.11, there shall be excluded from determining Consolidated Cash Interest Expense for any period the cash interest expense (or income) of any Sold Entity or Business disposed of or re-designated during such period, based on the cash interest expense (or income) relating to any Indebtedness relieved or repaid in connection with any such disposition of such Sold Entity or Business for such period (including the portion thereof occurring prior to such disposal) assuming such debt relieved or repaid in connection with such disposition has been relieved or repaid on the first day of such period; provided that for purposes of determining compliance with Section 7.11(b) at any time a Default Quarter is included in the Test Period then most recently ended prior to a date of determination, the aggregate principal amount of the Loans repaid pursuant to Section 2.05(b)(iv) with the proceeds of a Permitted Equity Issuance consummated in reliance on Section 8.05 during such Default Quarter shall be deemed to be outstanding during such Test Period and any cash interest expense of the Borrower and its Restricted Subsidiaries for such Test Period in respect of such “outstanding” Loans shall be included as “Consolidated Cash Interest Expense” during such Test Period (as if such “outstanding” Loans bore interest at the average rate applicable to Term Loans outstanding during such Test Period).  Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Cash Interest Expense for any period ending prior to the first anniversary of the Closing Date, Consolidated Cash Interest Expense shall be an amount equal to actual Consolidated Cash Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period:

(a)           plus, without duplication and solely to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)            Consolidated Interest Expense;

(ii)           income tax expense (if any);

(iii)          depreciation and amortization;

(iv)          non-cash impairment losses;

(v)           non-operating, non-recurring losses on the sale of assets;

(vi)          losses attributable to the early extinguishment of Indebtedness;

(vii)         losses attributable to hedging obligations or other derivative instruments; and

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(viii)        expenses actually reimbursed in cash by an Unrestricted Subsidiary pursuant to a Subsidiary Cost Allocation Agreement;

(b)          minus, without duplication and solely to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)            non-operating, non-recurring gains on the sale of assets;

(ii)           gains attributable to the early extinguishment of Indebtedness;

(iii)          gains attributable to hedging obligations or other derivative instruments; and

(iv)          distributions made by the Borrower to the Holding Companies during such period pursuant to Sections 7.06(f) and (g);

in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that, without duplication:

(A)          the following additional items shall be added to Consolidated EBITDA for such period (solely to the extent already deducted (and not added back) in arriving at such Consolidated Net Income): (1) Pre-Opening Expenses, (2) cash restructuring charges or reserves (including restructuring costs related to acquisitions and to closure/consolidation of facilities) incurred after the Closing Date and unusual or non-recurring charges (other than Pre-Opening Expenses), including severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans; provided, that the aggregate amount added-back pursuant to this clause (2) with respect to any period (including with respect to any Acquired EBITDA) shall not exceed 2.5% of Consolidated EBITDA for such period, (3) non-cash charges in respect of equity compensation, (4) other non-operating non-recurring Non-Cash Charges, (5) the Base Management Fee (as defined in the Management Agreement) for such period, (6) expenses incurred by the Borrower and the Restricted Subsidiaries after the Closing Date and during such period in respect of the Restructuring Transactions, so long as the aggregate amount of all such expenses added back pursuant to this clause (6) for all periods does not exceed $5,000,000 and (7) payments made by the Borrower to Holdco pursuant to the Holding Company Tax Sharing Agreement (net of Subsidiary Tax Sharing Payments);

(B)           the following additional item shall be added to Consolidated EBITDA for such period: the aggregate amount of distributions received by the Borrower and the Restricted Subsidiaries from joint ventures and Unrestricted Subsidiaries during such period (other than, for the avoidance of doubt, Subsidiary Tax Sharing Payments and payments made by Unrestricted Subsidiaries pursuant to the Subsidiary Cost Allocation Agreements),

(C)           the following additional item shall be deducted from Consolidated EBITDA for such period (solely to the extent included in arriving at such

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Consolidated Net Income): other extraordinary non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period);

(D)          there shall be included in determining Consolidated EBITDA for any period, (1) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (2) for the purposes of Sections 2.14, 4.02(d), 6.14(a), 7.02(i)(H), 7.02(n), 7.03(e) and 7.11, an adjustment in respect of each Acquired Entity or Business or Converted Restricted Subsidiary equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in a certificate executed by a Responsible Officer of the Borrower and delivered to the Lenders and the Administrative Agent;

(E)           there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of by the Borrower or any Restricted Subsidiary (including for such purpose, any Restricted Subsidiary re-designated as an Unrestricted Subsidiary pursuant to Section 6.14) during such period (each such Person, property, business or asset so sold, disposed of or re-designated, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer, disposition or re-designation, but excluding any shared expenses allocated to such Sold Entity or Business that will continue to be incurred by the Borrower and the Restricted Subsidiaries following any such disposition); and

(F)           there shall be included in determining Consolidated EBITDA for any period the New Property EBITDA for such period of any New Property, to the extent not subsequently sold, transferred or otherwise disposed of by the Borrower or the Restricted Subsidiary that owns such New Property.

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA for any period ending prior to the first anniversary of the Closing Date, Consolidated EBITDA shall be an amount equal to actual Consolidated EBITDA from the Closing Date through the date of determination multiplied by a fraction the numerator of which

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

“Consolidated Interest Expense” means, for any period, the interest expense, net of interest income, of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (after deduction of the Base Management Fee (as defined in the Management Agreement) for such period but prior to any deduction of the Incentive Management Fee (as defined in the Management Agreement) for such period), excluding, without duplication, the cumulative effect of a change in accounting principles during such period to the extent included in the determination of Consolidated Net Income.  There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to property and equipment, software and other intangible assets and deferred revenue (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries) as a result of any Permitted Acquisitions, or the amortization or write-off of any amounts thereof.  There shall be excluded from Consolidated Net Income the income (or loss) of any Person that is not a Restricted Subsidiary (including joint venture investments recorded using the equity method and dividends and distributions paid to the Borrower or a Restricted Subsidiary during such period).  For the avoidance of doubt, the calculation of Consolidated Net Income for the purposes hereunder shall include deductions (without duplication) for any and all costs and expenses of IP Holdco to the extent actually incurred (or reimbursed) by the Borrower and/or any Restricted Subsidiary.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases (but excluding, for the avoidance of doubt, amounts payable under operating leases), debt obligations evidenced by promissory notes or similar instruments, the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Persons, all obligations to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet in accordance with GAAP) and, without duplication, all Guarantees (other than the LandCo Support Agreement) with respect to outstanding Indebtedness of the types described above; provided that for purposes of determining compliance with Section 7.11(a) at any time a Default Quarter is included in the Test Period then most recently ended prior to a date of determination, the aggregate principal amount of the Loans repaid pursuant to Section 2.05(b)(iv) with the proceeds of a Permitted Equity Issuance consummated in reliance on Section 8.05 during such Default Quarter shall be deemed to be outstanding and included as “Consolidated Total Debt” at such time.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and L/C Obligations to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes, if any.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”, “Controlled” and “Controlling” have the meanings specified in the definition of “Affiliate.”

“Control Agreement” means a tri-party deposit account or securities account control agreement by and among the applicable Loan Party, the Administrative Agent and the depository or securities intermediary, and each in form and substance reasonably satisfactory to the Administrative Agent and in any event providing to the Administrative Agent “control” of such deposit account or securities account within the meaning of Articles 8 and 9 of the UCC.

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Core Property” means, collectively, (a) the hotel, resort and casino properties commonly known as Palace Station, Boulder Station, Sunset Station and Red Rock Casino, Resort and Spa and (b) each casino or hotel property hereafter owned or operated by the Borrower or a Restricted Subsidiary (but not any such property owned by an Unrestricted Subsidiary) whose individual Consolidated EBITDA (determined in a manner acceptable to the Administrative Agent) for the then most recently ended twelve-month period for which financial statements are then available exceeds $10,000,000, excluding any real property or improvements that have been released from the Liens of the Administrative Agent in accordance with the terms of the Loan Documents.

“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Excess Cash Flow” means, at any time, an amount equal to (a)(i) Excess Cash Flow (which may be less than zero) for each fiscal year completed since the Closing Date with respect to which the related financial statements and Compliance Certificate have been delivered pursuant to Sections 6.01(a) and 6.02(b), respectively (commencing with the fiscal year ended December 31, 2011 for the fiscal quarters ending September 30, 2011 through December 31, 2011), minus (ii) the aggregate principal amount of all Term Loans voluntarily repaid pursuant to Section 2.05(a) which reduced the amount of the mandatory repayment of

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Term Loans pursuant to Section 2.05(b)(i)(B) with respect to such fiscal year by operation of clause (B)(2) thereof minus (iii) the aggregate amount by which the mandatory repayments of Term Loans pursuant to Section 2.05(b)(i)(B) with respect to such fiscal year were reduced by operation of the first proviso thereto plus (b)(i) Excess Cash Flow (which may be less than zero) for each fiscal quarter completed since the Closing Date with respect to which the financial statements and Compliance Certificate for the related fiscal year have not been so delivered (commencing with the fiscal quarter ended September 30, 2011) minus (ii) the aggregate principal amount of all Term Loans voluntarily repaid pursuant to Section 2.05(a) which reduced the amount of the mandatory repayments of Term Loans pursuant to Section 2.05(b)(i)(A) with respect to each such fiscal quarter by operation of clause (B) thereof minus (iii) the aggregate amount by which the mandatory repayments of Term Loans pursuant to Section 2.05(b)(i)(A) with respect to each such fiscal quarter were reduced by operation of the first proviso thereto.

“Cure Note Indebtedness” has the meaning specified in Section 7.03(u).

“DBCI” means Deutsche Bank AG Cayman Islands Branch and any successor thereto by merger, consolidation or otherwise.

“DBNY” means Deutsche Bank AG New York Branch and any successor thereto by merger, consolidation or otherwise.

“DBTCA” means Deutsche Bank Trust Company Americas and any successor thereto by merger, consolidation or otherwise.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debtors” has the meaning specified in the recitals hereto.

“Declined Prepayment Amount” has the meaning specified in Section 2.05(b)(x).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Quarter” has the meaning specified in Section 8.05.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurodollar Loan or any Fixed Rate Tranche B-3 Term Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or takeover by a regulatory authority, or (d) has notified the Borrower, the Administrative Agent, an L/C Issuer, the Swing Line Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, provided that, for purposes of the L/C Back-Stop Arrangements, the term “Defaulting Lender” shall include (i) any Lender with an Affiliate that (x) Controls (within the meaning specified in the definition of “Affiliate”) such Lender and (y) has been deemed insolvent or become subject to a bankruptcy proceeding or takeover by a regulatory authority, (ii) any Lender that previously constituted a “Defaulting Lender” under this Agreement, unless such Lender has ceased to constitute a “Defaulting Lender” for a period of at least 90 consecutive days, (iii) any Lender which the Administrative Agent, an L/C Issuer or the Swing Line Lender believes in good faith to have defaulted under two or more other credit facilities to which such Lender is a party, (iv) any Lender that has, for three or more Business Days from receipt, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder and (v) any Lender that has failed to fund any portion of the Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans within one (1) Business Day of the date DBCI (in its capacity as a Lender) has funded its portion thereof, unless such Lender has cured such failure and remained compliant for a period of at least 90 consecutive days.  The Administrative Agent shall use commercially reasonable efforts to promptly notify the Borrower of any determination that a Lender shall have become a “Defaulting Lender” hereunder; provided that the failure of the Administrative Agent to give any such notice shall not limit or otherwise affect the obligations of the Borrower or any Lender (including any Defaulting Lender) under this Agreement and the other Loan Documents.

“Disclosure Statement” means that certain “Disclosure Statement” in respect of Old OpCo and certain of its affiliates and the Plan of Reorganization described therein in the form approved by the Bankruptcy Court on July 29, 2010 (including all exhibits attached thereto).

“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries and without regard to clauses (A)(5) and (A)(6) of such definition or the last sentence of the definition of “Consolidated Net Income”), all as determined on a consolidated basis for such Sold Entity or Business in accordance with GAAP.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by any of the Holding Companies or (in connection with a Qualified IPO) the Borrower of any of its respective Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Revolving Credit Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the eighth anniversary of the Closing Date.

“Disqualified Institution” has the meaning specified in Schedule 1.01A.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).

“Environmental Laws” means any and all Federal, state, and local statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of, or membership interests, member’s interests, limited liability company interests or other economic, ownership or profit interests or units in, such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) incurrence of a liability with respect to a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) incurrence of a liability with respect to a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for funding contributions in the ordinary course or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; or (g) the failure of any Pension Plan to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning specified in Section 8.01.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)           the sum, without duplication, of:

(i)            Consolidated Net Income for such period,

(ii)           an amount equal to the amount of all Non-Cash Charges (including depreciation and amortization and non-cash losses on Dispositions) incurred during such period to the extent deducted in arriving at such Consolidated Net Income,

(iii)          decreases in Consolidated Working Capital, base stock and long-term account receivables for such period (other than any such decreases arising from acquisitions by the Borrower and the Restricted Subsidiaries during such period),

(iv)          the amount of income tax expense deducted in determining Consolidated Net Income for such period (if any),

(v)           the excess, if any, of (A) the aggregate amount of Subsidiary Tax Sharing Payments received by the Borrower during such period over (B) the sum of (1) the amount of cash income taxes (if any) paid by the Borrower and its Restricted Subsidiaries in such period plus (2) the aggregate amount of payments by the Borrower to Holdco pursuant to the Holding Company Tax Sharing Agreement during such period (other than payments in respect of Subsidiary Tax Distribution Shortfalls),

(vi)          the amount of cash payments received by the Borrower from Unrestricted Subsidiaries pursuant to the Subsidiary Cost Allocation Agreements during such period with respect to expenses deducted in the determination of Consolidated Net Income, and

(vii)         the aggregate amount of distributions received by the Borrower and its Restricted Subsidiaries from joint ventures and Unrestricted Subsidiaries during such period (other than Subsidiary Tax Sharing Payments and payments pursuant to the Subsidiary Cost Allocation Agreements), less

(b)           the sum, without duplication, of:

(i)            an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income,

(ii)           the amount of Capital Expenditures made in cash or accrued during such period pursuant to Section 7.16, except to the extent that (A) such Capital Expenditures were financed with the proceeds of asset sales, sales or issuances of Equity Interests, capital contributions or Indebtedness (other than the Revolving

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Credit Facility), in each case other than to the extent such proceeds were included in arriving at such Consolidated Net Income, (B) such cash Capital Expenditures were accrued during a prior period or (C) such accrued Capital Expenditures exceed $15,000,000,

(iii)          the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase) made during such period (other than (w) prepayments in respect of any revolving credit facility (including the Revolving Credit Facility) to the extent there is not an equivalent permanent reduction in commitments thereunder, (x) optional prepayments of the Term Loans,  (y) mandatory prepayments of the Term Loans pursuant to Section 2.05(b)(i) and (z) Installment Payments pursuant to Section 2.07), in each case except to the extent financed with the proceeds of asset sales (except as provided in subclause (B) of this paragraph (iii)), sales or issuances of Equity Interests, capital contributions, insurance or Indebtedness (other than the Revolving Credit Facility), in each case other than to the extent such proceeds were included in arriving at such Consolidated Net Income,

(iv)          an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period to the extent included in arriving at such Consolidated Net Income,

(v)           increases in Consolidated Working Capital, base stock and long-term account receivables for such period (other than any such increases arising from acquisitions by the Borrower and the Restricted Subsidiaries during such period),

(vi)          the excess, if any, of (A) the sum of (1) the amount of cash taxes (if any) actually paid by the Borrower and its Restricted Subsidiaries during such period plus (2) the aggregate amount of payments by the Borrower to Holdco pursuant to the Holding Company Tax Sharing Agreement during such period (other than payments in respect of Subsidiary Tax Distribution Shortfalls) over (B) the aggregate amount of Subsidiary Tax Sharing Payments received by the Borrower during such period,

(vii)         the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness (other than any Indebtedness that is unsecured or subordinated (in “right of payment” or on a “lien priority” basis) to the Obligations),

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(viii)        the amount of the Incentive Management Fee (as defined in the Management Agreement) actually paid in cash during such period,

(ix)           the amount of distributions made by the Borrower to the Holding Companies pursuant to Sections 7.06(f) and (g), and

(x)            any Net Cash Proceeds for which the Borrower provides notice of its intent to reinvest, use or apply such Net Cash Proceeds in accordance with Section 2.05(b)(ii)(B) or (C) or Section 2.05(b)(iv)(D), in each case solely to the extent such Net Cash Proceeds result in an increase to Consolidated Net Income and not in excess of the amount of such increase.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Securities” has the meaning specified in Section 10.26(a).

“Excluded Accounts” means (a) payroll accounts so long as such payroll accounts are zero balance deposit accounts, (b) withholding tax and fiduciary accounts, (c) other deposit accounts of the Borrower and the Restricted Subsidiaries with individual average daily balances of less than $200,000 and an aggregate balance of less than $1,000,000 and (d) securities accounts of the Borrower and the Restricted Subsidiaries with individual average daily balances of less than $200,000 and an aggregate balance of less than $1,000,000.

“Excluded Assets” means, collectively, the Excluded Assets (as defined in the Security Agreement) (excluding the assets set forth in clause (c) of the definition of “General Excluded Assets” therein) and the Excluded Assets (as defined in the Pledge Agreement).

“Excluded Taxes” has the meaning specified in Section 3.01(a).

“Existing Letters of Credit” has the meaning specified in Section 2.03(a)(i).

“Extension Date” means the date occurring on (i) the fifth anniversary of the Closing Date and (ii) to the extent the Maturity Date is extended pursuant to Section 2.14 on the fifth anniversary of the Closing Date, the sixth anniversary of the Closing Date.

“Extension Request” has the meaning specified in Section 2.14.

“Facility” means the Term Loan Facility, the Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith; provided that if the fair market value is equal to or exceeds $10,000,000, such determination shall be approved by the board of managers of the Borrower.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates (rounded upwards, if necessary, to the next 1/100 of 1%) on overnight Federal funds transactions with members of the Federal Reserve System arranged by

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMCB on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the Agency Fee Letter dated as of the date hereof, between the Borrower and the Administrative Agent.

“Fertitta Brothers” means Frank J. Fertitta III and Lorenzo J. Fertitta.

“Fertitta Entertainment” means Fertitta Entertainment LLC, a Delaware limited liability company.

“Fertitta Family Entity” means any trust or entity one hundred percent (100%) owned and Controlled by or established for the sole benefit of, or the estate of, any of Frank J. Fertitta III or Lorenzo J. Fertitta or their spouses or lineal descendants (including, without limitation, adopted children and their lineal descendants).

“Fertitta Holder” means (a) Frank J. Fertitta III or Lorenzo J. Fertitta or any of their spouses or lineal descendants (including, without limitation, adopted children and their lineal descendants) or (b) a Fertitta Family Entity.

“FF&E” means all furniture, furnishings, fixtures, equipment and all other items of tangible personal property customarily used primarily in connection with the operation of the Mortgaged Properties.

“Fixed Rate Conversion Effective Date” means the date specified as the “Fixed Rate Conversion Effective Date” in a Fixed Rate Conversion Effective Date Notice.

“Fixed Rate Conversion Effective Date Notice” has the meaning specified in Section 2.08(b)(i).

“Fixed Rate Conversion Notice” has the meaning specified in Section 2.08(b)(i).

“Fixed Rate Determination Date” means the third Business Day from and after the Closing Date.

“Fixed Rate Tranche B-3 Term Loans” has the meaning specified in Section 2.08(b)(i).

“Foreign Lender” has the meaning specified in Section 10.15(a)(i).

“Foreign Subsidiary” of any Person means any Subsidiary of such Person that is not a Domestic Subsidiary.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Gaming” or “gaming” has the meaning ascribed to such term in Nevada Revised Statutes Section 463.0153.

“Gaming Authority” means any applicable governmental, regulatory or administrative state or local agency, authority, board, bureau, commission, department or instrumentality of any nature whatsoever involved in the supervision or regulation of casinos, gaming and gaming activities, including, without limitation, in the State of Nevada, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and any of their respective successors or replacements.

“Gaming Law” means all Laws pursuant to which a Gaming Authority possesses licensing, permit or regulatory authority over casinos, gaming and gaming activities conducted within its jurisdiction, or the ownership of an entity engaged therein.

“Gaming Permits” means, collectively, every license, permit, approval, registration, finding of suitability, waiver, exemption or other authorization required to own, operate and otherwise conduct non-restricted gaming operations granted or issued by any Gaming Authority and any other applicable Governmental Authorities.

“Governmental Approvals” means all permits, licenses, consents, approvals, declarations, concessions, orders, filings, notices, findings of suitability, entitlements, waivers, variances, certificates and other authorizations granted or issued by any agency(ies) of the City of Las Vegas, Nevada, the City of Henderson, Nevada, Clark County, Nevada, the State of Nevada and the United States necessary for the operation of the Mortgaged Properties (including, without limitation, as required under any Gaming Laws).

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including, without limitation, all Gaming Authorities.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Ground Lease Properties” means, collectively, each Individual Property of which the Borrower or a Restricted Subsidiary is a tenant under a Ground Lease.

“Ground Leases” has the meaning provided in the Mortgages, collectively.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means each Restricted Subsidiary.

“Guaranty” means, collectively, (a) the Guaranty Agreement made by each Restricted Subsidiary and the Borrower in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Guaranty Supplement” has the meaning provided in the Guaranty.

“GVR” means Station GVR Acquisition, LLC, a Nevada limited liability company.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“GVR Acquisition” the purchase, acquisition and assumption by GVR of certain of the assets and liabilities of GVR Seller pursuant to the GVR Acquisition Agreement and Sections 363 and 365 of the Bankruptcy Code as part of a pre-arranged Chapter 11 plan of reorganization for the GVR Seller.

“GVR Acquisition Consummation Date” means the date of the consummation of the GVR Acquisition.

“GVR Acquisition Agreement” means that certain Asset Purchase Agreement, dated as of March 9, 2011, between GVR and the GVR Seller, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“GVR Cost Allocation Agreement” means that certain Cost Allocation Agreement, dated as of the GVR Acquisition Consummation Date, among the Borrower, GVR Holdco 1, and GVR Holdco 1’s Subsidiaries party thereto from time to time.

“GVR Credit Agreement” means (a) that certain First Lien Credit Agreement, dated as of the GVR Acquisition Consummation Date, among GVR, GVR Holdco 1, the lenders party thereto and Jefferies Finance LLC, as administrative agent, (b) that certain Second Lien Credit Agreement, dated as of the GVR Acquisition Consummation Date, among GVR, GVR Holdco 1, the lenders party thereto and Jefferies Finance LLC, as administrative agent and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend, renew, refinance or replace (whether by the same or different banks) in whole or in part (under one or more agreements) the Indebtedness and other obligations outstanding under the credit agreements referred to in clauses (a) and (b) above or any other agreement or instrument referred to in this clause (c), in each case to the extent permitted by this Agreement.

“GVR Entities” means, collectively, GVR Holdco 3 and its Subsidiaries.

“GVR Holdco 1” means GVR Holdco 1 LLC, a Nevada limited liability company.

“GVR Holdco 2” means GVR Holdco 2 LLC, a Nevada limited liability company.

“GVR Holdco 3” means GVR Holdco 3 LLC, a Nevada limited liability company.

“GVR Holding Company” means any of GVR Holdco 1, GVR Holdco 2 or GVR Holdco 3.

“GVR Loan Documents” means the Loan Documents (as defined in the GVR Credit Agreement).

“GVR Option” means the option of the Greenspun Entities (as defined in the Settlement Agreement referred to below) to purchase direct or indirect Equity Interests in Station

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

GVR Acquisition, LLC, as set forth in the Settlement Agreement dated as of May 25, 2010., among Fertitta Gaming LLC, and G.C. Gaming, LLC, GCR Gaming, LLC and G.C. Aliante, LLC.

“GVR Seller” means Green Valley Ranch Gaming, LLC, a Nevada limited liability company.

“GVR Tax Sharing Agreement” means that certain Tax Sharing Agreement, dated as of the GVR Acquisition Consummation Date, among the Borrower, GVR Holdco 2 and any other signatory party thereto.

“GVR Transition Services Agreement” means the Transition Services Agreement, dated as of the GVR Acquisition Consummation Date, among FE GVR Management LLC, GVR, the Borrower, and any other signatory party thereto.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that is a Lender or an Affiliate of a Lender at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, and such Person’s successors and assigns.

“Holdco” means Station Holdco LLC, a Delaware limited liability company.

“Holdco Convertible Indebtedness” has the meaning specified in Section 7.03(t).

“Holding Company Tax Sharing Agreement” means that certain Tax Sharing Agreement, dated as of the date hereof, between the Borrower and Holdco.

“Holding Companies” means, collectively, Holdco and VoteCo.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Hotel/Casino Facilities” means, collectively, the hotel and gaming or casino facilities located on the Mortgaged Properties, together with all pools, parking lots and other facilities and amenities related to any of the foregoing.

“Improvements” has the meaning set forth in the Mortgages, collectively.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)           net obligations of such Person under any Swap Contract (or, to the extent of any related Swap Contracts entered into with the same counterparty and which provide that amounts due thereunder may be set off among such Swap Contracts, the net obligations of such Person under all such related Swap Contracts);

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            all Capitalized Lease Indebtedness;

(g)           all obligations of such Person in respect of Disqualified Equity Interests;

(h)           obligations under Support Agreements; and

(i)            all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) exclude the obligations of the Borrower under the LandCo Support Agreement.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value as of such date.  The amount of Indebtedness represented by Guarantees and Support Agreements shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee or Support Agreement is made or, if not stated or determinable, the maximum reasonably

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

anticipated liability in respect thereof as determined by the guaranteeing Person in good faith; provided, that in no event shall such amount be less than the amount required to be reflected in the consolidated balance sheet of the Person providing such Guarantee or Support Agreement in accordance with GAAP (including Financial Standards Board Statement No. 5).  The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Individual Property” means the “Site” as defined in each Mortgage, severally.

“Information” has the meaning specified in Section 10.08.

“Initial Tranche B-3 Term Lenders” means the Lenders constituting the Tranche B-3 Term Lenders as of the Closing Date.

“Installment Payment” means a Tranche B-1 Installment Payment or Tranche B-2 Installment Payment.

“Installment Payment Reserve Account” has the meaning specified in Section 2.05(b)(x).

“Intellectual Property Security Agreements” means the Intellectual Property Security Agreements, substantially in the form of Exhibit I.

“Intercompany Note” means the global intercompany note, substantially in the form of Exhibit K.

“Interest Coverage Ratio” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, for any Test Period, the ratio of (i) Consolidated EBITDA for such Test Period to (ii) Consolidated Cash Interest Expense for such Test Period.

“Interest Payment Date” means (a) as to any Loan (other than a Tranche B-3 Term Loan), the last Business Day of each calendar month and the Maturity Date, (b) as to any Swing Line Loan, the day that such Loan is required to be repaid and (c) as to any Tranche B-3 Term Loan, (i) prior to receipt by the Borrower of a Monthly Interest Notice, each December 15th and June 15th of each calendar year and the Tranche B-3 Maturity Date and (ii) from and after the receipt by the Borrower of a Monthly Interest Notice, the last Business Day of each calendar month and the Tranche B-3 Maturity Date.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Interest Period” means, as to each Eurodollar Loan, the period commencing on the date such Eurodollar Loan is disbursed or converted to or continued as a Eurodollar Loan and ending one, two, three or six months after the date of such Loan as selected by the Borrower in its Committed Loan Notice; provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)           (i) with respect to any Revolving Loan, Tranche B-1 Term Loan or Tranche B-2 Term Loan, no Interest Period shall extend beyond the Maturity Date and (ii) with respect to any Tranche B-3 Term Loan, no Interest Period shall extend beyond the Tranche B-3 Maturity Date; and

(d)           with respect to any Tranche B-3 Term Loan as to which a Monthly Interest Notice has not been delivered, only three-month Interest Periods shall be available hereunder.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person (including by way of merger or consolidation), (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or a substantial part of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  Subject to Section 6.14 (in the case of deemed Investments in Unrestricted Subsidiaries), for purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (in the case of any non-cash asset invested, taking the Fair Market Value thereof at the time the investment is made), without adjustment for subsequent increases or decreases in the value of such Investment.  For purpose hereof, payments made by the Borrower pursuant to the LandCo Support Agreement shall not constitute an Investment.

“Investment Bank” has the meaning specified in Section 10.26(a).

“IP Holdco” means NP IP Holdings LLC, a Nevada limited liability company.

“IP Holdco Transition Date” means earlier of (a) the date on which all commitments and letters of credit (if any) under the OpCo Credit Agreement shall have terminated and all loans and other obligations (other than customary indemnity obligations and expense reimbursement obligations not then due and payable that expressly survive the

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

termination thereof) shall have been paid in full in cash or (b) the date on which the Transition Period (as defined in the OpCo Transition Services Agreement) shall have terminated.

“IP Rights” has the meaning specified in Section 5.15.

“IRS” means the United States Internal Revenue Service.

“Joint Lead Arrangers” means Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

“JPMCB” means JPMorgan Chase Bank, N.A. and any successor thereto by merger, consolidation or otherwise.

“Land” has the meaning set forth in the Mortgages, collectively.

“LandCo” means CV PropCo, LLC, a Nevada limited liability company.

“LandCo Assets Transfer” means the transfers of properties and assets occurring on the Closing Date pursuant to the LandCo Assets Transfer Documents, including the transfer of the Equity Interests of LandCo to the Borrower.

“LandCo Assets Transfer Documents” means (a) that certain LandCo Assets Transfer Agreement (SCI Assets), dated as of the date hereof, among Old OpCo, as seller, and LandCo, as designated collateral transferee, (b) that certain LandCo Assets Transfer Agreement (Subsidiary Assets), dated as of the date hereof, among Tropicana Station, Inc. and Tropicana Acquisitions, Inc., as sellers, and LandCo, as designated collateral transferee, and (c) Proposal and Agreement With Respect to Acceptance of Certain Collateral Pursuant to Section 9-620 of the UCC, dated as of the date hereof, among LandCo Holdings, LandCo, Holdco, VoteCo, Fertitta Partners, LLC and Deutsche Bank Trust Company Americas.

“LandCo Cost Allocation Agreement” means that certain Cost Sharing Agreement, dated as of June 16, 2011, by and among the Borrower, LandCo, LandCo Holdings, NP Tropicana LLC and any other parties signatory thereto.

“LandCo Credit Agreement” means (a) that certain Amended and Restated Credit Agreement, dated as of the date hereof, among LandCo, the lenders party thereto and DBCI, as administrative agent and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend, renew, refinance or replace (whether by the same or different banks) in whole or in part (under one or more agreements) the Indebtedness and other obligations outstanding under the LandCo Credit Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b).

“LandCo Holdings” means NP Landco Holdco LLC, a Nevada limited liability company.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“LandCo Holdings LLC Agreement” means the  Amended and Restated Limited Liability Company Agreement of NP Landco Holdco LLC dated the date hereof.

“LandCo Loan Documents” means the Loan Documents (as defined in the LandCo Credit Agreement).

“LandCo Support Agreement” means that certain Limited Support Agreement and Recourse Guaranty, dated as of the date hereof, executed by the Borrower.

“Las Vegas Locals Market” means any area within the Las Vegas, Nevada city limits or within a 50 mile radius of the intersection of Las Vegas Boulevard South and Charleston Boulevard in Las Vegas, Nevada other than (x) the area bordered by Sunset Road on the south, the I-15 freeway on the west, Charleston Boulevard on the north and Paradise Road on the east, and (y) the Las Vegas Hilton and related landholdings.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law (including, without limitation, any Gaming Law or Liquor Law).

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Back-Stop Arrangements” has the meaning provided in Section 2.16.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means DBNY and any Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Leasehold Estate” means the estate in the applicable Mortgaged Properties created by each Ground Lease.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Lender” means each Person from time to time party hereto as a Lender, including any Person that becomes party hereto pursuant to an Assignment and Assumption and, as the context requires, includes each L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Exposure” means, at any time, the L/C Obligations at such time. The Letter of Credit Exposure of any Revolving Credit Lender at any time shall be its Pro Rata Share of the L/C Obligations at such time.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $10,000,000 (provided a Defaulting Lender’s Pro Rata Share of the L/C Obligations subject to L/C Back-Stop Arrangements shall not apply to reduce this $10,000,000 sublimit) and (b) the aggregate amount of the Revolving Credit Commitments.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, the rate for eurodollar deposits with maturity comparable to such Interest Period appearing on Reuters Screen LIBOR01 Page at approximately 11:00 a.m. (London Time) on the date two Business Days prior to the beginning of such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“License Revocation” means (i) the denial, revocation or suspension of any Material Nevada Governmental Approval of the Manager, Fertitta Entertainment or any Loan Party by any Governmental Authority; or (ii) the filing of a disciplinary complaint by a Governmental Authority seeking the denial, revocation or suspension of any Material Nevada Governmental Approval of the Manager, Fertitta Entertainment or any Loan Party; provided, that each of the Manager, Fertitta Entertainment and the applicable Loan Parties shall have the greater of (a) ninety (90) days from the date of filing of such disciplinary complaint or (b) such

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

time period as may be granted by the applicable Governmental Authority to cure any event or deficiency giving rise to the filing of such disciplinary complaint such that the complaint is dismissed or settled without a denial, revocation or suspension of such Material Nevada Governmental Approval.  Notwithstanding any applicable cure period set forth in clause (ii) above, if a Material Nevada Governmental Approval of the Manager, Fertitta Entertainment or any Loan Party is denied, revoked or suspended by any Governmental Authority, a “License Revocation” shall be deemed to have occurred on the effective date of such denial, revocation or suspension.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Liquidity” means, as of any date of determination, the sum of (a) Availability as of such date and (b) the aggregate amount of Unrestricted cash and Cash Equivalents maintained by the Borrower and the Restricted Subsidiaries as of such date.

“Liquor Authorities” means, in any jurisdiction in which the Borrower or any of its Subsidiaries sells and distributes liquor, the applicable alcoholic beverage commission or other Governmental Authority responsible for interpreting, administering and enforcing the Liquor Laws.

“Liquor Laws” means the Laws applicable to or involving the sale and distribution of liquor by the Borrower or any of its Subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the applicable Liquor Authorities.

“Loan” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Tranche B-1 Term Loan, Tranche B-2 Term Loan, Tranche B-3 Term Loan, Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) each Letter of Credit Application, (vi) other than for purposes of Section 10.01, the Fee Letter and (vii) the Management Subordination Agreement.

“Loan Parties” means, collectively, the Borrower, each Restricted Subsidiary and each Holding Company.

“Management Agreement” means that certain Management Agreement, dated as of the date hereof, between the Borrower and the Manager.

“Management Agreement Guaranty” means that certain Guaranty, dated as of the date hereof, executed by Fertitta Entertainment in favor of the Borrower.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Management Subordination Agreement” means that certain Subordination of Management Agreement, dated as of the date hereof, among the Borrower, the Manager and the Administrative Agent.

“Manager” means FE PropCo Management LLC, a Delaware limited liability company.

“Manager Allocation Agreement” means that certain Manager Allocation Agreement, dated as of the date hereof, among Fertitta Entertainment, the Manager, certain other Subsidiaries of Fertitta Entertainment and the Borrower.

“Manager Documents” means the Management Agreement, the Management Agreement Guaranty and the Manager Allocation Agreement.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means any change, occurrence, event, circumstance or development that has had or could reasonably be expected to have a material adverse effect on (a) the business, property, condition (financial or otherwise), operation or performance of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to perform their payment obligations under the Loan Documents as and when such obligations are required to be performed thereunder, (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and other Secured Parties or (d) the Liens in favor of the Administrative Agent on the Collateral or the priority of such Liens.

“Material Contracts” means (i) each of the Manager Documents, the Management Subordination Agreement, the Subsidiary Cost Allocation Agreements, the Transition Services Agreements, the Holding Company Tax Sharing Agreement, the Subsidiary Tax Sharing Agreements and the Borrower/IP Holdco License Agreement, (ii) the Non-Compete Agreement, (iii) each agreement evidencing Indebtedness (other than any intercompany Indebtedness among the Borrower and the Restricted Subsidiaries) for borrowed money in an amount equal to or greater than the Threshold Amount and (iv) each other contract set forth on Schedule 1.01E, in each case as in effect on the date hereof or as amended, restated, supplemented or otherwise modified in accordance with the provisions of the Loan Documents.

“Material Nevada Governmental Approval” means any material Governmental Approval (including any Nevada Gaming License) issued by any Governmental Authority including any agency(ies) of the City of Las Vegas, Nevada; the City of Henderson, Nevada; Clark County, Nevada; or the State of Nevada, the denial, revocation or suspension of which would have a Material Adverse Effect.

“Material Real Property Lease” means (i) any Real Property Lease to a single Tenant covering 10,000 square feet or more of rentable area of any Individual Property and (ii) the Material Real Property Leases (including all amendments and supplements thereto) designated as such on Schedule 5.08(f); provided, that no Real Property Lease that relates solely

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

to a restaurant, movie theatre or night club or relates solely to a short-term lease of a parking lot shall constitute a Material Real Property Lease.

“Maturity Date” means the date occurring on the fifth anniversary of the Closing Date, as such date may be extended pursuant to Section 2.14, or such earlier date that the Loans become due as a result of acceleration or otherwise.

“Maximum Rate” has the meaning specified in Section 10.10.

“Monthly Interest Notice” has the meaning specified in Section 2.08(d)(ii).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties substantially in the form of Exhibit H (with such changes as may be customary to account for local Law matters), and any other mortgages executed and delivered pursuant to Section 6.11 or 6.13.

“Mortgage Policies” has the meaning specified in Section 6.13(b)(ii).

“Mortgaged Properties” has the meaning specified in paragraph (g) of the definition of “Collateral and Guarantee Requirement.”

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Native American Contracts” means contracts between the Borrower or any of its Restricted Subsidiaries and Native American tribes, bands or other forms of government, or their agencies and instrumentalities, related to the development, construction, management or operation of gaming, lodging and other related businesses.

“Native American Subsidiary” means each Subsidiary of the Borrower which is hereafter designated as such from time to time by written notice to the Administrative Agent in a manner consistent with the provisions of Section 6.14(b); provided, that no such Subsidiary shall be so designated (a) unless at all times such Subsidiary is engaging exclusively in the business of managing, constructing, developing, servicing, and otherwise supporting gaming, lodging and other related businesses under the auspices of a Native American tribe, band or other forms of government, (b) unless at all times it does not own any interest in any Core Property or any Equity Interests in any Person that is not itself a Native American Subsidiary or (c) when any Default has occurred and is continuing.  Solely for the purposes of (i) the definition of “Excluded Assets” set forth in the Pledge Agreement and (ii) clause (c) of the definition of “Collateral and Guarantee Requirement” set forth herein, “Native American Subsidiary” shall include any Person (other than a Subsidiary) in which the Borrower or a Restricted Subsidiary holds an Equity Interest that is designated as such by the Borrower; provided, that (A) no such Person shall be so designated unless at all times such Person is engaging exclusively in the business of

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

managing, constructing, developing, servicing, and otherwise supporting gaming, lodging and other related businesses under the auspices of a Native American tribe, band or other forms of government and (B) the Borrower shall not make any such designation at any time that a Default has occurred and is continuing.

“Net Cash Proceeds” means:

(a)           with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, the remainder, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any Restricted Subsidiary) minus (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the reasonable out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other Disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of this clause (a) or, if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $2,500,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $5,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a));

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(b)           with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other reasonable out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance; and

(c)           with respect to the sale or issuance of any Equity Interests by, or any capital contribution to, any Person (including any Permitted Equity Issuance), an amount equal to the excess, if any, of (i) the sum of the cash received by such Person in connection with such sale, issuance or contribution over (ii) the investment banking fees, underwriting discounts, commissions, costs and other reasonable out-of-pocket expenses and other customary expenses, incurred by such Person in connection with such sale, issuance or contribution.

“Nevada Gaming License” means all licenses, consents, permits, approvals, authorizations, registrations, findings of suitability, franchises and entitlements issued by any Nevada Gaming Authority necessary for or relating to the conduct of activities under the Gaming Laws within the State of Nevada.

“New PropCo Acquired Assets Transfer Documents” means that certain New PropCo Transfer Agreement, dated as of the date hereof, among Old PropCo, as seller, the Mortgage Lenders (as defined in the Plan of Reorganization) party thereto and the Borrower, as designated collateral transferee.

“New PropCo Acquired Assets Transfers” means the transfers of the New PropCo Acquired Assets (as defined in the Plan of Reorganization) to the Borrower and its Restricted Subsidiaries as designees of the Lenders (in their capacities as the Mortgage Lenders under (and as defined in) the Plan of Reorganization) pursuant to the Plan of Reorganization and the New PropCo Acquired Assets Transfer Documents.

“New Property” means, with respect to any period, any new hotel and/or casino and related amenities (as opposed to any expansion to existing properties) opened for business to the public by the Borrower or its Restricted Subsidiaries during such period.

“New Property EBITDA” means, with respect to any New Property for any period, the amount for such period of Consolidated EBITDA of such New Property (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” (and in the component financial definitions used therein) were references to the Person that owns such New Property and its applicable Subsidiaries), all as determined on a consolidated basis for such New Property; provided that, for any period, if the New Property was not opened on the first day of such period, then the New Property EBITDA for such period shall be equal to (i) the actual Consolidated EBITDA for such New Property during such period as determined above, divided by (ii) the number of days during such period from and after the opening of such New Property, times (iii) the total number of days in such period.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“New Real Property Lease” has the meaning specified in Section 7.19(a).

“Non-Cash Charges” means (a) non-cash losses on asset sales, disposals or abandonments, (b) any non-cash impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all non-cash losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA or Excess Cash Flow, as applicable, to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Compete Agreement” means that certain Non-Competition Agreement, dated as of the date hereof, among the Borrower, Holdco, Fertitta Entertainment, the Manager, FE Opco Management LLC, Frank J. Fertitta III, Lorenzo J. Fertitta, German American Capital Corporation and JPMCB.

“Non-Consenting Lenders” has the meaning specified in Section 3.07(d).

“Non-Disturbance Agreement” has the meaning specified in Section 7.19(g).

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any Permitted Equity Issuance or of Cumulative Excess Cash Flow, that such amount (a) was not required to be applied to prepay the Term Loans pursuant to Section 2.05(b)(i) or Section 2.05(b)(iv) and (b) was not previously taken into account in permitting a transaction under the Loan Documents where such permissibility is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose.  For the avoidance of doubt, the aggregate amount of Investments, Capital Expenditures and payments under the Holding Company Tax Sharing Agreement in respect of Subsidiary Tax Distribution Shortfalls made in reliance on the amount of Net Cash Proceeds or Cumulative Excess Cash Flow, as applicable, pursuant to Sections 7.02(i), 7.02(n), 7.08(f) and/or 7.16(c) shall reduce the amount “Not Otherwise Applied” of any Net Cash Proceeds or Cumulative Excess Cash Flow, as applicable.  The Borrower shall promptly notify the Administrative Agent of any application of such amount as contemplated by (b) above.

“Note” means a Tranche B-1 Term Note, Tranche B-2 Term Note, Tranche B-3 Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require.

“Notice of Intent to Cure” has the meaning specified in Section 6.02(b).

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Revolving Credit Commitment, any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

or to become due, now existing or hereafter arising, (y) obligations of the Borrower or any Restricted Subsidiary under any Secured Hedge Agreement and (z) Cash Management Obligations and including, in each of clauses (x), (y) and (z), interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.  Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document and (b) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

“Old OpCo” has the meaning specified in the recitals hereto.

“Old OpCo Audited Financial Statements” means the audited consolidated balance sheets of Old OpCo and its Subsidiaries as of December 31, 2008 and December 31, 2009 and the related audited consolidated statements of income, stockholders’ equity and cash flows for Old OpCo and its Subsidiaries for the fiscal years ended December 31, 2008 and December 31, 2009.

“Old OpCo Unaudited Financial Statements” means the unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Old OpCo and its Subsidiaries for (a) each fiscal quarter of Old OpCo ended after December 31, 2009 and at least forty-five (45) days before the Closing Date and (b) to the extent reasonably available, each fiscal month after the most recent fiscal period for which financial statements were received by the Administrative Agent and the Lenders as described above and ended at least thirty (30) days before the Closing Date, which financial statements described in clause (a) shall be prepared in accordance with GAAP (but excluding footnotes).

“Old PropCo” has the meaning specified in the recitals hereto.

“Old PropCo Unaudited Financial Statements” means (a) quarterly revenue reports in respect of Old PropCo’s property reporting Portfolio Four-Wall EBITDAR (as defined in the Loan and Security Agreement dated as of November 7, 2007) of Old PropCo and its Subsidiaries for the fiscal quarter ended June 30, 2010 and for each subsequent fiscal quarter ended at least forty-five (45) days before the Closing Date and (b) to the extent reasonably available, monthly revenue reports in respect of Old PropCo’s property reporting Portfolio Four-Wall EBITDAR of Old PropCo and its Subsidiaries for each fiscal month after the most recent fiscal quarter for which revenue reports were received by the Administrative Agent and the Lenders as described pursuant to the foregoing clause (a) and ended at least thirty (30) days before the Closing Date.

“OpCo” means NP Opco LLC, a Nevada limited liability company.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“OpCo Acquisition” means the acquisition by the Borrower of 100% of the outstanding Equity Interests of OpCo Holdings and the acquisition of assets and assumption of liabilities by OpCo and its Subsidiaries pursuant to the Acquisition.

“OpCo Cost Allocation Agreement” means that certain Cost Allocation Agreement, dated as of the date hereof, among the Borrower, OpCo Holdings, and the Subsidiaries of OpCo Holdings party thereto from time to time.

“OpCo Credit Agreement” means (a) that certain Credit Agreement, dated as of the date hereof, among OpCo, the lenders party thereto and DBCI, as administrative agent and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend, renew, refinance or replace (whether by the same or different banks) in whole or in part (under one or more agreements) the Indebtedness and other obligations outstanding under the OpCo Credit Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b), in each case to the extent permitted by this Agreement.

“OpCo Holdings” means NP Opco Holdings LLC, a Nevada limited liability company.

“OpCo/IP Holdco License Agreement” means that certain IP Holdco to OpCo License Agreement, dated as of the date hereof, among OpCo and its Subsidiaries and IP Holdco.

“OpCo Loan Documents” means the Loan Documents (as defined in the OpCo Credit Agreement).

“OpCo Tax Sharing Agreement” means that certain Tax Sharing Agreement, dated as of the date hereof, among the Borrower, OpCo and any other parties signatory thereto.

“OpCo Transition Services Agreement” means the Transition Services Agreement, dated as of the date hereof, among Holdco, the Borrower, OpCo Holdings and its Subsidiaries.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning specified in Section 3.01(b).

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Outstanding Amount” means (a) with respect to the Tranche B-1 Term Loans, Tranche B-2 Term Loans, Tranche B-3 Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Tranche B-1 Term Loans, Tranche B-2 Term Loans, Tranche B-3 Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overpayment Amount” has the meaning specified in Section 2.05(b)(i)(B).

“Palace LLC” means NP Palace LLC, a Nevada limited liability company.

“Participant” has the meaning specified in Section 10.07(e).

“Patriot Act” has the meaning specified in Section 10.21.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute.

“Permits” means any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any applicable Law (including, without limitation, Gaming Permits and permits required under Liquor Laws).

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Holdco Convertible Indebtedness Equity Issuance” means any issuance of Equity Interests by Holdco in connection with the conversion, repayment, prepayment, redemption, purchase or other satisfaction of any Holdco Convertible Indebtedness.

“Permitted Equity Issuance” means (i) any issuance of Qualified Equity Interests by any one or more of the Holding Companies prior to a Qualified IPO by the Borrower, (ii) any issuance of Qualified Equity Interests by the Borrower or Holdco in respect of a Qualified IPO and (iii) any issuance of Qualified Equity Interests by the Borrower following a Qualified IPO by the Borrower.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Permitted Lien” means each Lien permitted under Section 7.01.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, replacement, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, replaced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, replacement, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, replacement, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, and (d) if such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(b) or (v), (i) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, replacement, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, (ii) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is secured by Liens that are subordinated to the Liens securing the Obligations, such modification, refinancing, replacement, refunding, renewal or extension is unsecured or secured by Liens that are subordinated to the Liens securing the Obligations on terms at least as favorable to the Lenders as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, (iii) the terms and conditions of any such modified, refinanced, replaced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the interests of the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended; provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness and drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iv) such modification, refinancing, replacement, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate.

“Plan Effective Date” means the “Effective Date” of (and as defined in) the Plan of Reorganization.

“Plan of Reorganization” means the joint plan of reorganization in the form attached as Exhibit A to the Disclosure Statement, without regard to any modifications thereto made on or prior to the Closing Date that are adverse to the interests of the Lenders in any material respect (as reasonably determined by the Required Lenders in their good faith discretion), unless approved in writing by the Administrative Agent (acting at the direction of the Required Lenders), as the same may be amended, modified and/or supplemented after the Closing Date in accordance with the terms hereof.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means, collectively, the Pledge Agreement executed by the Borrower and the Restricted Subsidiaries, substantially in the form of Exhibit G-2, together with each Pledge Agreement Supplement executed and delivered pursuant to Section 6.11.

“Pledge Agreement Supplement” has the meaning specified in the Pledge Agreement.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or conversion of an Unrestricted Subsidiary to a Converted Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion of an Unrestricted Subsidiary to a Converted Restricted Subsidiary is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or conversion of an Unrestricted Subsidiary to a Converted Restricted Subsidiary is consummated.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than Consolidated Interest Expense) classified as “pre-opening expenses” on the applicable financial statements of the Borrower and its Restricted Subsidiaries for that period, prepared in accordance with GAAP consistently applied.

“Prepetition Credit Agreement” means that certain Amended and Restated Loan and Security Agreement, dated as of March 19, 2008, among Old PropCo, German American Capital Corporation and JPMCB, as amended, supplemented or otherwise modified prior to the Closing Date.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by DBTCA as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective as of the opening of business on the date such change

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

is publicly announced as being effective.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

“Principal BlockerCos” means PB Investor I LLC, a Delaware limited liability company, and PB Investor II LLC, a Delaware limited liability company.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or a Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings in connection with the combination of the operations of such Acquired Entity or Business or such Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries, net of, in the case of any increase in such Acquired EBITDA or Consolidated EBITDA, the amount of actual benefits realized during such Test Period from such actions; provided that for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that the cost savings related to actions taken during such Post-Acquisition Period will be realizable during the entirety of such Test Period; provided further, however, that (A) such cost savings shall be projected by the Borrower in good faith to be realized within such Post-Acquisition Period, (B) such cost savings must be able to be accounted for as adjustments pursuant to Article 11 of Regulation S-X under the Securities Act, (C) any cost savings that are not actually realized during such Post-Acquisition Period may no longer be included as a “Pro Forma Adjustment” after the end of the last day of such Post-Acquisition Period, (D) such actions giving rise to such cost savings shall actually have been taken during the Post-Acquisition Period, (E) no amounts included shall be included in the determination of the “Pro Forma Adjustment” to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA with respect to such period and (F) no Pro Forma Adjustment shall be added back in the computation of Consolidated EBITDA for such Test Period for purposes of calculating the Applicable ECF Percentage.

“Pro Forma Balance Sheets” has the meaning specified in Section 5.05(a)(ii).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant:  (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition, conversion of an Unrestricted Subsidiary to a Converted Restricted Subsidiary or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness, and (c) any Indebtedness (other than intercompany Indebtedness among the Borrower and the Restricted Subsidiaries) incurred or assumed by the

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment”; provided, further, that, for avoidance of doubt, no pro forma adjustments shall apply to the consummation of the Restructuring Transactions.  In the case of any determination of Pro Forma Compliance with, or any calculation on a Pro Forma Basis of, the financial covenants set forth in Section 7.11 pursuant to Sections 2.14, 4.02(d), 6.14(a), 7.02(i)(H), 7.02(n) or 7.03(e) prior to December 31, 2012, such determination or calculation shall be made as if Section 7.11 were applicable during such period and using the bracketed financial covenant levels set forth in Section 7.11.

“Pro Forma Financial Statements” has the meaning specified in Section 5.05(a)(ii).

“Pro Forma Opening Projections” means forecasts prepared by the Borrower, in form and substance and detail reasonably acceptable to the Administrative Agent, including projected balance sheets, income statements and cash flow statements for the Borrower and the Restricted Subsidiaries on a monthly basis for the first fiscal year following the Closing Date, on a quarterly basis for the second fiscal year following the Closing Date and on an annual basis for the five fiscal years thereafter, accompanied by a certificate of a Responsible Officer of the Borrower stating that such forecasts are based on reasonable estimates, information and assumptions, and that such Responsible Officer has no reason to believe that such forecasts are incorrect or misleading in any material respect.

“Pro Rata Share” means (i) with respect to each Revolving Credit Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Credit Commitment of such Revolving Credit Lender at such time and the denominator of which is the amount of the Aggregate Commitments of all Revolving Credit Lenders under the Revolving Credit Facility at such time; provided that if such Revolving Credit Commitment has been terminated, then the Pro Rata Share of each Revolving Credit Lender shall be determined based on the Pro Rata Share of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof; provided, further, that in the case of Section 2.16 when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the Aggregate Commitments (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Revolving Credit Lender’s Revolving Credit Commitment and (ii) with respect to each Term Lender of any Class at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the aggregate outstanding principal amount of the Term Loans of such Class of such Term Lender at such time and the

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

denominator of which is the aggregate outstanding principal amount of all Term Loans of such Class of all Term Lenders at such time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified IPO” means a “Qualified Public Offering” as defined in the Equityholders Agreement, dated as of the date hereof, among Holdco and each holder of Equity Interests thereof, VoteCo and each holder of Equity Interests thereof, the Borrower and its Subsidiaries and the Fertitta Brothers, as in effect on the Closing Date (as if each reference to “Newco” in such definition were a reference to either the Borrower, Holdco or any direct or indirect parent thereof).

“Real Property” means all Mortgaged Properties and all other real property owned or leased from time to time by any of the Borrower or any Restricted Subsidiary.

“Real Property Lease” means any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), pursuant to which any Person is granted by the Borrower or any Restricted Subsidiary a possessory interest in, or right to use or occupy all or any portion of any space in, any Mortgaged Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Real Property Lease Modification” has the meaning specified in Section 7.19(a).

“Real Property Leasing Standards” means the standards set forth on Schedule 5.08(f).

“Red Rock LLC” means NP Red Rock LLC, a Nevada limited liability company.

“Register” has the meaning specified in Section 10.07(d).

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Person” means, as to any Person, any of such Person’s employees, directors, officers or shareholders.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Release Conditions” has the meaning specified in Section 9.11(b).

“Rents” means all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or a Restricted Subsidiary from any and all sources arising from or attributable to a Mortgaged Property, including, but not limited to the Real Property Leases.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, in the event that DBCI and its Affiliates hold, in the aggregate, more than 50% of the Total Outstandings and aggregate unused Revolving Credit Commitments, Required Lenders must include at least one Lender other than DBCI and its Affiliates.

“Responsible Officer” means the chief executive officer, president, vice president, principal accounting officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted” means, when referring to cash or Cash Equivalents of the Borrower or any of its Restricted Subsidiaries, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or of any such Restricted Subsidiary (unless such appearance is related to the Loan Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than the Administrative Agent for the benefit of the Secured Parties (or the L/C Issuer or the Swing Line Lender, as applicable) or as permitted by Section 7.01(s) and clauses (i) and (ii) of Section 7.01(t),

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(iii) constitute Cage Cash, (iv) are subject to pledge pursuant to the L/C Back-Stop Arrangements, (v) are maintained in a segregated deposit account pursuant to Section 6.20(b), (vi) are maintained in a cash collateral account pursuant to Section 2.05(b)(ii)(C) or (vii) are maintained in the Installment Payment Reserve Account pursuant to Sections 2.05(b)(x) and (xi).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Holding Company, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to any stockholders, partners or members (or the equivalent Persons thereof) of any Holding Company, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in any Holding Company, the Borrower or any Restricted Subsidiary.  For the avoidance of doubt, (i) payments made by the Borrower to the Manager pursuant to, and in accordance with, the Management Agreement and (ii) payments made pursuant to, and in accordance with, the Holding Company Tax Sharing Agreement, in each case, shall not constitute Restricted Payments.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Restructuring Transactions” means each of the transactions specified in Article V.B of the Plan of Reorganization.

“Restructuring Transactions Documentation” means all of the documentation entered into in connection with the Restructuring Transactions.

“Revolving Credit Availability” means, at any time, the amount by which the Aggregate Commitments at such time exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations at such time.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period, made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to any Revolving Credit Lender, its obligation (subject to the terms and conditions of this Agreement) to (a) make Revolving Credit Loans to the Borrower from time to time pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be increased pursuant to Section 2.06(a) and further adjusted from time to time in accordance with this Agreement.  The Aggregate Commitments of all Revolving Credit Lenders as of the Closing Date shall be (i) before giving effect to the increase pursuant to Section 2.06(a), $100,000,000 and (ii) after giving effect to the

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

increase pursuant to Section 2.06(a), $125,000,000, as such amount may be further adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, at any time, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans at such time and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time (or, after the termination thereof, Revolving Credit Exposure at such time).

“Revolving Credit Loan” has the meaning provided in Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-4, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“Revolving Obligations” means all Obligations (other than Obligations under clauses (y) and (z) of the first sentence of the definition of “Obligations”) relating to the Revolving Credit Loans, Swing Line Loans, Letters of Credit (including L/C Obligations) and the Revolving Credit Commitments.

“Rollover Amount” has the meaning specified in Section 7.16(b).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract permitted under Article 7 that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank, except to the extent that the parties thereto agree in writing that such Swap Contract shall not be secured by any Liens on the Collateral and such parties have delivered such writing to the Administrative Agent.

“Secured Hedge Obligations” means all obligations of the Borrower or any Restricted Subsidiary arising under any Secured Hedge Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each L/C Issuer, the Swing Line Lender, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agents and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means, collectively, the Security Agreement executed by the Borrower and the Restricted Subsidiaries, substantially in the form of Exhibit G-1, together with each Security Agreement Supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Shareholder Pledge Agreement” means the Shareholder Pledge Agreement executed by the Holding Companies, substantially in the form of Exhibit G-3.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not, does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation or other transaction that by the terms of this Agreement set forth elsewhere herein requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Statutory Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) applicable on the interest rate determination date (expressed as a decimal) established by the Board and applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (as defined in Regulation D of the Board).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person.  Unless otherwise specified, all

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Cost Allocation Agreement” means each of (i) the OpCo Cost Allocation Agreement, (ii) the LandCo Cost Allocation Agreement, (iii) the GVR Cost Allocation Agreement and (iv) each other cost allocation agreement between the Borrower and an Unrestricted Subsidiary entered into after the Closing Date in accordance with this Agreement.

“Subsidiary Tax Distribution Shortfall” has the meaning specified in the Holding Company Tax Sharing Agreement.

“Subsidiary Tax Sharing Agreement” means each of (i) the OpCo Tax Sharing Agreement, (ii) the GVR Tax Sharing Agreement and (iii) each other tax sharing agreement between the Borrower and an Unrestricted Subsidiary entered into after the Closing Date in accordance with this Agreement.

“Subsidiary Tax Sharing Payments” means (i) all payments received by the Borrower from Unrestricted Subsidiaries pursuant to Subsidiary Tax Sharing Agreements and (ii) all payments received by the Borrower from LandCo Holdings pursuant to Section 5.1(b) of the LandCo Holdings LLC Agreement.

“Substitute Lender” has the meaning specified in Section 10.23(a).

“Sunset LLC” means NP Sunset LLC, a Nevada limited liability company.

“Supplemental Administrative Agent” has the meaning specified in Section 9.12(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Support Agreement” means (a) the guaranty by the Borrower or a Restricted Subsidiary of the completion of the development, construction and opening of a new gaming facility by any Affiliate or Subsidiary of the Borrower (including a Native American Subsidiary) or of any gaming facility owned by others which is to be managed exclusively by any such Affiliate or Subsidiary and/or (b) the agreement by the Borrower or a Restricted Subsidiary to advance funds, property or services to or on behalf of an Affiliate or Subsidiary (including a Native American Subsidiary) in order to maintain the financial condition or level of any balance sheet item of such Subsidiary or Affiliate (including “keep well” or “make well” agreements) in connection with the development, construction and operations of a new gaming facility by such Subsidiary or Affiliate (or of any gaming facility owned by others which is to be managed exclusively by such Subsidiary or Affiliate); provided that such guaranty or agreement is entered into in connection with obtaining financing for such gaming facility or is required by a Governmental Authority.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contract has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined by the Borrower as the mark-to-market value(s) for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means DBCI, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Exposure” means, at any time, the Swing Line Obligations at such time. The Swing Line Loan Exposure of any Revolving Credit Lender at any time shall be its Pro Rata Share of the Swing Line Obligations at such time.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” means a promissory note of the Borrower payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-5, evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from the Swing Line Loans made by the Swing Line Lender.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the aggregate amount of the Revolving Credit Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Tax Distribution True-Up Amount Payments” means distributions by Holdco to its members required pursuant to Section 5.2(c) of the Amended and Restated Limited Liability Company Agreement of Holdco as in effect on the date hereof.

“Taxes” has the meaning specified in Section 3.01(a).

“Tenant” means any Person leasing, subleasing or otherwise occupying any portion of any Mortgaged Property, other than the Borrower or any Restricted Subsidiary and its respective employees and agents.

“Term Lenders” means, collectively, the Tranche B-1 Term Lenders, the Tranche B-2 Term Lenders and the Tranche B-3 Term Lenders.

“Term Loan” means a Tranche B-1 Term Loan, Tranche B-2 Term Loan or Tranche B-3 Term Loan, as the context may require.

“Term Loan Facility” means all Term Loans made hereunder.

“Test Period” means, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended; provided that for purposes of any calculation of Consolidated Cash Interest Expense or Consolidated EBITDA for any “Test Period” ending prior to the first anniversary of the Closing Date, each of Consolidated Cash Interest Expense and Consolidated EBITDA shall be calculated in accordance with the last sentence appearing in the definition of “Consolidated Cash Interest Expense” and “Consolidated EBITDA”, respectively.

“Threshold Amount” means $15,000,000.

“Total Leverage Ratio” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, for any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Total Outstandings” means, at any time, the aggregate Outstanding Amount of all Loans and all L/C Obligations at such time.

“Tranche B-1 Installment Payment” has the meaning specified in Section 2.07(a)(i).

“Tranche B-1 Term Lender” means, at any time, any Lender that has a Tranche B-1 Term Loan at such time.

“Tranche B-1 Term Loan” has the meaning specified in Section 2.01(a).

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Tranche B-1 Term Loan Distribution” has the meaning provided in Section 2.01(a).

“Tranche B-1 Term Loan Distribution Amount” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Tranche B-1 Term Loan Distribution Amount,” which amount shall be the principal amount of the Tranche B-1 Term Loan such Lender shall be deemed to hold in partial consideration for the New PropCo Acquired Assets Transfers on the Closing Date pursuant to Section 2.01(a).  The aggregate amount of the Tranche B-1 Term Loan Distribution Amounts of all Term Lenders on the Closing Date (prior to giving effect to the Closing Date Prepayment) is $225,000,000.  After giving effect to the Closing Date Prepayment, the aggregate outstanding principal balance of the Tranche B-1 Term Loans will be $200,000,000.

“Tranche B-1 Term Note” means a promissory note of the Borrower payable to any Tranche B-1 Term Lender or its registered assigns, in substantially the form of Exhibit C-1, evidencing the aggregate Indebtedness of the Borrower to such Tranche B-1 Term Lender resulting from the Tranche B-1 Term Loans held or deemed held by such Tranche B-1 Term Lender.

“Tranche B-2 Installment Payment” has the meaning specified in Section 2.07(b)(i).

“Tranche B-2 Term Lender” means, at any time, any Lender that has a Tranche B-2 Term Loan at such time.

“Tranche B-2 Term Loan” has the meaning specified in Section 2.01(a).

“Tranche B-2 Term Loan Distribution” has the meaning provided in Section 2.01(a).

“Tranche B-2 Term Loan Distribution Amount” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Tranche B-2 Term Loan Distribution Amount,” which amount shall be the principal amount of the Tranche B-2 Term Loan such Lender shall be deemed to hold in partial consideration for the New PropCo Acquired Assets Transfers on the Closing Date pursuant to Section 2.01(a).  The aggregate amount of the Tranche B-2 Term Loan Distribution Amounts of all Term Lenders on the Closing Date is $750,000,000

“Tranche B-2 Term Note” means a promissory note of the Borrower payable to any Tranche B-2 Term Lender or its registered assigns, in substantially the form of Exhibit C-2, evidencing the aggregate Indebtedness of the Borrower to such Tranche B-2 Term Lender resulting from the Tranche B-2 Term Loans held or deemed held by such Tranche B-2 Term Lender.

“Tranche B-3 Fixed Interest Rate” means the sum of (a) the higher of (i) the rate for USD interest rate swaps with a five-year maturity, expressed as a percentage, which appears on ICAP Screen USD19901=RCM3 Page (on Reuters) on the Fixed Rate Determination Date as communicated in writing by the Administrative Agent to the Borrower and (ii) the

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Adjusted LIBO Rate for a Eurodollar Loan with a three-month Interest Period commencing on the Fixed Rate Conversion Effective Date plus (b) the Applicable Rate with respect to Tranche B-3 Term Loans.

“Tranche B-3 Maturity Date” means the date occurring on the seventh anniversary of the Closing Date, or such earlier date that the Loans become due as a result of acceleration or otherwise.

“Tranche B-3 Securities Exchange” has the meaning specified in Section 10.26(a).

“Tranche B-3 Securities Exchange Notice” has the meaning specified in Section 10.26(a).

“Tranche B-3 Term Lender” means, at any time, any Lender that has a Tranche B-3 Term Loan at such time.

“Tranche B-3 Term Loan” has the meaning specified in Section 2.01(a).

“Tranche B-3 Term Loan Distribution” has the meaning provided in Section 2.01(a).

“Tranche B-3 Term Loan Distribution Amount” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Tranche B-3 Term Loan Distribution Amount,” which amount shall be the principal amount of the Tranche B-3 Term Loan such Lender shall be deemed to hold in partial consideration for the New PropCo Acquired Assets Transfers on the Closing Date pursuant to Section 2.01(a).  The aggregate amount of the Tranche B-3 Term Loan Distribution Amounts of all Term Lenders on the Closing Date is $625,000,000.

“Tranche B-3 Term Note” means a promissory note of the Borrower payable to any Tranche B-3 Term Lender or its registered assigns, in substantially the form of Exhibit C-3, evidencing the aggregate Indebtedness of the Borrower to such Tranche B-3 Term Lender resulting from the Tranche B-3 Term Loans held or deemed held by such Tranche B-3 Term Lender.

“Transition Services Agreement” means each of (i) the OpCo Transition Services Agreement, (ii) the GVR Transition Services Agreement and (iii) each other transition services agreement between the Borrower and an Unrestricted Subsidiary entered into after the Closing Date in accordance with this Agreement.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Loan.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“United States” and “U.S.”  mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted” means, when referring to cash or Cash Equivalents of the Borrower or any of its Restricted Subsidiaries, that such cash or Cash Equivalents are not Restricted (it being understood for the avoidance of doubt that Cage Cash shall not be included in any calculation of Unrestricted cash and Cash Equivalents).

“Unrestricted Subsidiary” means (i) LandCo Holdings and each Subsidiary thereof, (ii) OpCo Holdings and each Subsidiary thereof, (iii) the GVR Entities, (iv) any other Subsidiary of the Borrower listed on Schedule 1.01C, (v) prior to the IP Holdco Transition Date, IP Holdco and (vi) any Subsidiary of the Borrower designated by the board of managers of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date (including any such Subsidiary created or acquired in connection with a Permitted Acquisition in accordance with Section 7.02(i)(G)), in each case, unless designated as a Restricted Subsidiary pursuant to Section 6.14.

“Unsuitable Lender” has the meaning specified in Section 10.23(a).

“U.S. Lender” has the meaning specified in Section 10.15(b).

“VoteCo” means Station VoteCo LLC, a Delaware limited liability company.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“WF Indemnification Agreement” means the letter agreement between Wells Fargo Bank, N.A. and the Borrower and certain of the Borrower’s Affiliates relating to the assumption of liability by post-bankruptcy entities for pre-bankruptcy deposit accounts.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Period” has the meaning specified in Section 10.23(b).

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SECTION 1.02.  Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)           Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)          The terms “include,” “includes” and “including” are each by way of example and not limitation and shall be deemed to be followed by the phrase “without limitation.”

(iv)          The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(v)           Unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) to any Loan Party shall be construed to include such Loan Party as debtor and debtor-in-possession and any receiver or trustee for such Loan Party in any insolvency or liquidation proceeding

(c)           In the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

(d)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e)           The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all rights and interests in tangible and intangible assets and properties of any kind whatsoever, whether real, personal or mixed, including cash, securities, Equity Interests, accounts and contract rights.

(f)            The words “to the knowledge of the Borrower” mean, when modifying a representation, warranty or other statement, that the fact or situation described therein is known by a Responsible Officer of the Borrower or with the exercise of reasonable due diligence under the circumstances (in accordance with the standards of what a reasonable Person in similar circumstances would have done) would have been known by a Responsible Officer of the Borrower.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SECTION 1.03.  Accounting Terms; Calculations.  (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Old OpCo Audited Financial Statements for the fiscal year ended December 31, 2010, except as otherwise specifically prescribed herein.

(b)           Notwithstanding anything to the contrary herein, (i) for purposes of determining compliance with any financial test or financial covenant contained in this Agreement with respect to any Test Period during which any Specified Transaction occurs (or, for purposes of Sections 2.14, 4.02(d), 6.14(a), 7.02(i)(H), 7.02(n) and 7.03(e) only, thereafter and on or prior to the date of determination), the Total Leverage Ratio and Interest Coverage Ratio shall be calculated with respect to such Test Period and such Specified Transaction on a Pro Forma Basis and (ii) subject to the Pro Forma Basis adjustments described in clause (i), each financial test and financial covenant to be calculated pursuant to this Agreement shall be calculated in conformity with the Pro Forma Financial Statements and the calculations set forth on the Pro Forma Opening Projections.  The Administrative Agent shall have the right to request, review and audit all such information it determines necessary to confirm the financial, tax and other business assumptions  or determinations made in the calculation of any financial test or financial covenant described in the foregoing clause (ii); provided, that in the event of any dispute between the Borrower and the Administrative Agent regarding such calculations or determinations, such calculations or determinations shall be made by the Borrower’s independent registered public accounting firm or, if such accounting firm does not or cannot make such determination, another independent registered public accounting firm that as of the date of this Agreement is one of the “big four” accounting firms.

(c)           Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Holding Company, the Borrower or any of their respective Subsidiaries at “fair value”, as defined therein.

SECTION 1.04.  Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05.  References to Agreements, Laws, etc.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements, reaffirmations and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements, reaffirmations and other

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06.  Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to the time of day in New York, New York (daylight savings or standard, as applicable).

SECTION 1.07.  Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

ARTICLE II

The Revolving Credit Commitments and Credit Extensions

SECTION 2.01.  The Loans.  (a) The Term Loans.  Subject to the terms and conditions set forth herein, on the Closing Date, each Lender shall be deemed to hold term loans received as consideration (in part) for the New PropCo Acquired Assets Transfers in an amount equal to (i) such Lender’s Tranche B-1 Term Loan Distribution Amount (each, a “Tranche B-1 Term Loan”), with each such Tranche B-1 Term Loan to be initially maintained as a Base Rate Loan (subject to conversion pursuant to Section 2.02) (the “Tranche B-1 Term Loan Distribution”), (ii) such Lender’s Tranche B-2 Term Loan Distribution Amount (each, a “Tranche B-2 Term Loan”), with each such Tranche B-2 Term Loan to be initially maintained as a Base Rate Loan (subject to conversion pursuant to Section 2.02) (the “Tranche B-2 Term Loan Distribution”) and (iii) such Lender’s Tranche B-3 Term Loan Distribution Amount (each, a “Tranche B-3 Term Loan”), with each such Tranche B-3 Term Loan to be initially maintained as a Base Rate Loan (the “Tranche B-3 Term Loan Distribution”).  Term Loans repaid or prepaid may not be reborrowed.  After the Closing Date, Term Loans may be Base Rate Loans or Eurodollar Loans, as further provided herein.

(b)           The Revolving Credit Borrowings.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans to the Borrower as elected by the Borrower pursuant to Section 2.02 (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment.  Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b).

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Revolving Credit Loans may be Base Rate Loans or Eurodollar Loans, as further provided herein.

SECTION 2.02.  Borrowings, Conversions and Continuations of Loans.  (a) Each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent (i) not later than 12:30 p.m. three (3) Business Days prior to the requested date of any Borrowing of Eurodollar Loans or continuation thereof or any conversion of Base Rate Loans to Eurodollar Loans, and (ii) not later than 12:00 noon on the requested date of any Borrowing of Base Rate Loans (other than Base Rate Loans that are Swing Line Loans, which shall be noticed not later than 1:00 p.m. on the requested date of Borrowing) or conversion of any Eurodollar Loans to Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month (or, in the case of a Tranche B-3 Term Loan as to which a Monthly Interest Notice has not been delivered, three (3) months).

(b)           Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a).  In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(c)           Except as otherwise provided herein, a Eurodollar Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith.  During the existence of (x) any Event of Default under Section 8.01(f), no Loans may be converted or continued as Eurodollar Loans and (y) any other Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurodollar Loans.

(d)           The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Loans upon determination of such interest rate.  The determination of the Adjusted LIBO Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the DBTCA prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)           After giving effect to all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than six (6) Interest Periods in effect.

(f)            The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

SECTION 2.03.  Letters of Credit.  (a) The Letter of Credit Commitment.  (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the earlier of the Letter of Credit Expiration Date and the date of termination of the Revolving Credit Commitments, to issue Letters of Credit on a sight basis for the account of the Borrower (provided, that any Letter of Credit may be for the benefit of (a) LandCo, so long as LandCo constitutes a wholly owned Subsidiary of the Borrower or (b) any other Subsidiary of the Borrower; provided, further, to the extent that such other Subsidiary is not a Loan Party, such Letter of Credit shall be deemed an Investment in such other Subsidiary and shall only be issued so long as it is permitted under Section 7.02) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of

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Credit, and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  Schedule 2.03 sets forth a list of existing letters of credit outstanding as of the Closing Date (the “Existing Letters of Credit”) issued by DBNY for the account of the Company or a Subsidiary thereof.  On and after the Closing Date, the Existing Letters of Credit shall constitute Letters of Credit deemed to have been issued under this Agreement.

(ii)           An L/C Issuer shall be under no obligation to issue, renew, extend or amend any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B)           subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date; or

(D)          the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer.

(iii)          An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:30 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer:  (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii)           Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be.  Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)          If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a standby Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal.  Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof.  Not later than 3:00 p.m. on the Business Day on which any payment is made by an L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing, together with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed on the date of such payment or disbursement.  If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof.  In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount and the Unreimbursed Amount shall be deemed to have been refinanced in such amount.  The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v)           Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to (i) from the date such payment is required through the first Business Day thereafter, the Federal Funds Rate from time to time in effect and (ii) thereafter, the rate applicable to Base Rate Loans.  A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(d)           Repayment of Participations.

(i)            If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to (i) from the date of such demand through the first Business Day thereafter, the Federal Funds Rate from time to time in effect and (ii) thereafter, the rate applicable to Base Rate Loans.

(e)           Obligations Absolute.  The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of

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Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)           any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or

(vi)          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f)            Role of L/C Issuers.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any draft, demand, certificate or other document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a draft, demand, certificate or other document strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without

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responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)           Cash Collateral.  (i) If an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Revolving Credit Borrowing cannot then be met, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (iii) if any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (iv) an Event of Default set forth under Section 8.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to 105% of such Outstanding Amount determined as of the date of such Event of Default, such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clauses (i) through (iii), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (iv), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day.  For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked accounts at DBTCA (or another commercial bank selected in compliance with Section 9.09) and may be invested in readily available Cash Equivalents.  If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at DBTCA (or another commercial bank selected in compliance with Section 9.09) as aforesaid, an amount equal to the excess of (a) 105% of such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer.  To the extent the amount of any Cash Collateral exceeds 105% of the then Outstanding Amount of such L/C Obligations and so long

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as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower.

(h)           Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided that the Defaulting Lender’s Pro Rata Share of a Letter of Credit fee accruing during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower, so long as such Lender shall be a Defaulting Lender, except to the extent that such Letter of Credit fee shall otherwise have been due and payable by the Borrower prior to such time; provided, further, that no Defaulting Lender shall be entitled to its Pro Rata Share of a Letter of Credit fee accruing after such Lender became a Defaulting Lender, so long as such Lender shall be a Defaulting Lender.  Such Letter of Credit fees shall be computed on a monthly basis in arrears.  Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each calendar month, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any fiscal quarter of the Borrower, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such fiscal quarter that such Applicable Rate was in effect.

(i)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers.  The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.25% per annum (but in no event less than $500) of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit).  Such fronting fees shall be (x) computed on a monthly basis in arrears and (y) due and payable on the last Business Day of each calendar month, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j)            Conflict with Letter of Credit Application.  Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k)           Addition of an L/C Issuer.  A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender.  The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

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SECTION 2.04.  Swing Line Loans.  (a) The Swing Line Loans.  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided, further, that, the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b)           Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (provided that the Swing Line Lender shall not be obligated to comply with any such notice received after 2:00 p.m. on the Business Day preceding the date of the proposed Swing Line Borrowing), then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c)           Refinancing of Swing Line Loans.  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby

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irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount and the outstanding Swing Line Loans shall be deemed to have been refinanced in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)           If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)          If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to (i) from the date such payment is required through the first Business Day thereafter, the Federal Funds Rate from time to time in effect and (ii) thereafter, the rate applicable to Base Rate Loans.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)          Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving

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Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)           Repayment of Participations.

(i)            At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)           If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to (i) from the date of such demand through the first Business Day thereafter, the Federal Funds Rate from time to time in effect and (ii) thereafter, the rate applicable to Base Rate Loans.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e)           Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)            Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

SECTION 2.05.  Prepayments.

(a)           Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 12:30 p.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurodollar Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (3) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding, (4)

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each prepayment of Term Loans pursuant to this Section 2.05(a)(i) shall be applied first, to the outstanding principal balance of Tranche B-1 Term Loans, second, to the outstanding principal balance of the Tranche B-2 Term Loans and, subject to clause (6) below, third, to the outstanding principal balance of the Tranche B-3 Term Loans, (5) any such voluntary prepayment of the Tranche B-1 Term Loans or Tranche B-2 Term Loans shall be applied to the remaining scheduled principal payments thereof in reverse order of maturity and (6) no voluntary prepayment of the Tranche B-3 Term Loans shall be permitted prior to December 31, 2012 unless (x) the Release Conditions shall be satisfied on the date of such prepayment and (y) the Fixed Rate Conversion Effective Date has not occurred prior to the date of such prepayment.  Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Each prepayment of the Loans pursuant to this Section 2.05(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(ii)           The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii)          Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(b)           Mandatory.

(i)            Excess Cash Flow.

(A)          Quarterly.  Subject to the second proviso of clause (B) of this Section 2.05(b)(i), no later than the earlier of (x) 45 days after the end of each fiscal quarter of the Borrower (commencing with the fiscal quarter ending September 30, 2011) and (y) the date on which the financial statements with respect to such fiscal quarter have been delivered pursuant to Section 6.01(b) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall cause outstanding Tranche B-1 Term Loans and Tranche B-2 Term Loans to be prepaid in an amount equal to (A) the Applicable ECF

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Percentage of Excess Cash Flow (if positive) for such fiscal quarter minus (B) the aggregate amount of voluntary prepayments of the Term Loans made pursuant to Section 2.05(a) during such fiscal quarter minus (C) the aggregate amount of Installment Payments made during such fiscal quarter; provided, that the amount of such prepayment with respect to any fiscal quarter shall be reduced to the extent necessary such that, after giving effect thereto, Liquidity (or, if the Revolving Credit Facility shall be unavailable, Unrestricted cash and Cash Equivalents) as of the date of such prepayment shall not be less than $10,000,000.

(B)           Annual.  No later than the earlier of (x) 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending on December 31, 2011 for the fiscal quarters ending September 30, 2011 through December 30, 2011) and (y) the date on which the financial statements with respect to such fiscal year have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall cause outstanding Tranche B-1 Term Loans and Tranche B-2 Term Loans to be prepaid in an amount equal to the excess, if any, of (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for such fiscal year (determined based on the audited financial statements delivered with respect to such fiscal year) over (B) the sum of (1) the aggregate principal balance of Term Loans prepaid pursuant to Section 2.05(b)(i)(A) with respect to the fiscal quarters contained in such fiscal year plus (2) the aggregate amount of voluntary prepayments of the Term Loans made pursuant to Section 2.05(a) during such fiscal year plus (3) the aggregate amount of Installment Payments made during such fiscal year plus (4) the Overpayment Amount, if any, with respect to the previous fiscal year; provided, that the amount of such prepayment with respect to any fiscal year shall be reduced to the extent necessary such that, after giving effect thereto, Liquidity (or, if the Revolving Credit Facility shall be unavailable, Unrestricted cash and Cash Equivalents) as of the date of such prepayment shall not be less than $10,000,000; provided, further, that if (X) the sum of (1) the aggregate principal balance of Term Loans prepaid pursuant to Section 2.05(b)(i)(A) with respect to the fiscal quarters contained in such fiscal year plus (2) the aggregate amount of voluntary prepayments of the Term Loans made pursuant to Section 2.05(a) during such fiscal year plus (3) the aggregate amount of Installment Payments made during such fiscal year plus (4) the Overpayment Amount, if any, with respect to the previous fiscal year shall exceed (Y) the Applicable ECF Percentage of Excess Cash Flow, if any, for such fiscal year (determined based on the audited financial statements delivered with respect to such fiscal year) (such excess, an “Overpayment Amount”), the payments, if any, due from the Borrower with respect to each fiscal quarter of the following fiscal years pursuant to Section 2.05(b)(i)(A) shall be reduced in an amount equal to the lesser of (x) the payment due for such fiscal quarter and (y) the amount of remaining excess, until such excess is reduced to zero.

(ii)           (A) If (x) the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a) through (e), (g), (h), (i), (n) or (o)) or (y) any Casualty Event occurs,

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

which in the aggregate results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall cause the Tranche B-1 Term Loans and Tranche B-2 Term Loans to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds in an amount equal to 100% of all Net Cash Proceeds received; provided that no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, within 5 Business Days of such date of realization or receipt, given written notice to the Administrative Agent of its intent to reinvest or use such Net Cash Proceeds in accordance with Section 2.05(b)(ii)(B) or (C), as the case may be (which notice may only be provided if no Default has occurred and is then continuing); provided, that no such reinvestment right shall be available with respect to any Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in respect of any Disposition of any Equity Interests of any Unrestricted Subsidiary.  If the Borrower or any Restricted Subsidiary receives any distributions pursuant to Section 6.19(c), the Borrower shall cause the Term Loans to be prepaid on or prior to the date which is ten (10) Business Days after the sale giving rise to such distribution in an amount equal to such distribution.

(B)           With respect to up to $15,000,000 of Net Cash Proceeds in the aggregate during any fiscal year of the Borrower realized or received with respect to Dispositions by the Borrower or any of its Restricted Subsidiaries (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)), the Borrower and the Restricted Subsidiaries may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within one hundred eighty (180) days following receipt of such Net Cash Proceeds; provided, that (i) so long as a Default shall have occurred and be continuing, the Borrower and the Restricted Subsidiaries (x) shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Borrower or a Restricted Subsidiary entered into at a time when no Default is continuing) and (y) shall not be required to apply such Net Cash Proceeds which have been previously applied to prepay Revolving Credit Loans to the prepayment of Term Loans until such time as the relevant investment period has expired and no Default is continuing and (ii) if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election or if any Net Cash Proceeds are not reinvested by the expiration of the relevant time period set forth above, an amount equal to any such Net Cash Proceeds shall be applied to the prepayment of the Term Loans as set forth in this Section 2.05(b)(ii) within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested or the expiration of such time period.

(C)           With respect to any Net Cash Proceeds realized or received with respect to any Casualty Event, the Borrower and the Restricted Subsidiaries may use all or any portion of such Net Cash Proceeds to replace or restore any properties or assets in respect of which such Net Cash Proceeds were paid (x) within fifteen (15) months following receipt of such Net Cash Proceeds or (y) if

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

the Borrower or a Restricted Subsidiary enters into a legally binding commitment to use such Net Cash Proceeds before the expiration of the fifteen (15) month period referred to in the preceding clause (x), within one hundred and eighty (180) days of the end of such 15-month period; provided that (i) the amount of such Net Cash Proceeds, together with other cash available to the Borrower and the Restricted Subsidiaries and permitted to be spent by them on Capital Expenditures during the relevant period pursuant to Section 7.16, equals at least 100% of the estimated cost of replacement or restoration of the properties or assets in respect of which such Net Cash Proceeds were paid as determined by the Borrower and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Administrative Agent may reasonably request, (ii) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer on or prior to the date of the required prepayment stating that such Net Cash Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Cash Proceeds were paid (x) within fifteen (15) months following receipt of such Net Cash Proceeds or (y) if the Borrower or a Restricted Subsidiary enters into a legally binding commitment to use such Net Cash Proceeds before the expiration of the fifteen (15) month period referred to in the preceding clause (x), within one hundred and eighty (180) days of the end of such 15-month period (which certificate shall set forth the estimates of the Net Cash Proceeds to be so expended) and also certifying the Borrower’s determination as required by preceding clause (i) and certifying the sufficiency of business interruption insurance as required by succeeding clause (iii), (iii) the Borrower has delivered to the Administrative Agent such evidence as the Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent establishing that the Borrower and the Restricted Subsidiaries have sufficient business interruption insurance and that the Borrower and the Restricted Subsidiaries will receive payments thereunder in such amounts and at such times as are necessary, together with other funds the Borrower and the Restricted Subsidiaries expect to be reasonably available to them, to satisfy all obligations and expenses of the Borrower and the Restricted Subsidiaries (including, without limitation, all debt service requirements, including pursuant to this Agreement), without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Casualty Event and continuing through the completion of the replacement or restoration of respective properties or assets, and (iv) the entire amount of the Net Cash Proceeds of such Casualty Event shall be deposited with the Administrative Agent pursuant to cash collateral arrangements reasonably satisfactory to the Borrower and the Administrative Agent whereupon such Net Cash Proceeds shall be disbursed at the direction of the Borrower from time to time as needed to pay actual costs incurred by the Borrower and the Restricted Subsidiaries in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be reasonably established by the Administrative Agent), it being understood and agreed that at any time while an Event of Default has occurred and is continuing, the Required Lenders may direct the Administrative Agent (in which case the

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Administrative Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit pursuant to such cash collateral arrangements to the repayment of Obligations hereunder; provided, further, that (i) the aggregate amount applied to replace or rebuild assets of the Borrower and the Restricted Subsidiaries (other than assets consisting of casino space and assets therein) shall not exceed $37,500,000 with respect to any Casualty Event, (ii) so long as a Default shall have occurred and be continuing, (x) the Borrower and the Restricted Subsidiaries shall not be permitted to use any such Net Cash Proceeds (other than pursuant to a legally binding commitment that the Borrower or a Restricted Subsidiary entered into at a time when no Default is continuing) and (y) the Borrower shall not be required to apply such Net Cash Proceeds which have been previously applied to prepay Revolving Credit Loans to the prepayment of Term Loans until such time as the relevant use period has expired and no Default is continuing and (iii) if any Net Cash Proceeds are no longer intended to be or cannot be so used at any time after delivery of a notice of election to replace or restore or if any Net Cash Proceeds are not used by the expiration of the relevant time periods set forth above, an amount equal to any such Net Cash Proceeds shall be applied to the prepayment of the Term Loans as set forth in this Section 2.05(b)(ii) within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so used or the expiration of such time periods.

(D)          If the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a) through (e), (g), (h), (i), (n) or (o)) or (y)) and the outstanding principal balance of the Tranche B-1 Term Loans and Tranche B-2 Term Loans shall have been repaid in full prior to such Disposition (or shall be repaid in full using a portion of the Net Cash Proceeds thereof), the Borrower and the Restricted Subsidiaries will be required to apply an amount equal to all Net Cash Proceeds that are received from such Disposition (excluding amounts applied to repayment of the Term B-1 Loans and Term B-2 Loans) within 360 days of the receipt thereof either (1)  to reinvest in assets useful for its business or (2) to repay the Tranche B-3 Term Loans and/or (3) a combination of prepayment and reinvestment as permitted by the foregoing clauses (1) and (2), in each case as the Borrower shall select.

(iii)          If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall cause Loans (first, the Tranche B-1 Term Loans, second, the  Tranche B-2 Term Loans, third, the Swing Line Loans and fourth, the Revolving Credit Loans, but excluding the Tranche B-3 Term Loans) to be prepaid in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(iv)          If any Holding Company, the Borrower or any Restricted Subsidiary receives any cash proceeds from any capital contribution or any sale or issuance of its Equity Interests (including any Permitted Equity Issuance pursuant to Section 8.05), the

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Borrower shall cause the Tranche B-1 Term Loans and Tranche B-2 Term Loans to be prepaid in an amount equal to 100% of all Net Cash Proceeds received therefrom (net of the Applicable Clawback Amount with respect thereto, as applicable) on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds; provided, that no such prepayment shall be required with respect to:

(A)          issuances of Equity Interests to the Borrower or any Restricted Subsidiary by any Restricted Subsidiary of the Borrower;

(B)           any capital contribution to any Restricted Subsidiary of the Borrower made by the Borrower or any other Restricted Subsidiary;

(C)           (1) the Net Cash Proceeds of Permitted Equity Issuances occurring on the Closing Date to the extent applied to the Closing Date Prepayment, (2) the Net Cash Proceeds of any Permitted Holdco Convertible Indebtedness Equity Issuance to the extent applied to repay, prepay, redeem, purchase or otherwise satisfy any Holdco Convertible Indebtedness, (3) the Net Cash Proceeds of a Qualified IPO to the extent applied to payment by Holdco of Tax Distribution True-Up Amount Payments or (4) any contribution to the Borrower or its Subsidiaries with the proceeds of Cure Note Indebtedness to the extent applied to cure or prevent a Specified Event (as defined in the Equityholders Agreement); and

(D)          the Net Cash Proceeds attributable to Permitted Equity Issuances; provided, that (1) the Borrower shall have delivered to the Administrative Agent, on or prior to the date five (5) Business Days (or, in the case of a Qualified IPO, one hundred eighty (180) days) after such issuance, a written notice describing the specific Permitted Acquisition, Investment or Capital Expenditure to which the Net Cash Proceeds thereof shall be applied, (2) the Net Cash Proceeds thereof shall be applied within one hundred eighty (180) days of delivery of the notice described in the foregoing clause (1) to (x) pay the consideration in respect of a Permitted Acquisition to the extent permitted by Section 7.02(i), (y) make an Investment to the extent permitted by Section 7.02(n) or (z) make Capital Expenditures to the extent permitted by Section 7.16, which Permitted Acquisition, Investment or Capital Expenditure, as applicable, was described in the notice delivered pursuant to the foregoing clause (1), (3) such Net Cash Proceeds are maintained in a segregated deposit account subject to a Control Agreement in favor of the Administrative Agent until applied as described in the foregoing clause (2) and (4) if any Net Cash Proceeds are no longer intended to be or cannot be applied as described in the foregoing clause (2) at any time or if any Net Cash Proceeds are not so applied by the expiration of the relevant time period set forth above, an amount equal to any such Net Cash Proceeds shall be applied to the prepayment of the Tranche B-1 Term Loans and Tranche B-2 Term Loans as set forth in this Section 2.05(b)(iv) within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so applied or the expiration of such time period.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(v)           In the event that (x) any GVR Holding Company shall Dispose of any Equity Interests of GVR Holdco 2, GVR Holdco 1 or GVR (other than to the Borrower or any of its wholly-owned Subsidiaries or to a Person that holds the Equity Interests of such Person on the Closing Date), or (y) GVR Holdco 2, GVR Holdco 1 or GVR shall sell or issue any of its respective Equity Interests (other than to the Borrower or any of its wholly-owned Subsidiaries or any Person that holds the Equity Interests of such Person on the Closing Date), then (A) the Borrower shall cause the applicable GVR Entities to distribute all Net Cash Proceeds of such Disposition, sale or issuance (other than Net Cash Proceeds received by GVR Holdco 1 or GVR to the extent such Net Cash Proceeds are required to be applied, and are applied, to prepayment of Indebtedness under the GVR Credit Agreement) to the Borrower and (B) the Borrower shall cause the Tranche B-1 Term Loans and Tranche B-2 Term Loans to be prepaid in an amount equal to 100% of such Net Cash Proceeds.

(vi)          If for any reason the aggregate Revolving Credit Exposures at any time exceeds the Aggregate Commitments then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(vi) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the aggregate Revolving Credit Exposures exceeds the Aggregate Commitments then in effect.

(vii)         If at any time Unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries exceeds $15,000,000 for any period of five consecutive Business Days, the Borrower shall immediately repay outstanding Revolving Credit Loans and/or Swing Line Loans on the last Business Day of such period (without a corresponding reduction in the Revolving Credit Commitments) in an amount equal to such excess.

(viii)        On the Closing Date, the Borrower shall prepay the Tranche B-1 Term Loans in an aggregate amount equal to $25,000,000 (such prepayment, the “Closing Date Prepayment”).  Such prepayment shall be applied to the remaining scheduled principal payments of the Tranche B-1 Term Loans in inverse order of maturity.

(ix)           Each prepayment of the Tranche B-1 Term Loans and Tranche B-2 Term Loans pursuant to clauses (i), (ii) (other than paragraph (D) thereof), (iii), (iv) or (v) of this Section 2.05(b) shall be applied (A) first, to prepay the next eight scheduled principal payments in respect of each of the Tranche B-1 Term Loans and the Tranche B-2 Loans on a pro rata basis in the order of maturity, (B) second, to prepay the remaining scheduled principal payments in respect of the Tranche B-1 Term Loans in inverse order of maturity and (C) third, to prepay the remaining scheduled principal payments in respect of the Tranche B-2 Term Loans in inverse order of maturity.

(x)            The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment and/or commitment reduction required to be made pursuant to clauses (i), (ii), (iii), (iv) or (v) of this Section 2.05(b) at least three (3) Business Days

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

prior to the date of such prepayment and/or commitment reduction.  Each such notice shall specify the date of such prepayment and/or commitment reduction and provide a reasonably detailed calculation of the amount of such prepayment and/or commitment reduction and, in the case of any prepayment of the Term Loans, the application thereof to the remaining scheduled principal payments thereof.  The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s notice and of such Appropriate Lender’s Pro Rata Share of the prepayment and/or commitment reduction.  Any Term Lender may elect, by delivering written notice to the Administrative Agent and the Borrower no later than 5:00 p.m. one (1) Business Day after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment, that any mandatory prepayment of Installment Payments otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to Section 2.05(b) not be made (the aggregate amount of such prepayments of Installment Payments declined, the “Declined Prepayment Amount”). If a Term Lender fails to deliver notice setting forth such rejection of a prepayment to the Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the Installment Payments to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans.  In the event that the Declined Prepayment Amount is greater than $0, such Declined Prepayment Amount shall instead be deposited by the Borrower to a blocked account (the “Installment Payment Reserve Account”) at DBTCA (or another commercial bank selected in compliance with Section 9.09).

(xi)           The Borrower hereby grants to the Administrative Agent, for the benefit of Secured Parties, a security interest in the Installment Payment Reserve Account and all cash and balances therein and all proceeds of the foregoing, as security for the Obligations.  Cash maintained in the Installment Payment Reserve Account may be invested in readily available Cash Equivalents.  On the due date for any Installment Payments, the Administrative Agent shall apply funds on deposit in the Installment Payment Reserve Account to payment of such Installment Payments ratably to the extent of the funds on deposit therein.

(xii)          Each prepayment of Term Loans, Revolving Credit Loans and Swing Line Loans pursuant to this Section 2.05(b) shall be paid to the Appropriate Lenders entitled thereto in accordance with their respective Pro Rata Shares.

(c)           Funding Losses, Etc.  All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Loan on a date other than the last day of an Interest Period thereof, any amounts owing in respect of such Eurodollar Loan pursuant to Section 3.05.  Notwithstanding any of the other provisions of this Section 2.05, so long as no Default shall have occurred and be continuing, if any prepayment of Eurodollar Loans is required to be made under Section 2.05(b), other than on the last day of the Interest Period thereof, in lieu of making any payment pursuant to Section 2.05(b) in respect of any such Eurodollar Loan other than on the last day of the Interest Period thereof, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.05(b).  Upon the occurrence and during the continuance of any Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans and Cash Collateralization of Letters of Credit in accordance with the applicable provisions of Section 2.05(b).

SECTION 2.06.  Increase, Termination or Reduction of Revolving Credit Commitments.

(a)           Increase of Revolving Credit Commitments Upon Closing Date Prepayment.  Upon the consummation of the Closing Date Prepayment in full on the Closing Date, without any further action by any party hereto, the Revolving Credit Commitment of each Revolving Credit Lender shall increase automatically by such Revolving Credit Lender’s Pro Rata Share of the amount of the Closing Date Prepayment.  After giving effect to such increase, as of the Closing Date, the Aggregate Commitments of all Revolving Credit Lenders shall be $125,000,000.

(b)           Optional.  The Borrower may, upon written notice to the Administrative Agent, terminate the unused Revolving Credit Commitments, or from time to time permanently reduce the unused Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) if, after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess.  The amount of any Revolving Credit Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower.  Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Revolving Credit Commitments if such termination would have resulted from a refinancing of the Revolving Credit Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(c)           Application of Revolving Credit Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Revolving Credit Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, the Swing Line Sublimit or the Revolving Credit Commitments under this Section 2.06.  Upon any reduction of Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Pro Rata Share of the amount by which such Revolving Credit Commitments are reduced.  All commitment fees accrued until the effective date of any termination or reduction of the Revolving Credit Commitments shall be paid on the effective date of such termination or reduction.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SECTION 2.07.  Repayment of Loans.

(a)           Tranche B-1 Term Loans.

(i)            The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche B-1 Term Lenders, on the last Business Day of each calendar quarter, an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Tranche B-1 Loans outstanding on the Closing Date (each such repayment, a “Tranche B-1 Installment Payment”).

(ii)           The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche B-1 Term Lenders on the Maturity Date the aggregate principal amount of all Tranche B-1 Term Loans outstanding on such date.

(b)           Tranche B-2 Term Loans.

(i)            The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche B-2 Term Lenders, on the last Business Day of each calendar quarter, an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Tranche B-2 Loans outstanding on the Closing Date (each such repayment, a “Tranche B-2 Installment Payment”).

(ii)           The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche B-2 Term Lenders on the Maturity Date the aggregate principal amount of all Tranche B-2 Term Loans outstanding on such date.

(c)           Tranche B-3 Term Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche B-3 Term Lenders on the Tranche B-3 Maturity Date the aggregate principal amount of all Tranche B-3 Term Loans outstanding on such date.

(d)           Revolving Credit Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(e)           Swing Line Loans.  The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date.

SECTION 2.08.  Interest.  (a) Floating Rate Loans.  Subject to the provisions of Section 2.08(b) and (c), (i) each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(b)           Fixed Rate Conversion.

(i)            The Administrative Agent may, with the consent or at the direction of all Initial Tranche B-3 Term Lenders, (A) deliver to the Borrower a written notice (a “Fixed Rate Conversion Notice”) substantially in the form of Exhibit O-1 hereto with respect to all or a portion of the Tranche B-3 Term Loans (such portion of the Tranche B-3 Term Loans, from and after the Fixed Rate Conversion Effective Date, the “Fixed Rate Tranche B-3 Term Loans”) and (B) at any time during the forty-five (45) days following delivery of a Fixed Rate Conversion Notice, deliver to the Borrower a written notice (a “Fixed Rate Conversion Effective Date Notice”) substantially in the form of Exhibit O-2 hereto, specifying the Fixed Rate Conversion Effective Date (and, if the Administrative Agent shall not deliver a Fixed Rate Conversion Notice during such period, such Fixed Rate Conversion Notice shall be deemed revoked); provided, that no Fixed Rate Conversion Notice may be delivered with respect to any portion of the Tranche B-3 Term Loans for which a Monthly Interest Notice has been given in accordance with Section 2.08(d) below and no Fixed Rate Conversion Notice may be given within thirty (30) days of the date on which a prior Fixed Rate Conversion Notice has been revoked.  If the Fixed Rate Tranche B-3 Term Loans shall be less than all outstanding Tranche B-3 Term Loans, each Tranche B-3 Term Lender shall (from and after the Fixed Rate Conversion Effective Date) be deemed to hold its ratable share of the Fixed Rate Tranche B-3 Term Loans and remaining Tranche B-3 Term Loans according to its Pro Rata Share.  The Administrative Agent may, with the consent or at the direction of all Initial Tranche B-3 Term Lenders, revoke or rescind any Fixed Rate Conversion Notice.  No more than one Fixed Rate Conversion Notice may be outstanding at any time and, from and after the Fixed Rate Conversion Effective Date for any Tranche B-3 Term Loans, no further Fixed Rate Conversion Notices may be given for the remaining Tranche B-3 Term Loans.

(ii)           From and after the Fixed Rate Conversion Effective Date, the Fixed Rate Tranche B-3 Term Loans shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Tranche B-3 Fixed Interest Rate.  Unless and until any Tranche B-3 Term Loans have become Fixed Rate Tranche B-3 Term Loans, such Tranche B-3 Term Loans shall bear interest in accordance with Section 2.08(a).

(c)           Default Rate.  The Borrower shall pay interest on (i) any past due amount of principal of any Loan due hereunder (and, on and after the occurrence of an Event of Default notified to the Borrower by the Administrative Agent (at the direction of the Required Lenders), the principal amount of all outstanding Loans and L/C Borrowings not then overdue) at a fluctuating interest rate per annum at all times equal to the Default Rate and (ii) any past due amount of interest, fees or other amounts (other than amounts subject to clause (i) above) at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans plus two percent (2.0%), in each case, to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(d)           Interest Payment Date.

(i)            Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(ii)           The Administrative Agent may, with the consent or at the direction of all Initial Tranche B-3 Term Lenders, deliver to the Borrower a written notice (a “Monthly Interest Notice”) substantially in the form of Exhibit O-3 hereto specifying that interest on all or a portion of the Tranche B-3 Term Loans not constituting Fixed Rate Tranche B-3 Term Loans shall thereafter be payable on a monthly basis; provided, that (A) no Monthly Interest Notice may delivered prior to December 31, 2011 and (B) any Tranche B-3 Term Loans as to which such a Monthly Interest Notice is given may not thereafter be converted into Fixed Rate Tranche B-3 Term Loans.  From and after receipt by the Borrower of a Monthly Interest Notice, Interest Payment Dates with respect to the portion of the Tranche B-3 Term Loans as to which such notice is given shall occur on a monthly basis in accordance with the definition of “Interest Payment Date” beginning with the Interest Period immediately following the end of the then-current Interest Period.

(e)           Until the day that is three (3) Business Days after the Closing Date, each Loan shall be a Base Rate Loan.

(f)            All computations of interest hereunder shall be made in accordance with Section 2.10.

SECTION 2.09.  Fees.  In addition to certain fees described in Sections 2.03(h) and (i):

(a)           Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily Revolving Credit Availability; provided that any commitment fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; provided, further, that no commitment fee shall accrue on the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  The commitment fee shall accrue at all times from the Closing Date until the Maturity Date, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable monthly in arrears on the last Business Day of each calendar month, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.  The commitment fee shall be calculated monthly in arrears.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(b)           Duration Fee.  The Borrower shall pay to the Administrative Agent for the account of each Tranche B-3 Term Lender in accordance with its Pro Rata Share, (i) on the fifth anniversary of the Closing Date, a duration fee equal to 1.00% of the aggregate outstanding principal amount of Tranche B-3 Term Loans (if any) as of such date and (ii) on the sixth anniversary of the Closing Date, a duration fee equal to 1.00% of the aggregate outstanding principal amount of Tranche B-3 Term Loans (if any) as of such date.

(c)           Other Fees.  The Borrower shall pay to the Agents the fees set forth in the Fee Letter and such other fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2.10.  Computation of Interest and Fees.  All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of three hundred and sixty-five (365) days and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.SECTION 2.11.  Evidence of Indebtedness.  (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note or Notes payable to such Lender, which shall evidence such Lender’s Loans of the applicable Class or Classes in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters,

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the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c)           Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.12.  Payments Generally.  (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  All payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)           If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)           Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)            if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to

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the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii)           if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to (i) from the date such amount was made available through the first Business Day thereafter, the Federal Funds Rate from time to time in effect and (ii) thereafter, the rate applicable to the applicable Loan made to the Borrower.  When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d)           If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)           The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint.  The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f)            Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

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(g)           Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders to such due and payable amounts in the order of priority set forth in Section 8.04.  If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent shall (i) apply such funds to amounts then due and payable in the order of priority set forth in Section 8.04 and (ii) thereafter, distribute such funds to each of the Lenders in accordance with such Lender’s pro rata share of the sum of (A) the Outstanding Amount of all Loans outstanding at such time and (B) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 2.13.  Sharing of Payments.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans of any Class made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other applicable Lenders such participations in the Loans of such Class made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other applicable Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon, (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including payments to an L/C Issuer pursuant to the L/C Back-Stop Arrangements) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant (other than any Holding Company, the Borrower or any of its Subsidiaries), and (z) unless expressly provided in Section 8.04 to the contrary, nothing in this Section 2.13 shall be construed to limit the applicability of Section 8.04 in the circumstances where Section 8.04 is applicable in accordance with its terms.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and

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will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.14.  Maturity Date Extension.  Prior to (but not less than 30 days nor more than 45 days prior to) the applicable Extension Date, the Borrower may make a written request to the Administrative Agent (each, an “Extension Request”), who shall forward a copy of each such request to each Lender, that the Maturity Date then in effect be extended to the date occurring twelve (12) months after such then existing Maturity Date.  Such request shall be accompanied by a certificate of a Responsible Officer of the Borrower certifying that, at the time such request is delivered (i) no Default has occurred and is continuing and (ii) the Borrower is in compliance on a Pro Forma Basis with (x) each of the covenants set forth in Section 7.11 and (y) in the case of the second Extension Request delivered pursuant to this Section 2.14 (i.e., in respect of the Extension Date described in clause (ii) of the definition thereof), a Total Leverage Ratio of less than 6.20:1.00, in each case as of the last day of the most recently ended Test Period (setting forth in reasonable detail the calculation required to establish such compliance).  Following the delivery of an Extension Request, if (a) on the Business Day preceding the applicable Extension Date, the Borrower shall have paid to the Administrative Agent (for the account of each Lender), a non-refundable extension fee with respect to such Extension Request equal to 1.00% of the sum of (x) the aggregate outstanding principal amount of Tranche B-1 Term Loans and Tranche B-2 Term Loans of such Lender on such day and (y) the Revolving Credit Commitment of such Lender on such day (or, after the termination thereof, the Revolving Credit Exposure of such Lender on such day), (b) as of such Extension Date, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and each other Loan Party contained in Article 5 or any other Loan Document shall be true and correct in all material respects on and as of such date (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates) and (c) the Borrower shall have delivered to the Administrative Agent an officer’s certificate of a Responsible Officer of the Borrower, dated as of the Extension Date, certifying that (I) the conditions set forth in the preceding clause (b) are satisfied and (II) the Borrower is in compliance on a Pro Forma Basis with (x) each of the covenants set forth in Section 7.11 and (y) in the case of the second Extension Request delivered pursuant to this Section 2.14 (i.e., in respect of the Extension Date described in clause (ii) of the definition thereof), a Total Leverage Ratio of less than 6.20:1.00, in each case as of the last day of the most recently ended Test Period (setting forth in reasonable detail the calculation required to establish such compliance), then the Maturity Date shall be automatically extended to the date occurring twelve (12) months after the then existing Maturity Date.  The Administrative Agent shall notify the Borrower and each Lender of the effectiveness of any such extension.

SECTION 2.15.  [Reserved.]

SECTION 2.16.  Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Revolving Credit Lender becomes a Defaulting Lender, then

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the following provisions shall apply for so long as such Revolving Credit Lender is a Defaulting Lender:

(a)           if any Swing Line Loan Exposure or Letter of Credit Exposure exists at the time a Revolving Credit Lender becomes a Defaulting Lender then:

(A)          all or any part of such Swing Line Loan Exposure and Letter of Credit Exposure shall be reallocated among the Revolving Credit Lenders that are not Defaulting Lenders in accordance with their respective Pro Rata Share but only to the extent (x) the sum of all Revolving Credit Exposures of all Revolving Credit Lenders that are not Defaulting Lenders plus such Defaulting Lender’s Swing Line Loan Exposure and Letter of Credit Exposure does not exceed the aggregate amount of all Revolving Credit Commitments of all Revolving Credit Lenders that are not Defaulting Lenders, (y) immediately following the reallocation to a Revolving Credit Lender that is not a Defaulting Lender, the Revolving Credit Exposure of such Revolving Credit Lender does not exceed its Revolving Credit Commitment at such time and (z) the conditions set forth in Sections 4.02(a) and (b) are satisfied at such time (it being understood that all references to a “Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the date of such reallocation);

(B)           if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay the portion of such Swing Line Loan Exposure that has not been reallocated among the Revolving Credit Lenders that are not Defaulting Lenders pursuant to clause (A) above and (y) second, cash collateralize in a manner reasonably satisfactory to the applicable L/C Issuer such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in aggregate amount equal to 105% of such Defaulting Lender’s Letter of Credit Exposure for so long as such Letter of Credit Exposure is outstanding (the “L/C Back-Stop Arrangements”);

(C)           the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(h) with respect to such Defaulting Lender’s Letter of Credit Exposure;

(D)          if the Letter of Credit Exposure of the Revolving Credit Lenders that are not Defaulting Lenders is reallocated pursuant to clause (A) above, then the fees payable to the Revolving Credit Lenders pursuant to Section 2.03(h) shall be adjusted in accordance with the Pro Rata Shares of such Revolving Credit Lenders that are not Defaulting Lenders; and

(E)           if any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.16(a), then, without prejudice to any rights or remedies of any L/C Issuer or any Revolving Credit Lender hereunder, all Letter of Credit fees payable under Section 2.03(h) with

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respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the applicable L/C Issuer until such Letter of Credit Exposure is cash collateralized and/or reallocated; and

(b)           notwithstanding anything to the contrary contained in Section 2.03 or 2.04, so long as any Revolving Credit Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loan and no L/C Issuer shall be required to issue, amend, renew or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the Revolving Credit Lenders that are not Defaulting Lenders and/or cash collateral has been provided by the Borrower in accordance with Section 2.16(a), and (ii) participating interests in any such newly issued, amended, renewed or increased Letter of Credit or newly made Swing Line Loan shall be allocated among Revolving Credit Lenders that are not Defaulting Lenders in a manner consistent with Section 2.16(a)(A) (and Defaulting Lenders shall not participate therein).

In the event that the Administrative Agent, the Borrower, each L/C Issuer and the Swing Line Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Revolving Credit Lender to be a Defaulting Lender, then (i) the Swing Line Loan Exposure and Letter of Credit Exposure of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Revolving Credit Lender’s Revolving Credit Commitments and on such date such Revolving Credit Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Credit Lender to hold such Revolving Credit Loans in accordance with its Pro Rata Share and (ii) so long as no Event of Default then exists, all funds held as cash collateral pursuant to the L/C Back-Stop Arrangements shall thereafter be promptly returned to the Borrower. If the Revolving Credit Commitments have been terminated, all other Revolving Obligations have been paid in full and no Letters of Credit are outstanding, then, so long as no Event of Default then exists, all funds held as cash collateral pursuant to the L/C Back-Stop Arrangements shall thereafter be promptly returned to the Borrower.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01.  Taxes.  (a) Except as provided in this Section 3.01, any and all payments by the Borrower (the term “Borrower” as used in this Article 3 being deemed to include any Subsidiary for whose account a Letter of Credit is issued or any other Loan Party making a payment under any Loan Document) to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any relevant Governmental Authority (“Taxes”), excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by its net income and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or

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maintains a Lending Office, and all liabilities (including additions to tax, penalties and interest) with respect thereto, (ii) branch profits taxes imposed by the jurisdiction in which the Borrower is located, (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07(a)), any U.S. federal withholding Taxes resulting from any law in effect on the date such Foreign Lender becomes a party to this Agreement (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure to comply with Section 10.15, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to this Section 3.01 and (iv) any withholding taxes imposed by Section 1471 through 1474 of the Code, as in effect as of the date of this Agreement, and any current or future Treasury Regulations or official interpretations thereof (all such Taxes described in (i) through (iv) being “Excluded Taxes”).  If any Taxes or Other Taxes are required to be deducted or withheld from or in respect of any sum payable under and in respect of any Loan Document to any Agent or any Lender, (i)  the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings in respect of Indemnified Taxes or Other Taxes been made, (ii) the Borrower (or the applicable withholding agent, as the case may be) shall make such deductions or withholdings, (iii) the Borrower (or the applicable withholding agent, as the case may be) shall pay the full amount deducted to the appropriate Governmental Authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), the Borrower (or the applicable withholding agent, as the case may be) shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.  If the Borrower fails to pay any Taxes or Other Taxes when due to the Governmental Authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence, the Borrower shall indemnify such Agent and such Lender for any incremental taxes, interest or penalties that may become payable by such Agent or such Lender arising out of such failure.

(b)           In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible, filing, or mortgage recording taxes or charges or similar levies which arise from any payment made under or in respect of any Loan Document or from the execution, delivery, performance, enforcement or registration of, from any performance, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c)           (i)  The Borrower agrees to indemnify each Agent and each Lender for and hold it harmless against (A) the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid or payable by such Agent and such Lender and (B) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides the Borrower with a written statement

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thereof setting forth in reasonable detail the basis and calculation of such amounts.  Payment under this Section 3.01(c)(i) shall be made within thirty (30) days after the date such Lender or such Agent makes a demand therefor.  Such written statement shall be conclusive of the amount so paid or payable absent manifest error.

(ii)           Each Lender shall severally indemnify the Agents (but only to the extent that the Borrower has not already indemnified such Agent for such amounts and without limiting the obligation of the Borrower to do so) for (A) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) attributable to such Lender paid by such Agent and (B) any liability (including additions to tax, penalties, interest and reasonable expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent provides such Lender with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts.  Payment under this Section 3.01(c)(ii) shall be made within thirty (30) days after the date such Agent makes a demand therefor.

(d)           If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant Governmental Authority attributable thereto) to the Borrower, net of all out-of-pocket expenses of such Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant Governmental Authority.  Such Lender or Agent, as the case may be, shall provide the Borrower with a written statement setting forth in reasonable detail the basis and calculation of the amounts required to be repaid to the relevant Governmental Authority. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.01 shall survive the termination of the Loan Documents.  Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or any other confidential information or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(e)           Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan or Letter of Credit affected by such event if in the judgment of

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such Lender, such designation (i) would eliminate or reduce amounts payable pursuant to Section 3.01(a) or (c), as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.  Nothing in this Section 3.01(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c).

SECTION 3.02.  Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurodollar Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

SECTION 3.03.  Inability to Determine Rates.  If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Adjusted LIBO Rate for any requested Interest Period with respect to a proposed Eurodollar Loan, or that the Adjusted LIBO Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

SECTION 3.04.  Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Loans.  (a) If any Lender determines that as a result of any Change in Law (i) there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in

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amount resulting from reserve requirements contemplated by Section 3.04(c)) or (ii) any Lender shall be subject to any Taxes (other than (A) Indemnified Taxes, (B) Other Taxes and (C) Excluded Taxes) on its Loans, Letters of Credit, Revolving Credit Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)           If any Lender determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c)           The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Revolving Credit Commitments or the funding of the Eurodollar Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Revolving Credit Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender.  If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d)           Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a), (b) or (c) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided, further, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

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(e)           If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

SECTION 3.05.  Funding Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (but not loss of profit margin) incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)           any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense (but not loss of profit margin) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Adjusted LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

SECTION 3.06.  Matters Applicable to All Requests for Compensation.  (a) Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error.  In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)           With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Loans, or to convert Base Rate Loans

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into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)           If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Loan, or to convert Base Rate Loans into Eurodollar Loans shall be suspended pursuant to Section 3.06(b), such Lender’s Eurodollar Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 that gave rise to such conversion no longer exist:

(i)            to the extent that such Lender’s Eurodollar Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Loans shall be applied instead to its Base Rate Loans; and

(ii)           all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Loans shall remain as Base Rate Loans.

(d)           If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 that gave rise to the conversion of such Lender’s Eurodollar Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

SECTION 3.07.  Replacement of Lenders under Certain Circumstances.  (a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Revolving Credit Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such

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compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents.

(b)           Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Revolving Credit Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent.  Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Revolving Credit Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full at par by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Revolving Credit Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.  If the Lender being replaced does not comply with its obligations in the first sentence of this Section 3.07(b), then the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption on behalf of such replaced Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the assignee Lender shall be effective for purposes of this Section 3.07.

(c)           Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d)           In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

SECTION 3.08.  Survival.  All of the Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

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ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01.  Conditions of Initial Credit Extension.  The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)           The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party party thereto, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)            executed counterparts of this Agreement and the Guaranty;

(ii)           a Note executed by the Borrower in favor of each Lender party to this Agreement on the Closing Date that has requested a Note at least two Business Days in advance of the Closing Date;

(iii)          each Collateral Document set forth on Schedule 1.01B, duly executed by each Loan Party party thereto, together with:

(A)          certificates, if any, representing the Equity Interests constituting Collateral accompanied by undated stock powers executed in blank and instruments constituting Collateral indorsed in blank (provided that, to the extent required by applicable Law, all certificates representing such Equity Interests shall be held by, or on behalf of, the Administrative Agent in the State of Nevada);

(B)           opinions of counsel for the Loan Parties in states in which the Loan Parties are formed or the Mortgaged Properties are located, with respect to perfection of the Liens granted pursuant to the Collateral Documents (including the Mortgages) and any related filings, recordations or notices (including fixture filings), in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(C)           evidence that all other actions, recordings and filings that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement (including UCC financing statements, other filings, recordations or notices and, with respect to the Mortgaged Properties, title insurance, surveys and environmental assessments referred to in the Collateral and Guarantee Requirement) shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent; and

(D)          evidence that all approvals of the Pledge Agreement and the Shareholder Pledge Agreement required to be obtained from Gaming Authorities under applicable Gaming Laws in order for such agreements to become fully effective shall have been obtained and shall be in full force and effect;

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(iv)          executed counterparts of (A) the LandCo Credit Agreement and each other LandCo Loan Document and (B) the OpCo Credit Agreement and each other OpCo Loan Document in each case, together with evidence that all conditions precedent to effectiveness thereof  have been satisfied;

(v)           such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(vi)          (A) a legal opinion from Milbank, Tweed, Hadley & McCloy LLP, New York counsel to the Loan Parties, substantially in the form of Exhibit J-1 and (B) a legal opinion from Brownstein Hyatt Farber Schreck, LLP, Nevada counsel to the Loan Parties, substantially in the form of Exhibit J-2;

(vii)         a certificate signed by a Responsible Officer of the Borrower certifying that (A) there has been no change, effect, event or occurrence since the Plan Effective Date that has had or could reasonably be expected to have a Material Adverse Effect, (B) no Default shall exist, or would result from the Credit Extension on the Closing Date or from the application of the proceeds therefrom and (C) the representations and warranties of the Borrower and each other Loan Party contained in Article 5 or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date;

(viii)        a certificate attesting to the Solvency of the Loan Parties (taken as a whole) after giving effect to the Restructuring Transactions, from the principal accounting officer of the Borrower;

(ix)           evidence that all insurance (including title insurance) required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as lender loss payee or additional insured, as applicable, under each insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named;

(x)            certified copies of the Borrower/IP Holdco License Agreement, the OpCo/IP Holdco License Agreement, the Non-Compete Agreement, the Manager Documents, the OpCo Cost Allocation Agreement and the OpCo Transition Services Agreement, duly executed by the parties thereto, together with all other Material Contracts, each including certification by a Responsible Officer of the Borrower that such documents are in full force and effect as of the Closing Date;

(xi)           a Committed Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension;

(xii)          certified copies of each of the Holding Company Tax Sharing Agreement and the OpCo Tax Sharing Agreement duly executed by all parties thereto which is in full force and effect on the Closing Date;

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(xiii)       all information and copies of all documents and papers, including records of each Loan Party proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper Loan Party or Governmental Authorities;

(xiv)        certified copies of all agreements entered into by the Holding Companies or any of their Subsidiaries governing the terms and relative rights of their Equity Interests and any agreements entered into by its shareholders relating to any such entity with respect to their Equity Interests; and

(xv)         each of the other documents, instruments and certificates set forth on Schedule 1.01B.

(b)           The Plan of Reorganization shall have been confirmed by the Bankruptcy Court pursuant to the Confirmation Order, which has terms and conditions reasonably satisfactory to the Lenders.  The Confirmation Order shall not be subject to a stay and the Plan Effective Date shall have occurred.

(c)           On the Closing Date, the New PropCo Acquired Assets Transfers shall have been consummated in accordance with the terms and conditions of the Plan of Reorganization, the New PropCo Acquired Assets Transfer Documents and all applicable Laws.  On the Closing Date, (x) the Administrative Agent shall have received true and correct copies of all New PropCo Acquired Assets Transfer Documents, in each case (to the extent requested by the Administrative Agent) certified as such by a Responsible Officer of the Borrower, (y) all such New PropCo Acquired Assets Transfer Documents and all terms and conditions thereof shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and (z) all such New PropCo Acquired Assets Transfer Documents shall be in full force and effect.  All conditions precedent to the New PropCo Acquired Assets Transfers, as set forth in the New PropCo Acquired Assets Transfer Documents, shall have been satisfied, and not waived unless consented to by the Administrative Agent and the Required Lenders, to the reasonable satisfaction of the Administrative Agent and the Required Lenders.

(d)           On the Closing Date, the Acquisition shall have been consummated in accordance with the terms and conditions of the Acquisition Documents and all applicable law.  On the Closing Date, (x) the Administrative Agent shall have received true and correct copies of all Acquisition Documents, in each case (to the extent requested by the Administrative Agent) certified as such by a Responsible Officer of the Borrower, (y) all such Acquisition Documents and all terms and conditions thereof shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and (z) all such Acquisition Documents shall be in full force and effect.  All conditions precedent to the Acquisition, as set forth in the Acquisition Documents, shall have been satisfied, and not waived unless consented to by the Administrative Agent and the Required Lenders, to the reasonable satisfaction of the Administrative Agent and the Required Lenders.

(e)           On the Closing Date, the LandCo Assets Transfer shall have been consummated in accordance with the terms and conditions of the Plan of Reorganization, the

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

LandCo Assets Transfer Documents and all applicable Laws.  On the Closing Date, (x) the Administrative Agent shall have received true and correct copies of all LandCo Assets Transfer Documents, in each case (to the extent requested by the Administrative Agent) certified as such by a Responsible Officer of the Borrower, (y) all such LandCo Assets Transfer Documents and all terms and conditions thereof shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and (z) all such LandCo Assets Transfer Documents shall be in full force and effect.  All conditions precedent to the LandCo Assets Transfer, as set forth in the LandCo Assets Transfer Documents, shall have been satisfied, and not waived unless consented to by the Administrative Agent and the Required Lenders, to the reasonable satisfaction of the Administrative Agent and the Required Lenders.

(f)            The Administrative Agent shall have received satisfactory evidence of the completion of the Restructuring Transactions.

(g)           [Reserved].

(h)           All costs, fees and expenses required to be paid hereunder and under the other Loan Documents and invoiced before the Closing Date shall have been paid in full in cash.

(i)            The Administrative Agent and the Lenders shall have received (i) the Old OpCo Audited Financial Statements and the audit report for such financial statements and (ii) the Old OpCo Unaudited Financial Statements, which financial statements described in clauses (i) and (ii) shall be prepared in accordance with GAAP.  The Administrative Agent and the Lenders shall have received (to the extent requested by the Administrative Agent or any Lender) the Old PropCo Unaudited Financial Statements, which financial statements shall be prepared in accordance with GAAP.

(j)            The Administrative Agent and the Lenders shall have received (i) the Pro Forma Financial Statements and (ii) the Pro Forma Opening Projections.

(k)           All material Permits necessary in connection with the consummation of the transactions contemplated by the Loan Documents (including all necessary approvals under applicable Gaming Laws) and the continuing operations of the Borrower and its Subsidiaries (including shareholder and/or member approvals, if any) shall have been obtained on terms satisfactory to the Administrative Agent and the Lenders and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions upon the consummation of the transactions contemplated by the Loan Documents.

SECTION 4.02.  Conditions to All Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Loans) is subject to the following conditions precedent:

(a)           The representations and warranties of the Borrower and each other Loan Party contained in Article 5 or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(b)           No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)           The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)           In the case of a Request for Credit Extension relating to the Revolving Credit Facility, the Borrower (i) shall be in compliance with each of the financial covenants set forth in Section 7.11, calculated on a Pro Forma Basis after giving effect to the requested Credit Extension and any other Specified Transaction that has occurred since the last day of the Test Period then most recently ended and (ii) in the case of any such requested Credit Extension in an amount equal to or greater than $10,000,000, shall have (A) delivered calculations (in reasonable detail and certified by any Person that is authorized to sign a Request for Credit Extension) to the Administrative Agent demonstrating compliance with the requirements of immediately preceding sub-clause (i) (with the determination of “Consolidated EBITDA” with respect to the final fiscal quarter included in the relevant Test Period for purposes of this clause (d) to be made on the basis of good faith estimates by the Borrower if (and only if) the financial statements for such Test Period have not yet been required to be delivered pursuant to Section 6.01) or (B) if the requested Credit Extension constitutes a Revolving Loan or Swing Line Loan, certified that the proceeds of such Credit Extension will be applied to increase the amount of Cage Cash maintained by the Borrower and its Restricted Subsidiaries in accordance with Section 7.02(a).

(e)           In the case of a Request for Credit Extension relating to the Revolving Credit Facility (other than a request for a L/C Credit Extension), the aggregate amount of Unrestricted cash and Cash Equivalents owned or held by the Borrower and its Restricted Subsidiaries shall not, after giving effect to (i) the requested Credit Extension  (and any other such requested Credit Extension that has not then been funded) and (ii) the application of (x) the proceeds of the requested Credit Extension (and any such other requested Credit Extension) and (y) any other Unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries, in each case on (A) in the case of any Borrowing of Eurodollar Loans, the date that is three Business Days prior to the requested Credit Extension and (B) in the case of any Borrowing of Base Rate Loans, the date of the requested Credit Extension, for a purpose otherwise permitted by this Agreement (and not constituting an Investment in Cash Equivalents or a Restricted Subsidiary), exceed $15,000,000.

(f)            In the case of a Request for Credit Extension relating to the Revolving Credit Facility (other than a request for a L/C Credit Extension) the proceeds of which shall be applied to fund a Permitted Acquisition, after giving effect to such Credit Extension and the uses of proceeds thereof, Availability shall not be less than $40,000,000.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b), (d), (e) and (f) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

The Borrower represents and warrants to the Agents, the L/C Issuer and the Lenders that:

SECTION 5.01.  Existence, Qualification and Power; Compliance with Laws.  Each of the Borrower, each other Loan Party and each of their Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and decrees and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted, except (A) in the case of the Borrower and each other Loan Party, in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (B) in the case of the Unrestricted Subsidiaries, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02.  Authorization; No Contravention.  The execution, delivery and performance by the Borrower and each other Loan Party of each Loan Document to which such Person is a party, and the consummation of the Restructuring Transactions on the Closing Date, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than Permitted Liens), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law.

SECTION 5.03.  Governmental Authorization; Other Consents.  No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the Holding Companies or any other Loan Party of this Agreement or any other Loan Document, or for the Restructuring Transactions on the Closing Date, (b) the grant by the Holding Companies or any other Loan

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Holding Companies and the other Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings, including all required Gaming Permits, which have been duly obtained, taken, given or made and are in full force and effect, (iii) filings necessary to release collateral provided under the Prepetition Credit Agreement or in connection with other obligations of the Debtors which have been delivered to the Administrative Agent for filing, (iv) those items set forth on Schedule 5.03, (v) approvals from the applicable Gaming Authorities of the Shareholder Pledge Agreement and the Pledge Agreement, which have been duly obtained, taken, given or made and are in full force and effect, (vi) approvals, consents, authorization or Permits required from any Governmental Authority in connection with an exercise of remedies under any of the Collateral Documents with respect to the Disposition of Equity Interests, gaming equipment or liquor and (vii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04.  Binding Effect.  This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each such Person that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 5.05.  Financial Statements; No Material Adverse Effect.

(a)           (i) The Old OpCo Audited Financial Statements and the Old OpCo Unaudited Financial Statements  fairly present in all material respects the financial condition of Old OpCo and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.  The Old PropCo Unaudited Financial Statements fairly present in all material respects the financial condition of Old PropCo and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.  During the period from December 31, 2009 to and including the Closing Date, except in connection with the Restructuring Transactions, there has been (i) no sale, transfer or other Disposition by Old OpCo or any of its Subsidiaries of any material part of the business or property of Old OpCo or any of its Subsidiaries, (ii) no purchase or other acquisition by Old OpCo or any of its Subsidiaries of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of Old OpCo and its Subsidiaries, (iii) no sale, transfer or other disposition by Old PropCo or any of its Subsidiaries of any material part of the business or property of Old PropCo or any of its Subsidiaries and (iv) no purchase or other acquisition by Old PropCo or any of its Subsidiaries of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of Old PropCo and its

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Subsidiaries, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Closing Date (which shall include any order issued by the Bankruptcy Court).

(ii)           The unaudited pro forma consolidated balance sheets of the Borrower and its Subsidiaries and the Borrower and the Restricted Subsidiaries as at March 31, 2011 (the “Pro Forma Balance Sheets”) and the unaudited pro forma consolidated statements of operations of the Borrower and its Subsidiaries and the Borrower and the Restricted Subsidiaries for the most recent fiscal year, the quarter ended March 31, 2011 and the 12-month period ending on March 31, 2011  (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Restructuring Transactions and all other transactions that would be required to be given pro forma effect by Regulation S-X promulgated under the Exchange Act (including other adjustments consistent with the definition of “Pro Forma Adjustment” or as otherwise agreed between the Borrower and the Administrative Agent).  The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis and in accordance with GAAP the estimated financial position of the Borrower and its Subsidiaries or the Borrower and the Restricted Subsidiaries, as applicable, as at March 31, 2011 and their estimated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby.

(b)           Since the Plan Effective Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c)           The Pro Forma Opening Projections, copies of which have been furnished to the Administrative Agent prior to the Closing Date in a form reasonably satisfactory to it, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(d)           As of the Closing Date, neither the Borrower nor any Restricted Subsidiary has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05, (ii) the Obligations and (iii) liabilities incurred in the ordinary course of business) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

SECTION 5.06.  Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Holding Companies, the Borrower or any of its Subsidiaries or against any of their properties or revenues

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.07.  No Default.  Neither the Holding Companies, the Borrower nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

SECTION 5.08.  Ownership of Property; Liens.  (a) Subject to Permitted Liens, each of the Holding Companies, the Borrower and each of the Subsidiaries has good and marketable title to, or valid leasehold (or subleasehold, as applicable) interests in, all its material properties and assets (including all Real Property), except for minor defects in title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ability of such party to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except, in the case of any Unrestricted Subsidiaries, for any failures to so hold good and marketable title or valid leasehold that could not reasonably be expected to have a Material Adverse Effect.  Except where the failure could not reasonably be expected to have a Material Adverse Effect, each building constructed on a parcel of Real Property is free from material structural defects and all building systems contained therein are in good working order and condition, ordinary wear and tear excepted, suitable for the purposes for which they are currently being used.  No portion of the Real Property has suffered any material damage by fire or other casualty loss that has not heretofore been completely repaired and restored to its original condition, except where such damage could not reasonably be expected to have a Material Adverse Effect.  Each parcel of Real Property and the current use thereof complies in all material respects with all applicable laws (including building and zoning ordinances and codes) and with all insurance requirements, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.  None of the Real Property constitutes a non-conforming use under applicable zoning ordinances and codes, except where such non-conforming use could not reasonably be expected to have a Material Adverse Effect.

(b)           Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) none of the Borrower or the Restricted Subsidiaries, or, to the knowledge of the Borrower, any other party thereto, is in material default under any Material Real Property Leases to which it is a party and no event has occurred and no fact exists which could become a default with the giving of notice or the passage of time and all such leases are legal, valid, binding and in full force and effect and are enforceable in accordance with their terms, (ii) each of the Borrower and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such Material Real Property Leases and (iii) no landlord Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any lease payment under any Material Real Property Lease.

(c)           As of the Closing Date, none of the Borrower or any of the other Loan Parties has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting any Real Property or any sale or Disposition thereof in lieu of condemnation.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(d)           None of the Borrower or any other Loan Party, or, to the knowledge of the Borrower, any other party thereto, is in default in any material respect under any Material Contract.

(e)           Each of the Borrower and the Restricted Subsidiaries has good, marketable and insurable (i) leasehold interests in the Land and the Improvements relating to its respective Ground Lease Properties, and enjoy the quiet and peaceful possession of the Leasehold Estate related thereto in all material respects, and (ii) fee simple title to the Land and the Improvements relating to all Mortgaged Properties thereof other than the Ground Lease Properties, except for minor defects in title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes, in each case free and clear of all Liens whatsoever except Permitted Liens.  Each of the Loan Parties has good and marketable title to the remainder of the material properties and assets of the Loan Parties, free and clear of all Liens whatsoever except Permitted Liens.  The Collateral Documents, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed or recorded in connection therewith, will create (i) a valid, perfected first mortgage lien on the Land and the Improvements or the Leasehold Estate therein, as applicable, subject only to Permitted Liens and (ii) valid, perfected first priority security interests in and to, and perfected collateral assignments of, all personalty or any leases of equipment from third parties, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Liens.  To the knowledge of the Borrower, there are no claims for payment for work, labor or materials affecting the Mortgaged Properties or other properties or assets of the Loan Parties which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents other than Permitted Liens.

(f)            As of the Closing Date, (i) the Mortgaged Properties are not subject to any material leases other than the Real Property Leases set forth on Schedule 5.08(f), (ii) no Person has any possessory interest in any Mortgaged Property or right to occupy the same except under and pursuant to the provisions of such Real Property Leases, (iii) the Material Real Property Leases are in full force and effect and to the best of the Borrower’s knowledge, there are no material defaults thereunder by either party (other than as expressly disclosed on Schedule 5.08(f)), (iv) no Rent under any Material Real Property Lease has been paid more than one (1) month in advance of its due date, except as disclosed on Schedule 5.08(f), (v) there has been no prior sale, transfer or assignment, hypothecation or pledge by the Borrower or any Restricted Subsidiary of any Real Property Lease or of the Rents received therein, which will be outstanding following the Closing Date, other than those assigned to the Administrative Agent on the Closing Date.

SECTION 5.09.  Environmental Compliance.  (a) There are no claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned,

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to the Borrower’s knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any of the Loan Parties and their Subsidiaries at any other location.

(c)           The properties owned, leased or operated by the Borrower and its Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d)           Neither the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e)           All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

(f)            Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties and their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

SECTION 5.10.  Taxes.

(a)           The Holding Companies, the Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed by them and all such tax returns are true, correct and complete in all material respects.  Each of the Holding Companies, the Borrower and its Subsidiaries has timely paid or timely caused to be paid all material Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  No Lien has been filed, and to the knowledge of the Borrower, no claim is being asserted, with respect to any Tax.  As of the Closing Date, none of Holdco, the Borrower or any Subsidiary shall be treated as a corporation for United States federal income tax purposes.

(b)           Except as set forth on Schedule 5.10(b), as of the Closing Date, no Federal or other material tax return is under audit or examination by any Governmental Authority and no notice of such audit or examination or any assertion of any claim for taxes has been received from any Governmental Authority.  Amounts required to be withheld have been withheld by the Holding Companies, the Borrower and its Subsidiaries from their respective employees’ wages for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of the applicable Law and such withholdings have been timely paid to the respective Governmental Authorities

SECTION 5.11.  ERISA Compliance.  (a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur with respect to any Pension Plan; (ii) no Pension Plan has failed to satisfy the minimum funding standard (as defined in Section 412 of the Code and Sections 302 and 303 of ERISA), whether or not waived, has been or is reasonably expected to be determined “at risk” (as defined in Section 412 of the Code and Sections 302 and 303 of ERISA) or not satisfying minimum funding standards (within the meaning of Section 412 of the Code or 302 of ERISA); and (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.12.  Subsidiaries; Equity Interests.  As of the Closing Date after giving effect to the OpCo Acquisition (and, if the GVR Acquisition Commencement Date shall occur on the Closing Date, the GVR Acquisition), neither the Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in the Borrower and its Subsidiaries have been validly issued, and as to any Subsidiaries which are corporations, are fully paid and nonassessable, and all Equity Interests owned by the Holding Companies, the Borrower or any of its Restricted Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Permitted Lien.  As of the Closing Date after giving effect to the OpCo Acquisition (and, if the GVR Acquisition Commencement Date shall occur on the Closing Date, the GVR Acquisition), Schedule 5.12 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of the Holding Companies, the Borrower and any other Subsidiary in the Borrower and each Subsidiary, including the percentage of such ownership, (c) identifies each Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement and (d) identifies the Unrestricted Subsidiaries.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SECTION 5.13.  Margin Regulations; Investment Company Act.  (a) No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying margin stock or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No Indebtedness being reduced or retired out of the proceeds of any Loans or Letters of Credit was or will be incurred for the purpose of purchasing or carrying any margin stock.  Following the application of the proceeds of the Loans and the Letters of Credit, margin stock will not constitute more than 25% of the value of the assets of the Borrower and its Subsidiaries.  None of the transactions contemplated by this Agreement will violate or result in the violation of any of the provisions of the Regulations of the Board, including Regulation T, U or X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

(b)           None of the Loan Parties or any Subsidiary of any Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 5.14.  Disclosure.  No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party or any Affiliate of a Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 5.15.  Intellectual Property; Licenses, etc.    The Borrower and its Restricted Subsidiaries own all of the trademarks, service marks, trade names, domain names, other source indicators, copyrights, patents, patent rights, licenses, technology, software, trade secrets, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of the businesses of the Borrower and its Subsidiaries other than (a) to the extent the Borrower or any of its Subsidiaries shall have been granted a license or other right to use IP Rights owned by (i) IP Holdco pursuant to the Borrower/IP Holdco License Agreement or, prior to the IP Holdco Transition Date, the OpCo/IP Holdco License Agreement and similar intercompany license agreements with Subsidiaries of the Borrower or (ii) any Person (other than an Affiliate of the Holding Companies or any of their Subsidiaries), (b) any IP Rights owned by an Unrestricted Subsidiary and used exclusively in the operation of the business of such Unrestricted Subsidiary and its Subsidiaries or (c) any (i) IP Rights that are in the public domain or are not protectable or

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(ii) other rights that arise from or constitute fair or nominative use.  Notwithstanding anything to the contrary herein, prior to the IP Holdco Transition Date, IP Holdco owns all customer databases, proprietary computer software, trademarks, copyrights and patents owned by the Borrower and its Subsidiaries which are used by OpCo or OpCo’s Subsidiaries as well as by the Borrower and/or any of the Borrower’s other Subsidiaries subject solely to the Borrower/IP Holdco License Agreement and the OpCo/IP Holdco License Agreement and similar intercompany license agreements with Subsidiaries of the Borrower.  Except as disclosed in Schedule 5.15, to the knowledge of the Borrower, no IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party in the operation of their respective businesses as currently conducted infringes upon, misappropriates or violates any valid intellectual property rights held by any Person except for such infringements, misappropriations or violations, either individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect.  Except as disclosed in Schedule 5.15, to the knowledge of the Borrower, no claim, litigation, opposition, or cancellation regarding any of the IP Rights owned or licensed by the Loan Parties is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Restricted Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.16.  Solvency.  (a) On the Closing Date, after giving effect to the Restructuring Transactions and the Loans or Letters of Credit to be made or issued on the Closing Date and after giving effect to the application of such Loans or Letters of Credit, the Loan Parties (taken as a whole) are Solvent.

(b)           After giving effect to (x) the Restructuring Transactions and (y) the Loans or Letters of Credit to be made or issued on the Closing Date or such other date as Loans or Letters of Credit requested hereunder are made or issued:

(i)            the Loan Parties (taken as a whole) have not, do not intend to, and do not believe that they will incur debts beyond the ability of the Loan Parties (taken as a whole) to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by them and the timing of the amounts of cash to be payable on or in respect of their respective Indebtedness; and

(ii)           the Loan Parties (taken as a whole) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which the Loan Parties’ property would constitute an unreasonably small capital.

SECTION 5.17.  Maintenance of Insurance.  The Borrower and the other Loan Parties, as applicable, maintain insurance in accordance with the requirements set forth in Section 6.07.  None of the Borrower or any of its Restricted Subsidiaries (a) has received notice from any insurer (or any agent thereof) that substantial capital improvements or other substantial expenditures will have to be made in order to continue such insurance or (b) has any reason to believe that it will not be able to renew its existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a substantially similar cost except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.  Schedule 5.17 sets forth a true, complete and correct description of all insurance maintained by or on behalf of the Borrower and the other Loan Parties as of the Closing Date.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SECTION 5.18.  Labor Matters.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:  (a) there are no strikes or other labor disputes against any of the Borrower or its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each of the Borrower or its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from any of the Borrower or its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.  All employees of the Holding Companies and their Subsidiaries (other than property-level employees at or below the general manager level) are employees of the Borrower or any of its Restricted Subsidiaries.

SECTION 5.19.  Restructuring Transactions Documentation.  (a) The Restructuring Transactions Documentation listed on Schedule 5.19 constitute all of the material agreements, instruments and undertakings relating to, or arising out of, the Restructuring Transactions.  As of the Closing Date, except as described in Schedule 5.19, none of the Restructuring Transactions Documentation has been amended, supplemented or otherwise modified, and all such Restructuring Transactions Documentation is in full force and effect.  To the knowledge of the Responsible Officers of the Borrower, no party to any of the Restructuring Transactions Documentation is in default thereunder as of the Closing Date.

(b)           As of the Closing Date, the representations and warranties of the applicable Loan Parties and their Affiliates set forth in the Restructuring Transactions Documentation are true and correct in all material respects.

SECTION 5.20.  Collateral.  To the extent required by the Collateral and Guarantee Requirement and Section 4.01(a), the provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral, and no filing, recording, registration or other action will be necessary to perfect or protect such Liens, except (a) for the filing of all applicable UCC financing statements and all applicable filings with the United States Patent and Trademark Office and United States Copyright Office to be filed on the Closing Date or immediately thereafter, (b) as provided under applicable Law with respect to the filing of continuation statements for previously filed UCC financing statements, and (c) approvals from the applicable Gaming Authorities of the Shareholder Pledge Agreement and the Pledge Agreement, which have been duly obtained, taken, given or made and are in full force and effect.

SECTION 5.21.  Location of Real Property.  Schedule 5.21 lists completely and correctly, as of the Closing Date, all material owned or leased Real Property and the addresses thereof, indicating for each parcel whether it is owned or leased, including in the case of leased Real Property, the landlord name, lease date and lease expiration date.  The Borrower and its Restricted Subsidiaries own in fee or have valid leasehold interests in, as the case may be, all the real property set forth on Schedule 5.21.

SECTION 5.22.  Permits.  (a) The Borrower and each Restricted Subsidiary has obtained and holds all Permits (including, without limitation, all Gaming Permits) required in

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

respect of all Real Property and for any other property otherwise operated by or on behalf of, or for the benefit of, such Person and for the operation of each of its businesses as presently conducted and as proposed to be conducted, (b) all such Permits are in full force and effect, and each such Person has performed and observed all requirements of such Permits, (c) no event has occurred that allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (d) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to any such Person, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person, (e) each such Person reasonably believes that each of its Permits will be timely renewed and complied with, without material expense, and that any additional Permits that may be required of such Person will be timely obtained and complied with, without material expense and (f) no such Person has any knowledge or reason to believe that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any such Permit, in each case except as which could not reasonably be expected to have a Material Adverse Effect.  The use being made of each Mortgaged Property is in conformity with the certificate of occupancy issued for such Mortgaged Property, to the extent applicable (except to the extent any such failure would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect).  All Gaming Permits required to be held by the Borrower and its Restricted Subsidiaries are current and in good standing and the Borrower and the relevant Restricted Subsidiaries presently hold all Gaming Permits necessary for the continued operation of each Hotel/Casino Facility as a non-restricted gaming facility.

SECTION 5.23.  Fiscal Year.  As of the Closing Date, the fiscal year of the Holding Companies, the Borrower and each Restricted Subsidiary ends on December 31 of each calendar year.

SECTION 5.24.  Patriot Act.  To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Patriot Act.

SECTION 5.25.  Use of Proceeds.  The Borrower will use the proceeds of the Revolving Credit Loans and Swing Line Loans (a) to fund a portion of the consideration paid by the Borrower on the Closing Date in respect of the OpCo Acquisition, and (b) for working capital and other general corporate purposes of the Borrower and its Restricted Subsidiaries, including the financing of the GVR Acquisition and Permitted Acquisitions and other Investments to the extent permitted under Section 7.02.  Letters of Credit will be used for general corporate purposes of the Borrower, the Restricted Subsidiaries and, to the extent permitted under Sections 2.03(a) and 7.02, Unrestricted Subsidiaries.

SECTION 5.26.  OpCo Cost Allocation.  As of the Closing Date, the allocation of “Costs” (as defined in the OpCo Cost Allocation Agreement), other than “Costs” that were not generally incurred prior to the Closing Date, among the Borrower, OpCo and their respective Subsidiaries pursuant to the OpCo Cost Allocation Agreement is generally consistent with the historical cost allocation practices of Old OpCo.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan shall remain outstanding, any other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.17 and 6.18) cause the Holding Companies and each Restricted Subsidiary to:

SECTION 6.01.  Financial Statements.  Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)           as soon as available, but in any event within one hundred five (105) days after the end of each fiscal year of the Borrower beginning with the fiscal year ended December 31, 2011, (x) consolidated and consolidating balance sheets of the Borrower and its Restricted Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, members’ equity and cash flows for such fiscal year, setting forth in each case in comparative form (A) the figures for the previous fiscal year and (B) in the case of such statements of income or operations, beginning with the fiscal year ended December 31, 2011, the budget for such fiscal year, all in reasonable detail and prepared in accordance with GAAP, and (1) in the case of such consolidated financial statements, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (2) in the case of such consolidating financial statements, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, members’ equity and cash flows of the Borrower and each of its Restricted Subsidiaries in accordance with GAAP and (y) management’s discussion and analysis of the important operational and financial developments of the Borrower and the Restricted Subsidiaries during such fiscal year;

(b)           as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower beginning with the fiscal quarter ended June 30, 2011, (x) a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form (A) for any fiscal quarter ending after the first anniversary of the Closing Date, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year and (B) in the case of such statements of income or operations, the budget for such fiscal quarter and the portion of the fiscal year then ended, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and (y)

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

beginning with the delivery of financial information for the fiscal quarter ended December 31, 2011, management’s discussion and analysis of the important operational and financial developments of the Borrower and the Restricted Subsidiaries during such fiscal quarter;

(c)           as soon as available, but in any event within thirty (30) days after the end of each fiscal month of the Borrower beginning with the fiscal month ended June 30, 2011, (i) a monthly revenue report in respect of the Mortgaged Properties for such fiscal month, for the corresponding fiscal month of the previous fiscal year and for the corresponding portion of previous fiscal year and (ii) consolidated statements of income or operations of the Borrower and the Restricted Subsidiaries for such fiscal month and for the portion of the fiscal year then ended, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(d)           (i) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Holdco beginning with the fiscal year ended December 31, 2011, (x) consolidated balance sheets of Holdco and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, members’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (y) management’s discussion and analysis of the important operational and financial developments of Holdco and its Subsidiaries during such fiscal year and (ii) as soon as available, but in any event within one hundred five (105) days after the end of each fiscal year of Holdco beginning with the fiscal year ended December 31, 2011, consolidating balance sheets of Holdco and its Subsidiaries as at the end of such fiscal year, and the related consolidating statements of income or operations, members’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Responsible Officer of Holdco as fairly presenting in all material respects the financial condition, results of operations, members’ equity and cash flows of each of (1) Holdco and its Subsidiaries, (2) the Borrower and the Restricted Subsidiaries, (3) LandCo Holdings and its Subsidiaries, (4) OpCo Holdings and its Subsidiaries, (5) from and after the GVR Acquisition Consummation Date, the GVR Entities and (6) each other Unrestricted Subsidiary in accordance with GAAP.

(e)           as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of Holdco beginning with the fiscal quarter ended June 30, 2011, (x) a consolidated balance sheet of Holdco and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations of Holdco and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended,  (ii) consolidated statements of cash flows of Holdco and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended and (iii) consolidating statements of income or operations for each of (A) the Borrower and the Restricted Subsidiaries, (B) LandCo Holdings and its Subsidiaries, (C) OpCo Holdings and its Subsidiaries, (D) from and after the GVR

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Acquisition Consummation Date, the GVR Entities and (E) each other Unrestricted Subsidiary for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Holdco as fairly presenting in all material respects the financial condition, results of operations and cash flows of Holdco and its Subsidiaries and the financial condition and results of operations of each of (A) the Borrower and the Restricted Subsidiaries, (B) LandCo Holdings and its Subsidiaries, (C) OpCo Holdings and its Subsidiaries, (D) from and after the GVR Acquisition Consummation Date, the GVR Entities and (E)  each other Unrestricted Subsidiary in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and (y) management’s discussion and analysis of the important operational and financial developments of Holdco and its Subsidiaries during such fiscal quarter;

(f)            as soon as available, and in any event no later than thirty (30) days after  the end of each fiscal year of the Borrower, (i) an operating and capital expenditure budget (in each case presented on a monthly and annual basis) (each a “Budget”) for the Borrower and the Restricted Subsidiaries for the following fiscal year and (ii) forecasts prepared by management of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, including projected balance sheets, income statements and cash flow statements on a monthly basis for such following fiscal year, on a quarterly basis for the fiscal year thereafter and on an annual basis for the next five fiscal years thereafter.  Each such proposed Budget shall identify and set forth the Borrower’s best estimate, after due consideration, of all revenue, costs, and expenses for the Borrower and the Restricted Subsidiaries, and shall specify gross revenues and operating expenses, including, without limitation, amounts due monthly and annually under the Material Contracts of the Loan Parties, under the Management Agreement, insurance premiums and expenditures for FF&E for such fiscal year.  The Budget shall identify and set forth the Borrower’s best estimate, after due consideration, of all costs and expenses contemplated to be necessary in the related budget year (and, as to projects initiated or to be initiated in or prior to the budget year but not completed in the budget year, the estimated cost and completion schedule) for capital improvements and leasehold improvements not included in the Budget, and the contemplated sources of payment of the same; and

(g)           within fifteen (15) days after filing thereof, copies of the reports required under Regulation 6.080 of Nevada Gaming Commission Regulation 6 (Accounting Regulations).

SECTION 6.02.  Certificates; Other Information.  Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)           concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent registered public accounting firm certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.11 or, if knowledge of any such Event of Default was so obtained, relevant information stating the nature and status of such event;

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(b)           concurrently with delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and, if such Compliance Certificate demonstrates an Event of Default of any covenant under Section 7.11, Holdco may deliver, together with such Compliance Certificate, notice of its intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 8.05; provided that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document;

(c)           promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)           no later than five (5) days after the delivery of each Compliance Certificate pursuant to Section 6.02(b) (or, if not received by the Borrower or the applicable Subsidiary prior to the date of such delivery, promptly after receipt thereof), a copy of (i) each report delivered by the Manager to the Borrower pursuant to the Management Agreement with respect to the calculation of the Management Fees (as defined in the Management Agreement) for the fiscal period covered by such Compliance Certificate and (ii) each report delivered by any manager to any Unrestricted Subsidiary pursuant to a management agreement or similar agreement with respect to calculation of the related management fee for the fiscal period covered by such  Compliance Certificate;

(e)           no later than five (5) days after the delivery of each Compliance Certificate pursuant to Section 6.02(b), copies of any material requests or material notices received by the Borrower or any Restricted Subsidiary (other than in the ordinary course of business) during the fiscal period covered by such Compliance Certificate or material statements or material reports furnished during the fiscal period covered by such Compliance Certificate to any holder of debt securities of the Borrower or any Restricted Subsidiary pursuant to the terms of any Indebtedness (other than intercompany Indebtedness among the Borrower and the Restricted Subsidiaries) of the Borrower or any Restricted Subsidiary in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(f)            no later than five (5) days after the delivery of each Compliance Certificate pursuant to Section 6.02(b), (i) updated exhibits to the Security Agreement in accordance with Section 4.14 of the Security Agreement or confirming that there has been no change in such exhibits since the Closing Date (or the date of the last such report), (ii) updated exhibits to the Pledge Agreement in accordance with Section 4.8 of the Pledge Agreement or confirming that there has been no change in such exhibits since the Closing Date (or the date of the last such report), (iii) updated exhibits to the Shareholder Pledge Agreement in accordance with Section 4.8 of the Shareholder Pledge Agreement or confirming that there has been no

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

change in such exhibits since the Closing Date (or the date of the last such report), (iv) a description of each event, condition or circumstance during the fiscal period covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b), (v) a list of each Subsidiary that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate and indicates whether such Subsidiary is a Native American Subsidiary, (vi) a report setting forth the payments received by the Borrower under the Subsidiary Cost Allocation Agreements during such fiscal period and (vii) copies of each amendment, consent, modification or waiver to the Manager Documents, the Holding Company Tax Sharing Agreement, any Subsidiary Cost Allocation Agreement, any Transition Services Agreement or any Subsidiary Tax Sharing Agreement entered into during such fiscal period not previously delivered pursuant to Section 6.03(b); and

(g)           promptly, such additional information regarding the business, legal, financial or corporate affairs of the Holding Companies, any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b), (c), (d) or (e) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent.  Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

SECTION 6.03.  Notices.  Promptly after obtaining knowledge thereof, notify the Administrative Agent of:

(a)             the occurrence of any Default (such notice to be provided within two Business Days of such knowledge);

(b)             any material amendment, waiver or other modification made to, or delivery of any notice of default or termination or assignment of, any Manager Document, the Holding Company Tax Sharing Agreement, any Subsidiary Cost Allocation Agreement, any Transition Services Agreement or any Subsidiary Tax Sharing Agreement;

(c)           any material amendment, waiver or other material modification made to, or delivery of any notice of default or termination of, or the entry into, any Material Contract of any Loan Party, any LandCo Loan Document, any OpCo Loan Document or any GVR Loan Document (together with a copy of any such amendment, waiver, modification or notice);

(d)           the entering into by the Borrower or any Subsidiary of any management contract (together with a copy of any such management contract) whereby another Person will manage the gaming operations at one or more of the properties owned or leased by the Borrower or its Subsidiaries;

(e)           any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Loan Party or as any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event;

(f)            the occurrence of a Casualty Event or the damage, loss or destruction of a material portion of the Collateral;

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(g)         with respect to Plan years beginning on or after December 31, 2010, any documents or notices described in Section 101(k) of ERISA that any Loan Party or ERISA Affiliate has received with respect to any Multiemployer Plan;

(h)           receipt by any Loan Party of any written communication to any Holding Company, the Borrower, any Restricted Subsidiary, the Manager or Fertitta Entertainment from any Gaming Authority advising it of a material violation of or material non-compliance with any Gaming Law by a Holding Company, the Borrower, any Restricted Subsidiary, the Manager or Fertitta  Gaming; and

(i)            the occurrence of any event of default under the LandCo Credit Agreement, the OpCo Credit Agreement or the GVR Credit Agreement.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) through (i) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 6.04.  Payment of Obligations.  File all U.S. federal income and other material tax returns required to be filed in any jurisdiction and pay, discharge or otherwise satisfy as the same shall become due and payable, all its material obligations and liabilities in respect of material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property.

SECTION 6.05.  Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing), Permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.

SECTION 6.06.  Maintenance of Properties; Employees.  Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.  The Borrower shall cause all employees of the Holding Companies and their Subsidiaries (other than property-level employees at or below the general manager level, which may be employed at Subsidiaries) to be employees of the Borrower or any of its Restricted Subsidiaries.

SECTION 6.07.  Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

business, in accordance with the requirements specified in Exhibit L or as otherwise reasonably requested by the Administrative Agent and ensure that the Administrative Agent is an additional insured and/or loss payee, as applicable, under such insurance, as reasonably requested by the Administrative Agent.

SECTION 6.08.  Compliance with Laws.  (a) Comply in all material respects with any requirements of all Laws, and all orders, writs, injunctions and decrees, of any Governmental Authority applicable to it or to its business or property, except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) take, or cause to be taken, all action necessary to maintain in full force and effect and in good standing any and all Gaming Permits and approvals or other entitlements allowing for the conduct, either currently or in the future, of nonrestricted gaming activities on any applicable Mortgaged Property (or any portion thereof), in each case, that are material to the operation of such Mortgaged Property and (c) take, or cause to be taken, all action necessary to maintain in full force and effect and in good standing any and all other Permits (including all Permits under Liquor Laws) material to the operation of each Hotel/Casino Facility.

SECTION 6.09.  Books and Records; Quarterly Conference Calls.

(a)           Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Holding Companies, the Borrower or such Subsidiary, as the case may be.

(b)           At the request of the Administrative Agent, within 10 days after the date of the delivery (or, if later, required delivery) of the annual or quarterly financial information pursuant to Sections 6.01(a) and (b), beginning with the delivery of the financial information for the fiscal year ended December 31, 2011, hold a conference call or teleconference, at a time selected by the Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal year or fiscal quarter, as the case may be, and the financial condition of Holdco and its Subsidiaries and the Borrower and the Restricted Subsidiaries and the Budget for the current fiscal year.

SECTION 6.10.  Inspection Rights.  Subject to applicable Gaming Laws, permit representatives, designees and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that (x) only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10, and (y) absent the existence of an Event of Default, the Administrative Agent shall not exercise such rights more often than (i) four (4) times during the first year following the Closing Date and (ii) from and after the first anniversary of the Closing Date, two (2) times during each 12 month period commencing on the first anniversary of the Closing Date; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its  representatives or independent contractors) may do any of the foregoing at the

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

expense of the Borrower (without limitation as to the number of such visits) at any time during normal business hours and upon reasonable advance notice (it being understood and agreed that the Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants).  Without limitation of the foregoing, the Borrower shall, and shall cause the Restricted Subsidiaries, to comply with the covenants specified in Exhibit N.

SECTION 6.11.  Covenant to Guarantee Obligations and Give Security.  (a) At the Borrower’s expense, promptly take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied.

(b)           Without limitation of the foregoing paragraph (a), upon the formation or acquisition of any new direct or indirect Subsidiary (other than an Unrestricted Subsidiary) by any Loan Party or the designation in accordance with Section 6.14(a) of any existing direct or indirect Subsidiary as a Restricted Subsidiary:

(i)            within thirty (30) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its discretion:

(A)          cause each such Restricted Subsidiary to furnish to the Administrative Agent a description of the Real Properties owned or leased by such Restricted Subsidiary, in detail reasonably satisfactory to the Administrative Agent;

(B)           cause (x) each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent Mortgages, Security Agreement Supplements, Pledge Agreement Supplements, Intellectual Property Security Agreements, Control Agreements and a counterpart of the Intercompany Note and to execute, deliver, file and record any such other documents, statements, assignments, instruments, agreements or other papers and take all other actions necessary in order to create a first-priority perfected security interest (subject only to Permitted Liens) in all of its assets that are required to be pledged pursuant to the Collateral and Guarantee Requirement (including, with respect to such Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (to the extent applicable due to similar jurisdiction and/or type of property, consistent with the Mortgages, Security Agreement, Pledge Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement and (y) each direct or indirect parent of each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent such Security Agreement Supplements and Pledge Agreement Supplements and to execute, deliver, file and record any such other documents, statements, assignments, instruments, agreements or other papers and take all other actions (with the priority required by the Collateral Documents) as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (to the extent applicable due

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

to similar jurisdiction and/or type of property, consistent with the Security Agreement and Pledge Agreement in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C)           subject to the receipt of any approvals required under applicable Gaming Laws, (x) cause each such Restricted Subsidiary to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Administrative Agent and (y) cause each direct or indirect parent of such Restricted Subsidiary to deliver any and all certificates representing the outstanding Equity Interests (to the extent certificated) of such Restricted Subsidiary that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness issued by such Restricted Subsidiary and required to be pledged in accordance with the Collateral Documents indorsed in blank to the Administrative Agent;

(D)          take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, (subject to applicable Gaming Laws) delivery of stock and membership interest certificates and delivery of promissory notes duly endorsed in favor of the Administrative Agent (if any such Investment is by way of loan or advance)) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity;

(E)           cause each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty Supplement or a new guaranty, in each case in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Obligations; and

(F)           cause each such Restricted Subsidiary to deliver to the Administrative Agent such documents and certificates as would have been required pursuant to Sections 4.01(a)(iii) and (v) had such Subsidiary been a Restricted Subsidiary on the Closing Date;

(ii)           within thirty (30) days after the request therefor by the Administrative Agent or such longer period as the Administrative Agent may agree in its discretion, deliver to the Administrative Agent a signed copy of an opinion, addressed to the

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters of law set forth in this Section 6.11(b) as the Administrative Agent may reasonably request; and

(iii)          as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each parcel of Real Property that is required to be subject to a Lien for the benefit of the Lenders pursuant to the Collateral and Guarantee Requirement any existing title reports, surveys or environmental assessment reports.

(c)           Without limitation of the foregoing paragraph (a), concurrently with (x) the acquisition of any material personal property by the Borrower or any Restricted Subsidiary, (y) the acquisition of any owned Real Property by the Borrower or any Restricted Subsidiary that is either (i) contiguous to any Mortgaged Property and the Administrative Agent reasonably determines that the value of the applicable Mortgaged Property is materially increased by encumbering such contiguous property and such material increase in value outweighs the costs and expenses associated with encumbering such contiguous property or (ii) has a Fair Market Value in excess of $1,000,000 or (z) the entering into, or renewal, by the Borrower or any Restricted Subsidiary of a material ground lease in respect of Real Property, if such personal property, owned Real Property or lease shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Administrative Agent and, within thirty (30) days of such acquisition, or entry into or renewal of such ground lease, cause such assets to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b) with respect to Real Property.

SECTION 6.12.  Compliance with Environmental Laws.  Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

SECTION 6.13.  Further Assurances and Post-Closing Conditions.  (a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

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(b)           In the case of any Real Property referred to in Section 6.11(b)(i)(B) or 6.11(c), provide the Administrative Agent with Mortgages with respect to such owned Real Property or material ground lease within the time periods specified herein, together with:

(i)            evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii)           fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements (including endorsements for future advances under the Loan Documents) and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Permitted Liens, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request;

(iii)          opinions of local counsel for the Loan Parties in states in which such Real Properties are located, with respect to the enforceability of and creation of a valid lien of record under, and perfection of, the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent;

(iv)          flood certificates covering each Mortgaged Property in form and substance reasonably acceptable to the Administrative Agent, certified to the Administrative Agent in its capacity as such and certifying whether or not each such Mortgaged Property is located in a flood hazard zone by reference to the applicable FEMA map;

(v)           either (A) a letter or other evidence with respect to each Mortgaged Property from the appropriate Governmental Authorities concerning compliance with applicable zoning and building laws, (B) an ALTA 3.1 zoning endorsement for such Mortgage Policy or (C) a zoning report prepared by The Planning Zoning Resource Corporation indicating that such Mortgaged Property is in material compliance with applicable zoning and building laws; and

(vi)          such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

SECTION 6.14.  Designation of Subsidiaries.  (a) At the Borrower’s election, at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted

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Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the covenants set forth in Section 7.11 (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) the Investment resulting from the designation of any such Subsidiary as an Unrestricted Subsidiary pursuant to this Section 6.14(a) is permitted by Section 7.02, (iv) any Indebtedness or Liens of any Unrestricted Subsidiary designated as a Restricted Subsidiary pursuant to this Section 6.14(a) are permitted by Sections 7.03 and 7.01, respectively, (v) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (vi) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it owns a Core Property, (vii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if (after giving effect to such designation) it will provide any Guarantee of any Indebtedness of the Borrower or any other Restricted Subsidiary, (viii) neither LandCo Holdings nor any of its Subsidiaries may be designated as a Restricted Subsidiary unless and until all commitments and letters of credit under the LandCo Credit Agreement and related loan documents have been terminated and all loans and other obligations thereunder (other than customary indemnification and expense reimbursement obligations not then due and payable that expressly survive the termination thereof) have been paid in full in cash, (ix) neither OpCo Holdings nor any of its Subsidiaries may be designated as a Restricted Subsidiary unless and until all commitments and letters of credit under the OpCo Credit Agreement and related loan documents have been terminated and all loans and other obligations thereunder (other than customary indemnification and expense reimbursement obligations not then due and payable that expressly survive the termination thereof) have been paid in full in cash, (x) no GVR Entity may be designated as a Restricted Subsidiary unless and until all commitments and letters of credit under the GVR Credit Agreement and related loan documents have been terminated and all loans and other obligations thereunder (other than customary indemnification and expense reimbursement obligations not then due and payable that expressly survive the termination thereof) have been paid in full in cash and (xi) after the IP Holdco Transition Date, IP Holdco may not be designated as an Unrestricted Subsidiary.  The designation of any Subsidiary as an Unrestricted Subsidiary (other than any Subsidiary created or acquired in connection with a Permitted Acquisition and designated as an Unrestricted Subsidiary at the time of such Permitted Acquisition) shall constitute an Investment by the Borrower therein  at the date of designation in an amount equal to the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is designated as an Unrestricted Subsidiary.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

(b)           At the Borrower’s election, at any time, designate a Restricted Subsidiary as a Native American Subsidiary, but only to the extent that such designation is consistent with the definition of “Native American Subsidiary”.  Upon any Native American Subsidiary’s ceasing to satisfy any of the requirements set forth in the definition of such term, the Borrower shall notify the Administrative Agent thereof and shall take the actions required pursuant to Section 6.11 and such Subsidiary shall cease to be a Native American Subsidiary.

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(c)           After all commitments and letters of credit (if any) under the OpCo Credit Agreement have been terminated and all loans and other obligations (other than customary indemnity obligations and expense reimbursement obligations not then due and payable that expressly survive the termination thereof) shall have been paid in full in cash, (i) designate OpCo Holdings and its Subsidiaries as Restricted Subsidiaries, so long as such designation may otherwise be made in compliance with Section 6.14(a) or such designation is otherwise approved by the Administrative Agent (acting with the consent of the Required Lenders) and (ii) thereafter take the actions required pursuant to Section 6.11 in connection therewith.

(d)           After all commitments and letters of credit (if any) under the LandCo Credit Agreement have been terminated and all loans and other obligations (other than customary indemnity obligations and expense reimbursement obligations not then due and payable that expressly survive the termination thereof) shall have been paid in full in cash, (i) designate LandCo Holdings and its Subsidiaries as Restricted Subsidiaries, so long as such designation may otherwise be made in compliance with Section 6.14(a) or such designation is otherwise approved by the Administrative Agent (acting with the consent of the Required Lenders) and (ii) thereafter take the actions required pursuant to Section 6.11 in connection therewith.

(e)           After all commitments and letters of credit (if any) under the GVR Credit Agreement have been terminated and all loans and other obligations (other than customary indemnity obligations and expense reimbursement obligations not then due and payable that expressly survive the termination thereof) shall have been paid in full in cash, (i) designate the GVR Entities as Restricted Subsidiaries, so long as such designation may otherwise be made in compliance with Section 6.14(a) or such designation is otherwise approved by the Administrative Agent (acting with the consent of the Required Lenders) and (ii) thereafter take the actions required pursuant to Section 6.11 in connection therewith.  This paragraph (e) shall not apply prior to the GVR Acquisition Consummation Date.

(f)            On the IP Holdco Transition Date, designate IP Holdco as a Restricted Subsidiary, and the Borrower shall thereafter take the actions required pursuant to Section 6.11 in connection therewith.

SECTION 6.15.  Information Regarding Collateral.  Furnish to the Administrative Agent prompt written notice of any change (a) in any Loan Party’s corporate name, (b) in the location of any Loan Party’s chief executive office, its principal place of business, and, upon request of the Administrative Agent, in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (c) in any Loan Party’s identity, jurisdiction of organization or organizational structure or (d) in any Loan Party’s U.S. Federal Taxpayer Identification Number, as applicable, and, in any event, no such change shall be effected or permitted unless all filings have been made (or will be made on a timely basis) under applicable Laws or otherwise and all other actions have been taken (or will be taken on a timely basis) that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral; provided that any such written notice under clauses (a) or (c) above shall be given to the

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Administrative Agent (or such shorter period as the Administrative Agent may agree in writing) not less than thirty (30) days prior to such change; provided, further, that no Loan Party shall change its jurisdiction of organization to a jurisdiction located outside the United States without the consent of the Required Lenders.

SECTION 6.16.  Corporate Separateness.  (a) Satisfy, and cause each of its Restricted Subsidiaries and Unrestricted Subsidiaries to satisfy, customary corporate, limited liability company and other formalities, including, as applicable, the holding of regular board of managers’ or members’ meetings or action by managers or members without a meeting and the maintenance of corporate records.

(b)           Ensure that (i) no bank account of any Unrestricted Subsidiary shall be held jointly with the Borrower or any of its Restricted Subsidiaries and no bank account of the Borrower or any Restricted Subsidiary shall be held jointly with any of the Unrestricted Subsidiaries or any other Person, and (ii) any financial statements distributed to any creditors of any Unrestricted Subsidiary shall clearly establish or indicate the corporate separateness of such Unrestricted Subsidiary from the Holding Companies, the Borrower and its Restricted Subsidiaries.

SECTION 6.17.  Interest Rate Protection.  Within 60 days after the Closing Date, enter into, and thereafter maintain, Swap Contracts, with terms and conditions reasonably satisfactory to the Administrative Agent and with a counterparty reasonably satisfactory to the Administrative Agent, to the extent necessary to provide that the aggregate principal amount of the Term Loans subject to either a fixed interest rate or interest rate protection for a period of not less than three years from the date of the entry into the applicable Swap Contract, together with the aggregate outstanding principal balance of the Exchange Securities, shall equal at least 50% of the aggregate outstanding principal balance of the Term Loans and the Exchange Securities.

SECTION 6.18.  Management Agreement.

(a)           Payment of Sums Due Under Management Agreement. Subject to  Section 6.18(i) below, pay all management fees and other charges reserved in or payable under the Management Agreement on or prior to the due date thereof except where (i) the validity or amount thereof is being contested in good faith, (ii) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

(b)           Performance of Covenants.  (i) Promptly perform and observe in all material respects all of the terms, covenants and conditions required to be performed and observed by the Borrower under the Management Agreement, the breach of which would permit any party to the Management Agreement validly to terminate the Management Agreement (including, without limitation, all payment obligations), (ii) do all things commercially reasonable to preserve and to keep unimpaired its rights under the Management Agreement, (iii) not waive, excuse or discharge any of the material obligations of the Manager or any other party to the Management Agreement without the Administrative Agent’s prior written consent in each instance, and (iv) enforce the material obligations of the Manager and the other parties to the

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Management Agreement, except, in the case of the foregoing clauses (i) through (iv), in any such case where same would not reasonably be expected to have a Material Adverse Effect.

(c)           No Modification or Termination.

(i)            Not consent to or acquiesce in any amendment, modification, waiver or change to any Manager Document in any manner adverse to the interests of the Lenders in any material respect; it being acknowledged and agreed by the parties hereto that any amendment, waiver or other modification which would have the effect of (A) increasing management fees, required reserves or termination fees or (B) shortening the term thereof shall be deemed adverse to the interests of the Lenders in a material respect.

(ii)           Not permit, consent to or acquiesce in any cancellation, termination or surrender of any Manager Document.

(d)           Notices of Default.  Promptly (but in no event later than two (2) Business Days after the Borrower’s receipt thereof) deliver (or cause to be delivered) to the Administrative Agent copies of any written notice of default by any party under the Management Agreement, or of any written notice from the Manager or any other party to the Management Agreement of its intention to terminate the Management Agreement.

(e)           Delivery of Information.  Promptly furnish (or cause to be furnished) to the Administrative Agent copies of such information and evidence as the Administrative Agent may reasonably request concerning the Borrower’s due observance, performance and compliance with the terms, covenants and conditions of the Management Agreement.

(f)            Other Management Agreements; Delegation of Manager’s Duties.  Not enter into any management agreements other than the Management Agreement, or permit the Manager to assign or sub-contract its duties or responsibilities under the Management Agreement (except as permitted under the Management Agreement as in effect on the date hereof).

(g)           Further Assurances.  At its sole cost and expense, execute and deliver to Administrative Agent, within five (5) Business Days after request, such documents, instruments or agreements as may be reasonably required to permit the Administrative Agent to cure any default under the Management Agreement.

(h)           Management Agreement Cure By Administrative Agent.  In the event of a default by the Borrower in the performance of any of its obligations under the Management Agreement beyond any applicable notice and cure periods therein, including, without limitation, any default in the payment of any sums payable thereunder, then, in each and every such case, subject to applicable Gaming Laws, the Administrative Agent may, at its option, cause the default or defaults to be remedied.  The Borrower shall, on demand, reimburse the Administrative Agent for all advances made and out-of-pocket expenses incurred by the Administrative Agent in curing any such default (including, without limitation, reasonable attorneys’ fees and disbursements), together with interest thereon computed at the Default Rate from the date that such advance is made to and including the date the same is paid to the Administrative Agent.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(i)            Subordination. At all times cause the Management Agreement and all management fees payable thereunder to be subordinated to the Obligations and the Liens held by the Administrative Agent pursuant to the Management Subordination Agreement (or otherwise on terms satisfactory to the Administrative Agent in its sole discretion).

(j)            Rights of Administrative Agent. The Administrative Agent shall have the right (but shall have no obligation) at any time that there shall exist and be continuing an Event of Default, to take in Administrative Agent’s own name or in the name of the Borrower (but at the Borrower’s expense, which shall be reimbursed to the Administrative Agent upon demand and shall constitute part of the Obligations), such action as Administrative Agent may at any time or from time to time determine to be necessary, subject to applicable Gaming Laws:

(i)            to exercise any of the rights of the Borrower under the Management Agreement and to request and require the Manager to attorn to Administrative Agent (or its designee);

(ii)           to terminate the Management Agreement in accordance with, and subject to the terms of, the Management Agreement and the Management Subordination Agreement;

(iii)          to amend, modify or extend the Management Agreement by agreement with the Manager;

(iv)          to cure any default under the Management Agreement; and

(v)           to protect the rights of the Administrative Agent and the Lenders hereunder and under the Management Agreement;

and the Administrative Agent shall incur no liability as between itself and the Borrower if any action taken by or on its behalf in good faith pursuant hereto shall prove to be, in whole or in part, inadequate or invalid. Without limiting any of the rights, powers and privileges granted to the Administrative Agent in the other Loan Documents, the Borrower hereby irrevocably makes, constitutes and empowers and authorizes the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) and hereby irrevocably appoints the Administrative Agent as the Borrower’s attorney-in-fact (which irrevocable appointment is coupled with an interest) for the purpose of enforcing the Borrower’s rights under the Management Agreement and the Administrative Agent’s rights in Section 6.18(h) and (j) upon the occurrence and continuance of an Event of Default.  The Borrower shall, within five (5) Business Days after written request is made therefor by the Administrative Agent, execute and deliver to the Administrative Agent or to any party designated by the Administrative Agent, such further instruments, agreements, powers, assignments, conveyances or the like as may be reasonably necessary or desirable to complete or perfect the interest, rights or powers of the Administrative Agent pursuant to this Section 6.18 or as may otherwise be required by the Administrative Agent.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SECTION 6.19.  Unrestricted Subsidiaries.

(a)           Existence and Maintenance of Properties.  Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, to the extent funds are available at such Unrestricted Subsidiary for such purpose, cause each Unrestricted Subsidiary to:

(i)            Preserve, renew and maintain in full force and effect its legal existence;

(ii)           (A) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (B) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice; and

(iii)          Maintain such insurance with respect to its properties and business as shall be required by any applicable financing documentation to which it is a party.

(b)           Gaming Permits.  Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, take, or cause to be taken, all action necessary to maintain in full force and effect and in good standing any and all Gaming Permits and approvals or other entitlements allowing for the conduct, either currently or in the future, of nonrestricted gaming activities on any applicable real property (or any portion thereof); provided that any failure to comply with the foregoing shall constitute a breach of this paragraph (b) only if such failure occurs as a result of fraud, gross negligence, intentional misconduct of the Borrower, the Manager or Fertitta Entertainment or their respective principals or Affiliates.

(c)           Sale of All or Substantially All Assets.  Within ten (10) Business Days following the sale of all or substantially all of the assets of any Unrestricted Subsidiary and repayment of all Indebtedness thereof, cause to be distributed to the Borrower any Net Cash Proceeds of such sale (determined as if each reference in the definition of “Net Cash Proceeds” to a Restricted Subsidiary was to an Unrestricted Subsidiary) remaining after repayment of the Indebtedness of such Unrestricted Subsidiary and repayment of (or establishment of reasonable reserves for) any other liabilities of such Unrestricted Subsidiary.

(d)           GVR Acquisition.  Within ten (10) Business Days after the GVR Acquisition Consummation Date (or, if the GVR Acquisition Consummation Date shall be the Closing Date, on the Closing Date), deliver to the Administrative Agent certified copies of the GVR Credit Agreement, the GVR Tax Sharing Agreement, the GVR Cost Allocation Agreement and the GVR Transition Services Agreement, in each case, in form and substance acceptable to the Administrative Agent.

(e)           Transition Services Agreements.  The performance by the Borrower or any of its Restricted Subsidiaries of any obligation expressly required of it under a Transition Services Agreement shall not give rise to a Default under this Agreement or any other Loan Document.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SECTION 6.20.  Equity Issuances.

(a)           In the case of Holdco, contribute to the Borrower, on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds, all Net Cash Proceeds received by Holdco in respect of any capital contribution or sale or issuance of its Equity Interests, other than the proceeds of any Permitted Holdco Convertible Indebtedness Equity Issuance to the extent applied to repay, prepay, redeem, purchase or otherwise satisfy any Holdco Convertible Indebtedness.

(b)           In the case of the Borrower, on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds, deposit to a segregated deposit account subject to a Control Agreement all funds received from Holdco pursuant to the foregoing paragraph (a) (net of the Applicable Clawback Amount with respect thereto) and, until such funds have been applied to a Permitted Acquisition, Investment or Capital Expenditure in accordance with Section 2.05(b)(iv) or applied to repayment of the Loans (including under the Revolving Credit Facility), maintain such funds in a segregated deposit account subject to a Control Agreement.

SECTION 6.21.  Subsidiary Cost Allocation Agreements.  (i) Promptly perform and observe in all material respects all of the terms, covenants and conditions required to be performed and observed by the Borrower under each Subsidiary Cost Allocation Agreement, (ii) do all things commercially reasonable to preserve and to keep unimpaired its material rights under each Subsidiary Cost Allocation Agreement, (iii) not waive, excuse or discharge any of the material obligations of any Unrestricted Subsidiary under any Subsidiary Cost Allocation Agreement without the Administrative Agent’s prior written consent in each instance, (iv) enforce the material obligations of each Unrestricted Subsidiary under each Subsidiary Cost Allocation Agreement and (v) cause each Unrestricted Subsidiary to be party to, or otherwise covered by, a Subsidiary Cost Allocation Agreement.

SECTION 6.22.  Maintenance of Ratings.  Use commercially reasonable efforts to obtain and maintain (i) a public corporate family rating of the Borrower and a rating of each Class of Term Loans, in each case from Moody’s, and (ii) a public corporate credit rating of the Borrower and a rating of each Class of Term Loans, in each case from S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrower of customary rating agency fees and cooperation with information and data requests by Moody’s and S&P in connection with their ratings process).

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan shall remain outstanding, any other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any of the Holding Companies or Restricted Subsidiaries to, directly or indirectly:

SECTION 7.01.  Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)           Liens pursuant to any Loan Document;

(b)           Liens existing on the Closing Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals or extensions thereof; provided that (i) any such Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof, and (ii) such Liens shall secure only those obligations which they secure on the Closing Date and refinancings, extensions, renewals and replacements thereof permitted hereunder;

(c)           Liens for taxes, assessments or governmental charges which are not yet due or delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)           statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)           (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;

(f)            deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money and Capitalized Leases), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(g)           public and private easements, rights-of-way, restrictions, encroachments, protrusions, franchises, licenses, permits, zoning laws, covenants, conditions, restrictions and other similar non-monetary encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary and any and all exceptions to title disclosed on Schedule B of each of the Mortgage Policies;

(h)           Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h), so long as such Liens are adequately bonded (if required by the applicable court) and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(i)            Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens attach concurrently with or within two hundred seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property except for the property financed by such Indebtedness, accessions thereto and the proceeds and the products thereof, (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender and (iv) the amount of Indebtedness secured thereby does not exceed the cost of the acquisition, repair, replacement, construction or improvement (as applicable) of such property;

(j)            (i) in the case of the Mortgaged Properties, Real Property Leases permitted under Section 7.19 and (ii) with respect to all other properties and assets of the Loan Parties, leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (x) interfere in any material respect with the business of the Borrower or any Restricted Subsidiary or (y) secure any Indebtedness;

(k)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l)            Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(m)          Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(i) and (n) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n)           Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);

(o)           Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e);

(p)           any interest or title of a lessor under leases entered into by the Borrower or any of the Restricted Subsidiaries (in their capacities as lessee) in the ordinary course of business;

(q)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(r)            Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(s)           Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(t)            Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(u)           Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(v)           Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;

(w)          other Liens on assets securing Indebtedness outstanding in an aggregate principal amount not to exceed $10,000,000; provided however that no Liens on assets constituting Collateral shall be permitted under this clause (w) to secure Indebtedness for borrowed money or reimbursement obligations under letters of credit of any Loan Party; and

(x)            Liens arising under the WF Indemnification Agreement.

SECTION 7.02.  Investments.  Make or hold any Investments, except:

(a)           Investments by the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investments were made; provided, however, that (i) at any time Revolving Credit Loans and/or Swing Line Loans are outstanding, the aggregate amount of Unrestricted cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries shall not exceed $15,000,000 for any period of five consecutive Business Days and (ii) the aggregate amount of Cage Cash maintained by the Borrower and the Restricted Subsidiaries (A) shall not exceed the amount of cash, determined by the Borrower in its reasonable business judgment consistent with past practices, desirable in the ordinary course of business to be maintained in the Hotel/Casino Facilities and (B) shall not exceed $60,000,000 (or such higher amount of Cage Cash as shall be required by the Gaming Authorities for the Borrower and the Restricted Subsidiaries in the aggregate as set forth in a written notice from the Borrower to the Administrative Agent and the Lenders) for any period of five consecutive Business Days, provided, further, that, upon a Permitted Acquisition, the maximum amount specified in this clause (B) shall be increased to an amount reasonably determined by the Borrower (subject to the consent of the Administrative Agent (not to be unreasonably withheld)) to reflect any increase in the aggregate amount of Cage Cash of the Borrower and the Restricted Subsidiaries desirable in the ordinary course of business in connection with such Permitted Acquisition;

(b)           loans or advances to officers, directors, board managers and employees of the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes so long as made in accordance with applicable law, and (ii) in connection with such Person’s purchase of Equity Interests of Holdco (provided that the amount of such loans and advances described in this clause (b) (ii) shall be contributed to the Borrower in cash as common equity); provided the aggregate principal amount of all loans and advances made in reliance on this clause (b) shall not exceed $1,000,000 at any time outstanding;

(c)           Investments by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary;

(d)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(e)           Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;

(f)            Investments existing on the Closing Date and set forth on Schedule 7.02(f) by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;

(g)           Investments in Swap Contracts permitted under Section 7.03;

(h)           promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(i)            the purchase or other acquisition after the Closing Date of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):

(A)          with respect to any Permitted Acquisition having Aggregate Consideration equal to or greater than $10,000,000, the Borrower shall (1) deliver to the Administrative Agent, on behalf of the Lenders, no later than ten (10) Business Days (or such later date as determined by the Administrative Agent in its reasonable discretion) prior to the date on which any such purchase or other acquisition is consummated, written notice thereof, (2) use reasonable best efforts to deliver to the Administrative Agent promptly, but in no event later than the consummation of such purchase or acquisition, copies of the applicable purchase agreement and all other material transaction documents and other information in connection therewith reasonably requested by the Administrative Agent and (3) deliver to the Administrative Agent, no later than five (5) Business Days (or such later date as determined by the Administrative Agent in its reasonable discretion) prior to the date on which any such purchase or acquisition is consummated, a certificate of Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, specifying whether any newly created or acquired Subsidiary will result therefrom and whether such Subsidiary will constitute a Restricted Subsidiary or Unrestricted Subsidiary;

(B)           the Aggregate Consideration paid in respect of such Permitted Acquisition, together with the Aggregate Consideration paid in respect of all other Permitted Acquisitions since the Closing Date (excluding the GVR Acquisition and further excluding, in each case, amounts funded using the proceeds of Revolving Credit Loans or Swing Line Loans), shall not exceed the sum of (1) the Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) received after the Closing Date that are

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Not Otherwise Applied plus (2) Cumulative Excess Cash Flow to the extent Not Otherwise Applied;

(C)           the acquired property, assets, business or Person is in the same line of business as the Borrower or a Restricted Subsidiary;

(D)          if all or any portion of such purchase or acquisition is funded by the proceeds of Revolving Credit Loans or Swing Line Loans, each Hotel/Casino Facility subject to such purchase or acquisition is located in the Las Vegas Locals Market;

(E)           (i) all property and assets acquired by the Borrower or any Restricted Subsidiary in such purchase or other acquisition shall constitute Collateral (unless the same constitute Excluded Assets) in accordance with Section 6.11 and (ii) each Subsidiary created or acquired in connection with such Permitted Acquisition that will constitute a Restricted Subsidiary shall become a Guarantor and cause all of its respective property and assets to become Collateral (unless the same constitute Excluded Assets) in accordance with Section 6.11;

(F)           if any portion of the Aggregate Consideration for such Permitted Acquisition is funded using the proceeds of Revolving Credit Loans or Swing Line Loans (other than Revolving Credit Loans or Swing Line Loans drawn using Availability created by repayments of Revolving Credit Loans and Swing Line Loans using proceeds of Cumulative Excess Cash Flow that is Not Otherwise Applied), the aggregate outstanding principal amount of Indebtedness assumed or incurred by the Borrower and its Subsidiaries (other than pursuant to the Revolving Credit Facility) in connection with such Permitted Acquisition shall not be greater than 4.0 times the Aggregate Consideration (exclusive of any such assumed or incurred Indebtedness) paid in respect of such Permitted Acquisition;

(G)           if (i) any Subsidiary created or acquired in connection with such Permitted Acquisition shall constitute an Unrestricted Subsidiary and (ii) any portion of the Aggregate Consideration for such Permitted Acquisition is funded using the proceeds of Revolving Credit Loans or Swing Line Loans (other than Revolving Credit Loans or Swing Line Loans drawn using Availability created by repayments of Revolving Credit Loans and Swing Line Loans using proceeds of Cumulative Excess Cash Flow that is Not Otherwise Applied), the principal balance of the Revolving Credit Loans and Swing Line Loans so applied shall not, in the aggregate, exceed the sum of (x) the portion of such Aggregate Consideration funded using Cumulative Excess Cash Flow that is Not Otherwise Applied and (y) the portion of such Aggregate Consideration funded using Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05); provided, that any such Permitted Equity Issuances shall be funded to Holdco, by Holdco to the Borrower and by the Borrower to the applicable Unrestricted Subsidiary;

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(H)          (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition (including any Indebtedness incurred in connection therewith), (i) the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.11 and (ii) the Total Leverage Ratio (as determined on a Pro Forma Basis after giving effect to such purchase or other acquisition) shall be less than or equal to the Total Leverage Ratio (as determined immediately prior to such purchase or acquisition), with such compliance with preceding clauses (i) and (ii) to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though (where applicable) such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the principal accounting officer of the Borrower demonstrating such compliance calculation in reasonable detail;

(I)            the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days prior to the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and

(J)            after giving effect to such purchase or acquisition and any incurrence of Indebtedness in connection therewith, Liquidity shall not be less than $40,000,000;

(j)            the Restructuring Transactions (including, without limitation, the OpCo Acquisition);

(k)           Investments in the ordinary course of business consisting of Article 3 of the Uniform Commercial Code endorsements for collection or deposit and Article 4 of the Uniform Commercial Code customary trade arrangements with customers consistent with past practices;

(l)            Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m)          loans and advances to the Holding Companies (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

permitted to be made to the Holding Companies (or such parent) in accordance with Section 7.06(f) and (g);

(n)           so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing and the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, Investments in an aggregate amount from and after the Closing Date not to exceed the sum of (A) the aggregate amount of the Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) received after the Closing Date that are Not Otherwise Applied, plus (B) the amount of Cumulative Excess Cash Flow that is Not Otherwise Applied plus (C) an amount equal to $50,000,000;

(o)           advances of payroll payments to employees of the Borrower and the Restricted Subsidiaries in the ordinary course of business;

(p)           [reserved];

(q)           Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r)            [reserved];

(s)           Investments in LandCo Holdings and LandCo (including, without limitation, (i) pursuant to the LandCo Support Agreement or (ii) to be applied by LandCo Holdings to pay corporate overhead expenses, franchise taxes and other fees, taxes and expenses required to maintain its limited liability company existence);

(t)            Investments in OpCo Holdings made using the proceeds of any capital contribution to, or any sale or issuance of its Equity Interests by, the Borrower or Holdco, in an amount not in excess of the Applicable Clawback Amount with respect thereto;

(u)           (i) the GVR Acquisition and (ii) [* * *] or

(v)           Investments in Unrestricted Subsidiaries made using the proceeds of Cure Note Indebtedness to the extent applied to cure or prevent a Specified Event (as defined in the Equityholders Agreement);

provided, that any Investment (or series of related Investments) in one or more entities that are not Restricted Subsidiaries in excess of $1,000,000 (including, for the avoidance of doubt, any Investment resulting from the designation of a Restricted Subsidiary as an Unrestricted Subsidiary but excluding Investments pursuant to Section 7.02(s) through (v)) shall not be permitted pursuant to this Section 7.02, unless the Borrower has provided the Administrative Agent with a certificate of a Responsible Officer of the Borrower certifying that any cash used to

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

make such Investment (or series of related Investments, in which case the Borrower will provide such certificate only upon the first Investment in such series) shall be used for a current Bona Fide Business Purpose other than “cash hoarding” (as determined by the Administrative Agent in its reasonable discretion).

SECTION 7.03.  Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness of the Loan Parties under the Loan Documents;

(b)           Indebtedness outstanding on the Closing Date and listed on Schedule 7.03(b) and any Permitted Refinancing thereof;

(c)           Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that if the Indebtedness being Guaranteed is subordinated to the Obligations in Lien priority and/or right of payment, such Guarantee shall be subordinated to the Guarantee of the Obligations in Lien priority and/or right of payment, as the case may be, on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and/or Lien securing the same;

(d)           Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary to the extent constituting an Investment expressly permitted by Section 7.02; provided that all such Indebtedness shall be evidenced by an Intercompany Note pledged to the Administrative Agent for the benefit of the Secured Parties in accordance with the Collateral Documents and Section 6.11;

(e)           (i) so long as immediately after giving effect to the incurrence of any such Indebtedness, no Event of Default has occurred and is continuing and the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, Capitalized Lease Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within two hundred seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, and (ii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (i); provided, further, that the aggregate principal amount of all Indebtedness permitted under this Section 7.03(e) (including all Permitted Refinancing Indebtedness described in preceding clause (ii)), shall not exceed $25,000,000 at any time outstanding;

(f)            Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks of the Borrower or its Restricted Subsidiaries incurred in the ordinary course of business and not for speculative purposes, including, without limitation, all Swap Contracts required pursuant to Section 6.17;

(g)           Indebtedness representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(h)           Indebtedness consisting of promissory notes issued by the Borrower to current or former officers, directors, managers and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdco or the Borrower permitted by Section 7.06(e); provided that (i) such Indebtedness shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent (it being understood that, subject to the dollar limitation described below, such subordination provisions shall permit the payment of interest and principal in cash if no Event of Default has occurred and is continuing) and (ii) the aggregate amount of all cash payments (whether principal or interest) made by the Borrower in respect of such notes since the Closing Date, when combined with the aggregate amount of Restricted Payments made pursuant to Section 7.06(e) since the Closing Date, shall not exceed $1,000,000;

(i)            Indebtedness incurred by the Borrower or the Restricted Subsidiaries in (i) a Permitted Acquisition, (ii) any other Investment expressly permitted hereunder or (iii) any Disposition, in the case of each of the foregoing clauses (i), (ii) and (iii), constituting customary indemnification obligations or customary obligations in respect of purchase price or other similar adjustments;

(j)            Indebtedness consisting of obligations of the Borrower or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;

(k)           Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, in connection with deposit accounts and obligations under the WF Indemnification Agreement;

(l)            Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(m)          Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(n)           obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(o)           additional Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(p)           all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest (other than pay-in-kind interest or other interest capitalized as principal) on obligations described in clauses (a) through (o) above;

(q)           [reserved];

(r)            Indebtedness of the Borrower under the LandCo Support Agreement;

(s)           unsecured Indebtedness of Holdco issued to any BlockerCo and/or a holder (a “BlockerCo Equityholder”) of Equity Interests in any BlockerCo solely in connection with (x) the redemption of Equity Interests in such BlockerCo held by such BlockerCo Equityholder and (y) the related redemption of Equity Interests in Holdco by such BlockerCo, in each case due to such BlockerCo Equityholder’s breach of a tax representation or a finding of unsuitability with respect to such BlockerCo Equityholder; provided, that (i) such Indebtedness does not mature, and is not mandatorily redeemable, in whole or in part, or required to be repurchased or reacquired, in whole or in part, prior to the date that that is ninety-one (91) days after the eight anniversary of the Closing Date, (ii) no interest thereon shall be payable in cash prior to the maturity thereof, (iii) such Indebtedness shall have no financial maintenance covenants and no covenants that apply to the Borrower or any Subsidiary thereof or that impose limitations on Holdco’s ability to guarantee or pledge assets to secure the Obligations, (iv) are not guaranteed by any other Loan Party or any Subsidiary thereof and (v) are not convertible or exchangeable except into common equity of Holdco or such BlockerCo.;

(t)            unsecured non-interest-bearing Indebtedness of Holdco (such Indebtedness, “Holdco Convertible Indebtedness”) owing to a participant in the Propco Rights Offering (as defined in the Plan of Reorganization) maturing no later than 180 days following the Closing Date in an outstanding principal amount equal to such participant’s required contribution amount with respect to the Propco Rights Offering;

(u)           unsecured Indebtedness of Holdco owing to any holder of Equity Interests of Holdco and issued pursuant to Section 7.19 of the Equityholders Agreement (such Indebtedness, the “Cure Note Indebtedness”); and

(v)           Exchange Securities and any Permitted Refinancing thereof.

SECTION 7.04.  Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)           any Restricted Subsidiary may merge with (i) the Borrower; provided that (x) the Borrower shall be the continuing or surviving Person and (y) such merger does not result in the Borrower ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia, or (ii) any one or more other Restricted Subsidiaries;

(b)           any Restricted Subsidiary may liquidate or dissolve or change its legal form (provided that (A) such transaction shall not reduce the Borrower’s direct or indirect share of the aggregate ordinary voting power and aggregate equity value in such Restricted

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Subsidiary, (B) the Borrower or Restricted Subsidiary shall comply with its obligations under Sections 6.11 and 6.13 in connection with such transaction and (C) such transaction shall have been undertaken for a valid purpose (which includes the reduction of taxes for direct or indirect owners of Equity Interests in the Borrower) and shall not be disadvantageous to the Lenders in any manner);

(c)           any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary;

(d)           so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11;

(e)           the Borrower and the Restricted Subsidiaries may consummate the Restructuring Transactions; and

(f)            so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05;

provided that in the case of clauses (a), (b) and (c) above, (x) the security interest of the Administrative Agent in the property of such person formed by such merger or consolidation (or such Person resulting from such change in corporate form) shall be no less favorable than the security interest of the Administrative Agent in the property of the Borrower or Subsidiary prior to such merger or consolidation (or change in corporate form) and (y) except in the case of clause (a)(i) above, the Guarantee by such person formed by such merger or consolidation (or such Person resulting from such change in corporate form) of the Obligations shall be no less favorable to the Lenders than the Guarantees of the Obligations of the Subsidiary prior to such merger or consolidation (or change in corporate form), in each case, as reasonably determined by the Administrative Agent.

SECTION 7.05.  Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)           Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, and Dispositions of furniture, fixtures and equipment no longer used or useful in the ordinary course of business of the Loan Parties;

(b)           Dispositions of inventory (including Cage Cash) and assets of de minimis value, in any case in the ordinary course of business;

(c)           Dispositions of property (other than Real Property) in the ordinary course of business to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of similar replacement property;

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(d)           Dispositions of property to the Borrower or to a Restricted Subsidiary;

(e)           (i) Permitted Liens constituting Dispositions and (ii) Dispositions permitted by (x) Section 7.04 and (y) Section 7.06;

(f)            non-assignable, non-sublicensable licenses of information technology systems to the Manager pursuant to the Management Agreement or a license agreement executed in connection therewith;

(g)           Dispositions of Cash Equivalents in the ordinary course of business;

(h)           (i) in the case of the Mortgaged Properties, Real Property Leases permitted under Section 7.19 and (ii) with respect to all other properties and assets of the Loan Parties, leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and which do not materially interfere with the business of the Borrower or the Restricted Subsidiaries;

(i)            transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(j)            Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition, (ii) the aggregate Fair Market Value of all property Disposed of in reliance on this clause (j) shall not exceed $20,000,000 in the aggregate and (iii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $10,000,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents at the time of the consummation of such Disposition (in each case, free and clear of all Liens at the time received, other than nonconsensual Permitted Liens and Liens permitted by Section 7.01(s) and clauses (i) and (ii) of Section 7.01(t)); provided, however, that for the purposes of this clause (iii), each of the following shall be deemed to be cash received at closing: (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing and (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition;

(k)           [reserved];

(l)            [reserved];

(m)          Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(n)           Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business (and not as part of any financing transaction); and

(o)           the Restructuring Transactions;

provided that (1) any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(d) and (e)(ii)(y)), shall be for no less than the Fair Market Value of such property at the time of such Disposition and (2) in no case shall the Borrower or any Subsidiary be permitted to effect a Disposition of (A) any Equity Interest in Boulder LLC, Red Rock LLC, Palace LLC or Sunset LLC or a significant portion of their respective properties, (B) any Core Property, (C) any Equity Interest in OpCo Holdings, (D) any Equity Interest in GVR Holdco 3, (E) any Equity Interest in LandCo Holdings or (F) any Equity Interest in IP Holdco.  To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrower or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.06.  Restricted Payments.  Declare or make or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligations (contingent or otherwise) to do so, except:

(a)           each Restricted Subsidiary may make Restricted Payments (i) to the Borrower and to other Restricted Subsidiaries and (ii) in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests; provided that no Restricted Payment of the type described in preceding clause (ii) (other than tax distributions) shall be made at any time an Event of Default has occurred and is continuing;

(b)           the Holding Companies, the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person; provided that to the extent required pursuant to the Collateral Documents, such Equity Interests shall be pledged to the Administrative Agent and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

(c)           [reserved];

(d)           to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04 or 7.08 other than Sections 7.08(a) and (d);

(e)           Holdco and the Borrower may make Restricted Payments to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdco by any future, present or former employee, director or manager of the Borrower or any of its

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Restricted Subsidiaries (other than the Fertitta Brothers or any of their Related Persons) upon the death, disability or termination of employment of such persons or pursuant to any employee, director or manager equity plan, employee, director or manager stock option plan or any other employee, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director or manager of the Borrower or any of its Restricted Subsidiaries (other than the Fertitta Brothers or any of their Related Persons) (and the Borrower may pay dividends or distributions to Holdco to fund such Restricted Payments); provided that the aggregate amount of Restricted Payments made by the Borrower pursuant to this clause (e) after the Closing Date, when combined with the aggregate amount of all cash payments (whether principal or interest) made by the Borrower in respect of any promissory notes pursuant to Section 7.03(h) after the Closing Date, shall not exceed $1,000,000;

(f)            the Borrower may make Restricted Payments to the Holding Companies:

(i)            the proceeds of which shall be used by a Holding Company to pay franchise taxes and other fees, taxes and expenses required to maintain its limited liability company existence; and

(ii)           of up to $2,500,000 per year (in the aggregate with any loans and advances made to the Holding Companies pursuant to Section 7.02(m) in reliance on this paragraph (f)), the proceeds of which shall be used by the Holding Companies to pay corporate overhead expenses;

(g)           the Borrower may make Restricted Payments to Holdco, the proceeds of which shall be distributed by Holdco to the Principal BlockerCos:

(i)            which distributions shall be used by the Principal BlockerCos to pay franchise taxes and other fees, taxes and expenses required to maintain its limited liability company existence; and

(ii)           of up to $250,000 during the first twelve months after the Closing Date and up to $100,000 during any twelve-month period thereafter (in the aggregate with any loans and advances made to the Holdco pursuant to Section 7.02(m) in reliance on this paragraph (g)), which distributions shall be used by the Principal BlockerCos to pay corporate overhead expenses;

(h)           Holdco may pay dividends or make distributions to its members with respect to the state and United States federal income tax liabilities of its members in respect of income earned by the Borrower and its Subsidiaries during any period in an aggregate amount not to exceed the payments received by Holdco from the Borrower pursuant to the Holding Company Tax Sharing Agreement with respect to such period; and

(i)            Holdco may make Tax Distribution True-Up Amount Payments to its members using the proceeds of (i) a Qualified IPO by Holdco or (ii) a distribution from the Borrower made using the proceeds of a Qualified IPO by the Borrower (and the Borrower shall be permitted to make any such distribution).

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SECTION 7.07.  Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the date hereof or any business reasonably related or ancillary thereto.

SECTION 7.08.  Transactions with Affiliates.  Enter into any transaction (or series of related transactions) of any kind with any Affiliate of the Borrower or any of its Subsidiaries, whether or not in the ordinary course of business, other than (a) transactions among Borrower Parties or any entity that becomes a Borrower Party as a result of such transaction, (b) transactions entered into in the ordinary course of business involving consideration of less than $2,000,000 per fiscal year on terms substantially as favorable to such Loan Party as would be obtainable by such Loan Party at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses on the Closing Date related to the Restructuring Transactions, (d) loans and other transactions by the Borrower and the Restricted Subsidiaries to the extent expressly permitted under this Article 7, (e) employment and severance arrangements between the Borrower and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business, (f)(i) payments to the Borrower by Subsidiaries of the Borrower pursuant to the Subsidiary Tax Sharing Agreements, (ii) payments by the Borrower to an Unrestricted Subsidiary to reimburse such Unrestricted Subsidiary for excess payments made pursuant to a Subsidiary Tax Sharing Agreement and (iii) payments to Holdco by the Borrower pursuant to the Holding Company Tax Sharing Agreement, provided that the aggregate amount of payments by the Borrower pursuant to the Holding Company Tax Sharing Agreement in respect of Subsidiary Tax Distribution Shortfalls (as defined in the Holding Company Tax Sharing Agreement) shall not exceed the amount of Cumulative Excess Cash Flow that is Not Otherwise Applied, provided, further, that the Borrower shall not make any payment pursuant to the Holding Company Tax Sharing Agreement in respect of a Subsidiary Tax Distribution Shortfall if, after giving effect thereto, Liquidity shall be less than $20,000,000, (g) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, board managers and employees of the Borrower and its Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, (h) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (i) transactions pursuant to the Management Agreement, intellectual property licenses executed in connection therewith and, subject to the Management Subordination Agreement, payment of fees and expenses owing thereunder, (j) the Non-Compete Agreement, (k) dividends, redemptions and repurchases permitted under Section 7.06, (l) transactions pursuant to the Borrower/IP Holdco License Agreement, (m) payments to the Borrower by Subsidiaries of the Borrower pursuant to the Subsidiary Cost Allocation Agreements, (n) issuance of any Holdco Convertible Indebtedness or Cure Note Indebtedness or any transaction related thereto permitted pursuant to clause (iii) through (v) of Section 7.13(a), or (o) with the consent of the Administrative Agent, other transactions on terms substantially as favorable to such Loan Party as would be obtainable by such Loan Party at the time in a comparable arm’s-length transaction with a Person other than an Affiliate.

SECTION 7.09.  Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary of the Borrower to pay dividends or other distributions

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary or (b) the Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not, in the reasonable opinion of the Administrative Agent, expand the scope of such limits in such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) arise in connection with any Disposition permitted by Section 7.05, so long as such restrictions relate solely to the assets subject thereto, (iv) subject to Section 6.13, are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (v) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vi) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions solely relate to the assets subject thereto, (vii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (viii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (ix) subject to Section 6.13, are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, or (x) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

SECTION 7.10.  Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner inconsistent with the uses described in Section 5.25.

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SECTION 7.11.  Financial Covenants.

(a)           Total Leverage Ratio.  Permit the Total Leverage Ratio as of the last day of any Test Period (beginning with the Test Period ending on December 31, 2012) to be greater than the ratio set forth below opposite the last day of such Test Period (it being understood that bracketed numbers below for periods prior to the Test Period ending on December 30, 2012 are solely for purposes of computing Pro Forma Compliance in accordance with the definition of such term):

Fiscal Year	March 31	June 30	September 30	December 31
2011	—	—	[11.75x]	[11.75x]
2012	[11.75x]	[11.50x]	[11.50x]	11.25x
2013	10.75x	10.50x	10.25x	10.00
2014	9.75x	9.50x	9.25x	9.00x
2015	8.75x	8.50x	8.25x	8.25x
2016	8.00x	7.75x	7.50x	7.50x
2017	7.25x	7.00x	6.75x	6.75x
2018	6.75x	—	—	—

(b)         Interest Coverage Ratio.  Permit the Interest Coverage Ratio for any Test Period (beginning with the Test Period ending on December 31, 2012) to be less than the ratio set forth below opposite the last day of such Test Period (it being understood that bracketed numbers below for periods prior to the Test Period ending on December 30, 2012 are solely for purposes of computing Pro Forma Compliance in accordance with the definition of such term):

Fiscal Year	March 31	June 30	September 30	December 31
2011	—	—	[2.25x]	[2.00x]
2012	[2.00x]	[2.00x]	[2.00x]	2.00x
2013	2.00x	2.00x	2.00x	2.00x
2014	2.00x	2.00x	2.00x	2.00x
2015	1.75x	1.75x	1.75x	1.75x
2016	2.00x	2.00x	1.75x	1.75x
2017	1.75x	1.75x	1.50x	1.50x
2018	1.50x	—	—	—

SECTION 7.12.  Accounting Changes.  Make any change in fiscal year; provided, however, that the Borrower may elect (by providing 30 days’ prior written notice to the Administrative Agent) to change its fiscal year end to any other date reasonably acceptable to the

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Administrative Agent; provided, further, that no such election shall become effective until the Borrower and the Administrative Agent shall have entered into such amendments to this Agreement and the other Loan Documents as may be required, in the judgment of the Administrative Agent (but without prejudice to its rights under Article VIII), to preserve the intended benefits of the baskets, restrictions, reporting requirements and other provisions of this Agreement and the other Loan Documents that tie to the fiscal year of the Borrower (with the Required Lenders hereby authorizing the Administrative Agent to execute and deliver such amendments on their behalf).

SECTION 7.13.  Prepayments, etc. of Indebtedness; Material Contracts.  (a) Prepay, redeem, purchase, defease (including substance or legal defeasance), set apart assets for a sinking fund or similar fund or otherwise satisfy prior to the scheduled maturity thereof in any manner (including, without limitation, any principal payments, it being understood that payments of regularly scheduled interest shall be permitted) any Indebtedness that is required to be subordinated (in “right of payment” or on a “lien priority” basis) to the Obligations pursuant to the terms of the Loan Documents or any other Indebtedness in excess of the Threshold Amount except (i) the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), to the extent not required to prepay any Loans pursuant to Section 2.05(b) and (ii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary, (iii) any conversion of any Holdco Convertible Indebtedness into Equity Interests of Holdco or any BlockerCo, (iv) any prepayment, repayment, redemption, purchase or other satisfaction of any Holdco Convertible Indebtedness using the proceeds of any Permitted Holdco Convertible Indebtedness Equity Issuance, and (v) any repayment of any Cure Note Indebtedness.

(b)           Prepay, redeem, purchase, defease (including substance or legal defeasance), set apart assets for a sinking fund or similar fund or otherwise satisfy prior to the scheduled maturity thereof in any manner (including, without limitation, any principal payments, it being understood that payments of regularly scheduled interest shall be permitted) any Exchange Securities at any time any Term Loans shall remain outstanding, except the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), to the extent not required to prepay any Loans pursuant to Section 2.05(b).

(c)           Amend, modify, waive or change the LandCo Support Agreement in any manner materially adverse to the interests of the Lenders.

(d)           Subject to the Bankruptcy Code and the Lenders’ rights thereunder, amend, modify or supplement (or permit the amendment, modification or supplement of) the Plan of Reorganization or the Confirmation Order in any manner adverse to the interests of the Lenders without the consent of the Required Lenders.

(e)           (i) Amend, modify, waive or change any provision of the Holding Company Tax Sharing Agreement or any Subsidiary Tax Sharing Agreement in any manner that is adverse to the interests of the Borrower, the Restricted Subsidiaries or the Lenders in any material respect without the prior written consent of the Administrative Agent or (ii) enter into any new Subsidiary Tax Sharing Agreement or similar agreement without the prior written

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consent of the Administrative Agent except, in the case of the foregoing clause (ii), a Subsidiary Tax Sharing Agreement on terms substantially identical to the OpCo Tax Sharing Agreement with an Unrestricted Subsidiary that is a wholly-owned Subsidiary of the Borrower and disregarded for tax purposes.

(f)            Without the consent of the Administrative Agent, enter into any contractual arrangement that includes a “key-man” or “change of control” provision (or comparable provision) other than any “change of control” provision (or similar provision) included in (i) the agreements evidencing the Exchange Securities or (ii) any agreement governing Indebtedness or certificate of designation governing preferred Equity Interests that are, in the case of the foregoing clause (ii), permitted by this Agreement and held by Persons not constituting Affiliates of any Loan Party or any Subsidiary thereof.

(g)           (i) Amend, modify, waive or change any provision of any Transition Services Agreement in any manner that is adverse to the interests of the Borrower, the Restricted Subsidiaries or the Lenders in any material respect without the prior written consent of the Administrative Agent or (ii) enter into any new Transition Services Agreement or similar agreement without the prior written consent of the Administrative Agent except, in the case of the foregoing clause (ii), a Transition Services Agreement on terms substantially identical to the GVR Transition Services Agreement with an Unrestricted Subsidiary that is a wholly-owned Subsidiary of the Borrower.

(h)           (i) Amend, modify, waive or change any provision of any Subsidiary Cost Allocation Agreement in any manner that is adverse to the interests of the Borrower, the Restricted Subsidiaries or the Lenders in any material respect without the prior written consent of the Administrative Agent or (ii) enter into any new Subsidiary Cost Allocation Agreement or similar agreement without the prior written consent of the Administrative Agent except, in the case of the foregoing clause (ii), a Subsidiary Cost Allocation Agreement on terms substantially identical to the OpCo Cost Allocation Agreement with an Unrestricted Subsidiary that is a wholly-owned Subsidiary of the Borrower.

(i)            Agree to (or vote in favor of) amending, modifying, changing or waiving in any manner that is materially adverse to the interests of the Lenders any term or condition of any Material Contract of any Loan Party (other than a Material Contract referred to in clause (i) of the definition thereof); it being acknowledged and agreed by the parties hereto that any amendment or other modification which would have the effect of (i) reducing any fees payable to the Borrower or any Restricted Subsidiary under any such Material Contract, (ii) increasing any fees payable by the Borrower or any Restricted Subsidiary under any such Material Contract, (iii) shortening the term of any such Material Contract or (iv) allowing fees or other amounts payable to the Borrower or any Restricted Subsidiary under any such Material Contract to be paid to Persons other than the Borrower or such Restricted Subsidiary shall, in each case, be deemed to be materially adverse to the interests of the Lenders.

(j)            Amend, modify, waive or change any provision of the WF Indemnification Agreement in any manner that is adverse to the interests of the Borrower, the Restricted Subsidiaries or the Lenders in any material respect without the prior written consent of the Administrative Agent

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SECTION 7.14.  Equity Interests of the Borrower and Restricted Subsidiaries.  Permit any Restricted Subsidiary to be (or become) a non-wholly owned Subsidiary, except as a result of or in connection with a dissolution, merger, consolidation or Disposition of a Restricted Subsidiary permitted by Section 7.04 or 7.05.

SECTION 7.15.  The Holding Companies.  Permit any of the Holding Companies to (a) conduct, transact or otherwise engage in any business or operations other than those incidental to (i) its ownership of the Equity Interests of the Borrower, (ii) the maintenance of its legal existence, (iii) the performance of the Loan Documents and the Restructuring Documents, (iv) any public offering of its common stock or any other issuance of its Equity Interests not prohibited by this Article 7 and (v) any transaction that such Holding Company is expressly permitted to enter into or consummate under this Article 7 or (b) own, hold or maintain any material assets (including Equity Interests in Subsidiaries) other than (i) the Equity Interests of the Borrower and (ii) cash and Cash Equivalents.

SECTION 7.16.  Capital Expenditures.  (a) Make any Capital Expenditure, except for Capital Expenditures not exceeding, in the aggregate for the Borrower and the Restricted Subsidiaries in any fiscal year of the Borrower, the thresholds set forth in the table below opposite such fiscal year:

Fiscal Year	Capital Expenditures Threshold
2011	$35,000,000
2012	$70,000,000
2013	$70,000,000
2014	$70,000,000
2015	$70,000,000
2016	$70,000,000
2017	$70,000,000
2018	$70,000,000

(b)           Notwithstanding anything to the contrary contained in clause (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Borrower and the Restricted Subsidiaries in any fiscal year pursuant to Section 7.16(a) is less than the maximum amount of Capital Expenditures permitted by Section 7.16(a) with respect to such fiscal year (before giving effect to any increase in such amount pursuant to this clause (b)), the amount of such difference (the “Rollover Amount”) may be carried forward one time and used to make

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Capital Expenditures in the next succeeding fiscal year; provided that Capital Expenditures in any fiscal year shall be counted against the base amount set forth in Section 7.16(a) with respect to such fiscal year after being counted against any Rollover Amount available with respect to such fiscal year.

(c)           Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the Borrower and its Restricted Subsidiaries may make additional Capital Expenditures in an aggregate amount equal to the sum of (i) the aggregate amount of the Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) received after the Closing Date that are Not Otherwise Applied and (ii) the amount of Cumulative Excess Cash Flow that is Not Otherwise Applied.

SECTION 7.17.  Sale-Leaseback Transactions.  Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred except to the extent that (i) the sale of such property is permitted by Section 7.05 and (ii) any Capitalized Leases or Liens arising in connection therewith are permitted by Sections 7.03 and 7.01, respectively.

SECTION 7.18.  Unrestricted Subsidiary Covenants.

(a)           OpCo Holdings.  Permit (i) OpCo Holdings to (a) conduct, transact or otherwise engage in any business or operations other than those incidental to (1) its ownership of the Equity Interests of OpCo, (b) the maintenance of its legal existence and (3) the performance of the OpCo Loan Documents, or (b) fail to own 100% of the Equity Interests of OpCo (other than as a result of any foreclosure under the OpCo Loan Documents or pursuant to the following clause (ii)) or (ii) permit OpCo Holdings or Opco to sell all or substantially all of its assets except in a bona fide cash sale on arms’-length terms to a Person not an Affiliate.

(b)           GVR Holding Companies.  (i) Permit GVR Holdco 3 to (A) to conduct, transact or otherwise engage in any business or operations other than those incidental to (1) its ownership of the Equity Interests of GVR Holdco 2 and (2) the maintenance of its legal existence or (B) fail to own, directly or indirectly, at least 77.5% of the Equity Interests of GVR (other than as a result of any foreclosure under the GVR Loan Documents or pursuant to the following clause (iv)), (ii) permit GVR Holdco 2 to (A) to conduct, transact or otherwise engage in any business or operations other than those incidental to (1) its ownership of the Equity Interests of GVR Holdco 1 and (2) the maintenance of its legal existence, (iii) permit GVR Holdco 1 to (A) to conduct, transact or otherwise engage in any business or operations other than those incidental to (1) its ownership of the Equity Interests of GVR, (2) the maintenance of its legal existence and (3) the performance of the GVR Loan Documents or (iv) permit any GVR Holding Company or GVR to sell all or substantially all of its assets except in a bona fide cash sale on arms’-length terms to a Person not an Affiliate.

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(c)           Unrestricted Subsidiaries.  Permit any Unrestricted Subsidiary to:

(i)            engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or ancillary thereto (including, without limitation, the development of real property);

(ii)           enter into any agreement evidencing Indebtedness for borrowed money in an amount equal to or greater than the Threshold Amount other than (A) in the case of OpCo and its Subsidiaries, the OpCo Credit Agreement and agreements evidencing Indebtedness permitted thereunder, (B) in the case of LandCo and its Subsidiaries, the LandCo Credit Agreement and agreements evidencing Indebtedness permitted thereunder, (C) in the case of the GVR Entities, the GVR Credit Agreement and agreements evidencing Indebtedness permitted thereunder, or (D) on terms no less favorable than prevailing market terms for similar transactions;

(iii)          enter into any transaction of any kind with an Affiliate other than (A) in the case of OpCo and its Subsidiaries, to the extent permitted under Section 7.08 of the OpCo Credit Agreement as in effect on the Closing Date, (B) in the case of LandCo and its Subsidiaries, to the extent permitted under Section 6.6 of the LandCo Credit Agreement as in effect on the Closing Date, (C) in the case of the GVR Entities, to the extent permitted under Section 7.08 of the GVR Credit Agreement as in effect on the GVR Acquisition Consummation Date, or (D) in the case of any other Unrestricted Subsidiary, transactions of the type contemplated by Section 7.08 or otherwise on terms substantially as favorable to such Unrestricted Subsidiary as would be obtainable by such Unrestricted Subsidiary at the time in a comparable arm’s-length transaction with a Person not constituting an Affiliate of any Loan Party or any Subsidiary thereof;

(iv)          without the consent of the Administrative Agent, enter into any contractual arrangement that includes a “key-man” or “change of control” provision (or comparable provision) other than (A) any “change of control” provision (or similar provision) included in any agreement governing Indebtedness or certificate of designation governing preferred Equity Interests that are held by Persons not constituting Affiliates of any Loan Party or any Subsidiary thereof or (B) any other agreement with a Person not constituting an Affiliate of any Loan Party or any Subsidiary thereof on arm’s-length terms; or

(v)           enter into any management agreement or similar agreement (or amendment of any such agreement) after the Closing Date that, together with any other agreements related thereto, provides for compensation or other consideration to the applicable manager or any Affiliate thereof in excess of the compensation or other consideration that it would have received if such management agreement and related agreements provided fee compensation and consideration to such manager and its Affiliates on the basis of the “sum of 2.0% of the management opportunity gross revenues plus 5.0% of EBITDA” compensation structure set forth in the Management Agreement unless any such excess shall be paid over by such manager and its Affiliates to the Borrower promptly upon receipt thereof; provided, that (i) in the event the

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management agreement to which OpCo is a party shall be terminated after the occurrence and during the continuance of an Event of Default under (and as defined in) the OpCo Credit Agreement, OpCo and its Subsidiaries may enter into a replacement management agreement and (ii) in the event the management agreement to which GVR is a party shall be terminated after the occurrence and during the continuance of an Event of Default under (and as defined in) the GVR Credit Agreement, GVR may enter into a replacement management agreement.

SECTION 7.19.  Real Property Leases.

(a)           Leasing Conditions.  Except as otherwise provided in this Section 7.19, (i) enter into any Material Real Property Lease (a “New Real Property Lease”) or (ii) modify any Material Real Property Lease (including, without limitation, accept a surrender of any portion of any Mortgaged Property subject to a Material Real Property Lease (unless otherwise required by law), allow a reduction in the term of any Material Real Property Lease or a reduction in the Rent payable under any Material Real Property Lease, change any renewal provisions of any Material Real Property Lease, materially increase the obligations of the landlord or materially decrease the obligations of any Tenant under a Material Real Property Lease) or terminate any Material Real Property Lease unless the Tenant under such Material Real Property Lease is in default (any such action referred to in clause (ii) being referred to herein as a “Real Property Lease Modification”) without the prior written consent of the Administrative Agent, not to be unreasonably withheld, delayed or conditioned. Any New Real Property Lease or Real Property Lease Modification that requires the Administrative Agent’s consent shall be delivered to the Administrative Agent for approval not less than five (5) Business Days prior to the effective date of such New Real Property Lease or Real Property Lease Modification.  If the Administrative Agent fails to respond to a request for the Administrative Agent’s consent pursuant to this Section 7.19 within five (5) Business Days of the Administrative Agent’s receipt of the Borrower’s request therefor, Borrower may deliver to the Administrative Agent a second request in an envelope or under cover of a letter marked “URGENT” and including a legend in bold typeface that the Administrative Agent’s failure to grant or deny the requested consent within ten (10) Business Days of the receipt thereof will result in the requested consent being deemed to have been granted.  If the Administrative Agent fails to respond to such second request within ten (10) Business Days of its receipt thereof, the Administrative Agent’s consent shall be deemed granted.  Notwithstanding the foregoing, but subject to terms of Sections 7.19(f) and (g), so long as no Default shall have occurred and be continuing, the Borrower or a Restricted Subsidiary may enter into a New Real Property Lease or Real Property Lease Modification in accordance with the Real Property Leasing Standards.  All Real Property Leases not otherwise subject to this paragraph (a) shall be entered into on commercially reasonable, market terms.

(b)           Delivery of New Real Property Lease or Real Property Lease Modification.  Upon the execution of any New Real Property Lease or Real Property Lease Modification, as applicable, by the Borrower or any Restricted Subsidiary, the Borrower shall deliver to the Administrative Agent an executed copy of such Real Property Lease or Real Property Lease Modification.

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(c)           Real Property Lease Amendments.  The Borrower agrees that neither it nor any Restricted Subsidiary shall have the right or power, as against the Administrative Agent and the Lenders without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed as provided herein), to cancel, abridge, amend or otherwise modify any Real Property Lease unless such modification complies with this Section 7.19.

(d)           No Default Under Real Property Leases.  The Borrower shall or shall cause the applicable Restricted Subsidiary to (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Borrower or such Restricted Subsidiary under the Real Property Leases, if the failure to perform or observe the same would have a Material Adverse Effect; (ii) exercise, within ten (10) Business Days after a written request by the Administrative Agent, any right to request from the Tenant under any Material Real Property Lease a certificate with respect to the status thereof and (iii) not collect any of the Rents under any Real Property Lease more than one (1) month in advance (except that the Borrower may collect such security deposits and last month’s Rents as are permitted by Law and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Real Property Lease).

(e)           Subordination.  All Real Property Lease Modifications and New Real Property Leases entered into by the Borrower or any Restricted Subsidiary after the Closing Date shall by their express terms be subject and subordinate to this Agreement and the Mortgages (through a subordination provision contained in such Real Property Lease or otherwise).

(f)            Attornment.  Each New Real Property Lease entered into from and after the Closing Date shall, unless otherwise consented to by the Administrative Agent in its commercially reasonable discretion (which consent shall not be unreasonably withheld, delayed or conditioned), provide that in the event of the enforcement by the Administrative Agent of any remedy under this Agreement or the Mortgages, the Tenant under such Real Property Lease shall, at the option of the Administrative Agent or of any other Person succeeding to the interest of the Administrative Agent as a result of such enforcement, attorn to the Administrative Agent or to such Person and shall recognize the Administrative Agent or such successor in the interest as lessor under such Real Property Lease without change in the provisions thereof; provided, however, the Administrative Agent or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by the Borrower or any Restricted Subsidiary under any such Real Property Lease (but the Administrative Agent, or such successor, shall be subject to the continuing obligations of the landlord to the extent arising from and after such succession to the extent of the Administrative Agent’s, or such successor’s, interest in the applicable Mortgaged Property), (iii) any credits, claims, setoffs or defenses which any Tenant may have against the Borrower or any Restricted Subsidiary, (iv) any obligation on the part of the Borrower or any Restricted Subsidiary, pursuant to such Real Property Lease, to perform any tenant improvement work, or (v) any obligation on the part of the Borrower or any Restricted Subsidiary, pursuant to such Real Property Lease, to pay any sum of money to any Tenant but only to the extent that the Administrative Agent or such successor in interest is not in receipt of any such funds provided for the purpose of covering (i) through (v) above.  In addition, each such New Real Property Lease shall, unless otherwise

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

consented to by the Administrative Agent in its commercially reasonable discretion (which consent shall not be unreasonably withheld, delayed or conditioned), provide that, upon the reasonable request by the Administrative Agent or such successor in interest, the Tenant shall execute and deliver an instrument or instruments confirming such attornment.

(g)           Non-Disturbance Agreements.  The Administrative Agent shall enter into, and, if required by applicable law to provide constructive notice or requested by a Tenant, record in the county where the subject Real Property is located, a subordination, attornment and non-disturbance agreement, substantially in form and substance substantially similar to the form of Exhibit M (a “Non-Disturbance Agreement”), subject to such modifications reasonably requested by a Tenant, with any Tenant (other than an Affiliate of the Borrower) entering into a New Real Property Lease or Real Property Lease Modification, within twenty (20) Business Days after written request therefor by the Borrower; provided that such request is accompanied by certificate of a Responsible Officer of the Borrower stating that such Real Property Lease or Real Property Lease Modification (as applicable) complies in all material respects with this Section 7.19 and payment of all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of any Non-Disturbance Agreement, including, without limitation, reasonable attorneys’ fees and disbursements.

(h)           Recognition Agreements.  The Borrower and the Restricted Subsidiaries shall have the right to enter into recognition agreements or nondisturbance and attornment agreements with Tenants under Real Property Leases without Lender’s consent.

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01.  Events of Default.  Any of the following shall constitute an Event of Default:

(a)           Non-Payment.  The Borrower or any other Loan Party fails to pay, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b)           Specific Covenants.  The Borrower or any other Loan Party (i) fails to perform or observe any term, covenant or agreement contained in any of Sections 2.16, 6.03(a), 6.05(a) (solely with respect to the Borrower), 6.11(b) or (c), 6.18(c), (f) or (i), 6.20 or Article 7; provided that any Event of Default under Section 7.11 is subject to cure as contemplated by Section 8.05, (ii) fails to perform or observe any covenant or agreement contained in Section 6.01 or 6.02(a), (b), (d) or (f) on its part to be performed or observed and such failure continues for five (5) Business Days after the earlier of actual knowledge thereof by a Responsible Officer of the applicable Loan Party and notice thereof by the Administrative Agent to the Borrower, (iii) fails to perform or observe any covenant or agreement contained in Section 6.10 on its part

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to be performed or observed and (so long as no other Default has occurred and is continuing) such failure continues for ten (10) Business Days after the earlier of actual knowledge thereof by a Responsible Officer of the applicable Loan Party and notice thereof by the Administrative Agent to the Borrower or (iv) fails to perform or observe any covenant or agreement contained in Section 6.21 on its part to be performed or observed and such failure continues for ten (10) Business Days after the earlier of actual knowledge thereof by a Responsible Officer of the applicable Loan Party and notice thereof by the Administrative Agent to the Borrower; or

(c)           Other Defaults.  The Borrower or any other Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of actual knowledge thereof by a Responsible Officer of the applicable Loan Party and notice thereof by the Administrative Agent to the Borrower; or

(d)           Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document or certificate required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or, in the case of any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language, in any respect) when made or deemed made or furnished; or

(e)           Cross-Default.  Any Loan Party (i) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and any intercompany Indebtedness among the Borrower and the Restricted Subsidiaries) having an aggregate principal amount of not less than the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f)            Insolvency Proceedings, Etc.  Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor

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Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment.  (i) Any Loan Party admits in writing its inability or fails generally to pay its debts as they become due or makes a general assignment for the benefit of its creditors, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h)           Judgments.  There is entered against any Loan Party a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i)            ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(j)            Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(k)           Change of Control.  There occurs any Change of Control; or

(l)            Collateral Documents.  (i) Any Collateral Document after delivery thereof pursuant to Section 4.01, 6.11 or 6.13 shall for any reason (other than pursuant to the terms thereof, including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien, with the priority required by the Collateral Documents, (or other security purported to be created on the applicable Collateral) on and security interest in any portion of the Collateral having a Fair Market Value in excess of $5,000,000 purported to be covered thereby, subject to Permitted Liens, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession

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of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements (so long as such failure does not result from the breach or non-compliance by a Loan Party with the terms of any Loan Document), or (ii) any of the Equity Interests of the Borrower, any Restricted Subsidiary or any direct Subsidiary of the Borrower or any Restricted Subsidiary ceasing to be pledged pursuant to the applicable Collateral Documents free of Liens other than Liens created by the Collateral Documents, or any nonconsensual Permitted Liens arising solely by operation of Law; or

(m)          [Reserved]

(n)           Loss or Revocation of Casino License.  The occurrence of a License Revocation (after giving effect to any applicable cure period expressly set forth in the definition of “License Revocation”) that continues for more than five (5) Business Days during which time enforcement is not stayed by appeal or similar proceeding with the applicable Gaming Authority; or

(o)           Cessation of Operations.  The Borrower or any Restricted Subsidiary ceases to operate a casino (and, as applicable, hotel) at any Core Property or ceases to conduct significant gaming and hotel activities thereon for any reason whatsoever (other than temporary cessation in connection with alterations permitted hereunder or restoration following a Casualty Event); or

(p)           Amendment or Termination of Material Contracts.  Any Material Contract of any Loan Party (other than a Material Contract referred to in clause (i) of the definition thereof) shall, in whole or in part, be amended, modified or changed (or any provision thereof waived) (other than as permitted by Section 7.13(i)), terminated (other than upon the expiration of the term thereof), cease to be effective or cease to be the legally valid, binding and enforceable obligation in any material respect of any party thereto, in each case if the effect of such amendment, modification, change, waiver, termination or other action, could reasonably be expected to have a Material Adverse Effect; or

(q)           Termination or Amendment of Certain Contracts.  Any Manager Document, the Management Subordination Agreement, any Subsidiary Cost Allocation Agreement, any Subsidiary Tax Sharing Agreement or any Transition Services Agreement (or any provision thereof) shall, in whole or in part, be amended, supplemented, modified or waived (other than as permitted by Section 6.18, 7.13(e), 7.13(g) or 7.13(h), as the case may be), terminated (other than upon the expiration of the term thereof), cease to be effective or cease to be the legally valid, binding and enforceable obligation in any material respect of any party thereto; or

(r)            IP Holdco.  Prior to the IP Holdco Transition Date, (i) IP Holdco shall Dispose of or otherwise transfer any of its IP Rights (other than (x) the Disposition of obsolete assets which are no longer used by Borrower or any of its Subsidiaries in operation of their business and (y) the licensing of such IP Rights pursuant to the Borrower/IP Holdco License Agreement, the OpCo/IP Holdco License Agreement and similar intercompany license agreements with other Unrestricted Subsidiaries of the Borrower no less favorable to IP Holdco

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then the Borrower/IP Holdco License Agreement and the OpCo/IP Holdco License Agreement), (ii) IP Holdco shall incur any Indebtedness or create, incur, assume or suffer to exist any Lien upon, any IP Rights owned thereby other than pursuant to the Borrower/IP Holdco License Agreement, the OpCo/IP Holdco License Agreement and similar intercompany license agreements with other Unrestricted Subsidiaries of the Borrower no less favorable to IP Holdco than the Borrower/IP Holdco License Agreement and the OpCo/IP Holdco License Agreement, (iii) the Borrower/IP Holdco License Agreement shall be terminated, (iv) any license agreement described in the foregoing clause (ii) shall be amended, modified, waived or changed in any manner materially adverse to the interests of the Lenders, (v) IP Holdco shall fail to maintain in full force and effect its legal existence under the Laws of its jurisdiction of organization or shall merge, dissolve, liquidate or consolidate with or into another Person, (vi) IP Holdco shall cease to be engaged exclusively in the ownership of IP Rights for the purpose of licensing such IP Rights in accordance with the license agreements described in (ii) above, (vii) an event described in Section 8.01(f) shall occur with respect to IP Holdco, (viii) any change in the ownership of the Equity Interests of IP Holdco as of the Closing Date shall occur (including, without limitation, as a result of any failure by the Lenders to own (through the Administrative Agent as their designee) ten percent (10%) of the Equity Interests of IP Holdco other than due to a Disposition by the Lenders), (ix) IP Holdco shall fail to constitute a special-purpose bankruptcy remote entity or (x) IP Holdco shall breach any provision of, or default in the performance of its obligations under, the Borrower/IP Holdco License Agreement; or

(s)           OpCo.  (i) The Borrower shall cease to own directly 100% of the Equity Interests of OpCo Holdings, (ii) OpCo Holdings shall cease to own directly 100% of the Equity Interests of OpCo or (iii) any sale of all or substantially all of the assets of OpCo and its Subsidiaries shall occur, in each case, other than as a result of any foreclosure under the OpCo Loan Documents or as a result of any sale in accordance with Section 6.19(c) and Section 7.18 where the Net Cash Proceeds of such disposition have been applied to prepayment of the Term Loans pursuant to Section 2.05(b)(ii); or

(t)            GVR Holding Companies.  (i) The Borrower shall cease to own directly 100% of the Equity Interests of GVR Holdco 3, (ii) GVR Holdco 3 shall cease to own, directly or indirectly, at least 77.5% of the Equity Interests of GVR or (iii) any sale of all or substantially all of the assets of the GVR Entities shall occur, in each case, other than as a result of any foreclosure under the GVR Loan Documents or as a result of any sale in accordance with Section 6.19(c) and Section 7.18 where the Net Cash Proceeds of such disposition have been applied to prepayment of the Term Loans pursuant to Section 2.05(b)(ii); or

(u)           Holding Company Tax Sharing Agreement.  The Borrower or any of its Restricted Subsidiaries shall breach any material provision of, or default in the performance of its material obligations under, the Holding Company Tax Sharing Agreement or make any payment to any Holding Company in respect of taxes attributable to the operations of the Borrower and its Subsidiaries other than in accordance with the terms of the Holding Company Tax Sharing Agreement, including any applicable grace periods with respect thereto.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SECTION 8.02.  Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(a)           declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)           require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to 105% of the then Outstanding Amount thereof);

(d)           exercise the right of the Administrative Agent under the Control Agreements to transfer funds maintained in the deposit accounts and securities accounts of the Loan Parties to such account as the Administrative Agent shall determine; and

(e)           exercise on behalf of itself and the Lenders all other rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of any event described in Section 8.01(f) or actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

SECTION 8.03.  [Reserved].

SECTION 8.04.  Application of Funds.  (a) After the exercise of remedies (including rights of setoff) provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations (whether as a result of a payment under a Guaranty, any realization on the Collateral, any setoff rights, any distribution in connection with any proceedings or other action of any Loan Party in respect of Debtor Relief Laws or otherwise) shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article 3 and Sections 6.18(h) and (j)) payable to the Administrative Agent in its capacity as such;

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Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Secured Parties (including Attorney Costs payable under Section 10.04 and amounts payable under Article 3) under the Loan Documents (which, for the avoidance of doubt, excludes the Secured Hedge Obligations and Cash Management Obligations), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the termination value under Secured Hedge Agreements and the Cash Management Obligations, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other applicable Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law;

provided that any amounts received by the Administrative Agent (for the account of any L/C Issuer) upon the exercise of remedies available under the L/C Back-Stop Arrangements shall first be applied to the obligations of the applicable L/C Issuer in accordance with the terms of the L/C Back-Stop Arrangements, with any excess amount remaining after such application to be applied to the other Obligations, if any, in the order set forth above; provided, further, that, subject to Section 2.13, any amounts received by the Administrative Agent pursuant to clause (d) of Section 8.02 may be applied or otherwise administered by the Administrative Agent as the Administrative Agent shall direct.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, such remaining amount shall be paid to the Borrower or as otherwise required by Law.

(b)           Without limiting the generality of the foregoing, this Section 8.04 is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law.

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Amounts applied pursuant to clauses First through Fifth of Section 8.04(a) are to be applied, for the avoidance of doubt, in the order required by such clauses until the payment in full in cash of the applicable Obligations referred to in the applicable clause.

(c)           If any Secured Party collects or receives any amounts received on account of the Obligations to which it is not entitled under Section 8.04(a) hereof, such Secured Party shall hold the same in trust for the applicable Secured Parties entitled thereto and shall forthwith deliver the same to the Administrative Agent, for the account of such Secured Parties, to be applied in accordance with Section 8.04(a) hereof, in each case until the prior payment in full in cash of the applicable Obligations of such Secured Parties.

SECTION 8.05.  Borrower’s Right to Cure.  Notwithstanding anything to the contrary contained in Section 8.01, in the event of any Event of Default under any covenant set forth in Section 7.11 and until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, Holdco and the Borrower may engage in a Permitted Equity Issuance and the Borrower may apply the amount of the Net Cash Proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter (such quarter, a “Default Quarter”); provided that such Net Cash Proceeds (i) are actually received by the Borrower (including through capital contribution of such Net Cash Proceeds by Holdco to the Borrower) no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such Default Quarter hereunder, and (ii) do not exceed the aggregate amount necessary to cause the Borrower to be in compliance with Section 7.11 for the applicable period (but, for such purpose, not taking into account any repayment of Indebtedness in connection therewith required pursuant to Section 2.05(b)(iv)); provided, further, that the Borrower shall not be permitted to engage in any more than two (2) Permitted Equity Issuances pursuant to this Section 8.05 in any period of four consecutive fiscal quarters or (6) six Permitted Equity Issuances pursuant to this Section 8.05 during the term of this Agreement.  The parties hereby acknowledge that this Section 8.05 may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.11 and shall not result in any adjustment to Consolidated EBITDA other than for purposes of compliance with Section 7.11 on the last day of a given Test Period (and not, for avoidance of doubt, for purposes of determining Pro Forma Compliance with Section 7.11 for any other purposes of this Agreement).

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01.  Appointment and Authorization of Agents.  (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to

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have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c)           The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable), a potential Hedge Bank or a potential Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent (A) to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto and (B) without limiting the generality of the appointment and authorization of the foregoing clause (A), to enter into the Collateral Documents.  In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 9.02.  Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact including for the purpose of any Borrowings, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SECTION 9.03.  Liability of Agents.  No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 9.04.  Reliance by Agents.  (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent.  Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)           For purposes of determining compliance with the conditions specified in Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

(c)           The Administrative Agent shall be permitted, without obtaining the consent of the Required Lenders, to make any determination hereunder that, pursuant to the terms hereof, requires the consent, approval or other determination of the Administrative Agent; provided, however that the Administrative Agent shall be permitted to request instructions from the Required Lenders with respect to such matters.  If the Administrative Agent requests

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining.  Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.

(d)           The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

SECTION 9.05.  Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”  The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 9.06.  Credit Decision; Disclosure of Information by Agents.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 9.07.  Indemnification of Agents.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and the Supplemental Administrative Agents (if any) and, in each such case, their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each such Person from and against any and all Indemnified Liabilities incurred by it in exercising the powers, rights and remedies of the Administrative Agent or the Supplemental Administrative Agents (if any) or performing duties of the Administrative Agent or the Supplemental Administrative Agents (if any) hereunder or under the other Loan Documents or otherwise in its capacity as the Administrative Agent or the Supplemental Administrative Agents (if any) or, in the case of the Administrative Agent, its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of the Administrative Agent, any and all Indemnified Liabilities incurred by it in making any determinations of the Administrative Agent as described above; provided that no Lender shall be liable for the payment to any such Person of any portion of such Indemnified Liabilities resulting from such Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

SECTION 9.08.  Agents in their Individual Capacities.  DBCI and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though DBCI were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

of the Lenders.  The Lenders acknowledge that, pursuant to such activities, DBCI or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Loans, DBCI shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Swing Line Lender, and the terms “Lender” and “Lenders” include DBCI in its individual capacity.

SECTION 9.09.  Successor Agents.  The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower.  If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders.  Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated.  After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 9 and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.  If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents (including without limitation transferring to such successor or its Affiliates the Cash Collateral Account and any other accounts held by the Administrative Agent or an Affiliate thereof for the benefit of the Lenders) or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.  The retiring Administrative Agent agrees to cooperate with any successor and the Required Lenders in order to effectuate the transfers described above. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 9 and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SECTION 9.10.  Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.11.  Collateral and Guaranty Matters.

(a)           Each Lender authorizes and directs the Administrative Agent to enter into the Collateral Documents for the benefit of the Lenders and the other Secured Parties.  Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action permitted under the Collateral Documents with respect to any Collateral or Collateral Documents which may be necessary to perfect and

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.

(b)           The Lenders irrevocably agree:

(i)            that any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (A) upon termination of the Aggregate Commitments, the payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and the cash collateralization (by pledge of, and deposit with or delivery to the applicable L/C Issuer of, Cash Collateral in an amount equal to 105% of the Outstanding Balance of such Letter of Credit pursuant to documentation in form and substance reasonably satisfactory to such L/C Issuer), expiration or termination of, or the implementation of other arrangements satisfactory to the applicable L/C Issuer in its sole discretion in respect of, all Letters of Credit (collectively, the “Release Conditions”), (B) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder and under each other Loan Document to any Person other than the Borrower or any Restricted Subsidiary, (C) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (D) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (iii) below;

(ii)           to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien on such property that is permitted by Section 7.01(i);

(iii)          that any Guarantor shall be automatically released from its obligations under the Guaranty and the Liens granted by such Person under the Collateral Documents shall be automatically released (A) upon satisfaction of the Release Conditions or (B) if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder (including as a result of a Guarantor being redesignated as an Unrestricted Subsidiary); provided, that no release described in the foregoing clause (B) shall occur if (after giving effect to such release) such Guarantor will provide a Guarantee of any Indebtedness of the Borrower or any Restricted Subsidiary; and

(iv)          to release the Liens granted to or held by the Administrative Agent pursuant to the Shareholder Pledge Agreement upon the occurrence of a Qualified IPO by the Borrower.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 9.11(b).  In each case as specified in this Section 9.11(b), the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as

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such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11(b).

(c)           The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 9.11 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

SECTION 9.12.  Appointment of Supplemental Administrative Agents.  (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b)           In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article 9 and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall

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be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)           Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent.  In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

ARTICLE X

Miscellaneous

SECTION 10.01.  Amendments, etc.  Except as otherwise set forth in this Agreement, no amendment, modification, supplement or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders, and each such waiver, amendment, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, modification, supplement, waiver or consent shall:

(a)           extend or increase the Revolving Credit Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Revolving Credit Commitments (other than any such required reduction on the Maturity Date) shall not constitute an extension or increase of any Revolving Credit Commitment of any Lender);

(b)           postpone any date scheduled for, or reduce the amount of, or subordinate any payment of principal or interest under Section 2.07 or 2.08 or any fees without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of any Loans or extension of the Maturity Date pursuant to Section 2.14 shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c)           reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clauses (i) and (iii) of the second proviso to this

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Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)           change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or Section 2.06(a), 2.06(c), 2.13, 2.14 or 8.04 or the proviso to Section 8.02, in any such case without the written consent of all Lenders directly affected thereby; provided, however, that the definition of “Pro Rata Share” and Section 2.13 may be amended by the Required Lenders to permit the prepayment of Loans by the Borrower at a discount to par on terms and conditions approved by the Required Lenders, so long as any such prepayment is offered on a ratable basis to all Lenders of the applicable Class (and made ratably to all accepting Lenders of the applicable Class);

(e)           release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(f)            release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the consent of Lenders holding more than 50% of any Class of commitments or Loans (and, in the event that DBCI and its Affiliates hold, in the aggregate, more than 50% of such Class of commitments or Loans, at least one Lender other than DBCI and its Affiliates) shall be required with respect to any amendment that (x) waives any condition precedent set forth in Section 4.02 solely with respect to the making of Loans or other extensions of credit by such Class (it being understood that a general waiver of a Default or an Event of Default by the Required Lenders, as opposed to a waiver only for the purposes of making Loans or other extensions of credit, shall not constitute a waiver of a condition precedent governed under this clause) or (y) by its terms adversely affects the rights of such Class in respect of payments hereunder in a manner different than such amendment affects other Classes.  Any such waiver and any such amendment, modification or supplement in accordance with the terms of this Section 10.01 shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and Revolving Credit Commitments.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

the consent of such Lender (it being understood that any Revolving Credit Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the “Required Lenders” and the Lenders’ “Pro Rata Share”.

Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by Foreign Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement or the other Loan Documents, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

SECTION 10.02.  Notices and Other Communications; Facsimile Copies.

(a)           General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission).  All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)           if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail,

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four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuers and the Swing Line Lender pursuant to Article 2 shall not be effective until actually received by such Person.  In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b)           Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c)           Reliance by Agents and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct.  All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03.  No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04.  Attorney Costs, Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Administrative Agent, the L/C Issuers and the Lenders for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby, including all Attorney Costs of Sidley Austin LLP and Cadwalader, Wickersham and Taft LLP, (b) to pay or reimburse the Administrative Agent and the L/C Issuers for all reasonable out-of-pocket costs and expenses, including Attorney Costs, incurred in connection with any amendment, waiver, consent or other modification of the provisions of this Agreement and the other Loan Documents (whether or not the transactions contemplated thereby are consummated) and the consummation of the transactions contemplated thereby and administration of the transactions contemplated by this Agreement and the other Loan Documents, and (c) to pay or reimburse the Administrative Agent, the L/C Issuers and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent and each Lender).  The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees and taxes related thereto, and other (reasonable, in the case of the foregoing clauses (a) and (b)) out-of-pocket expenses incurred by any Agent and any Lender, as applicable.  The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.  All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

SECTION 10.05.  Indemnification by the Borrower.  Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each L/C Issuer, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or Restructuring Transactions Documentation or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Revolving Credit Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee, in each case as determined by a final, non-appealable judgment.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

connection herewith or therewith (whether before or after the Closing Date).  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.  All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05.  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.05 may be unenforceable in whole or in part because they are violative of any Law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by any Indemnitee.  The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 10.06.  Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to any Agent, any L/C Issuer or any Lender, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

SECTION 10.07.  Successors and Assigns.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(b)           (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than to Disqualified Institutions or a Defaulting Lender) (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)          the Borrower; provided that no consent of the Borrower shall be required (1) for an assignment of any Revolving Credit Commitment to a Lender, an Affiliate of a Lender, an Approved Assignee, an Approved Fund or, if an Event of Default has occurred and is continuing, any Assignee or (2) for an assignment of any Term Loan (excluding therefrom, in each case, assignments to Disqualified Institutions); provided, further, that the Borrower shall be deemed to have consented to an assignment (other than an assignment to a Disqualified Institution) unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)           the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund and no consent of the Administrative Agent shall be required for an assignment to an Agent or an Affiliate of an Agent;

(C)           in the case of any assignment of any Revolving Credit Commitment, each L/C Issuer at the time of such assignment; provided that no consent of the L/C Issuers shall be required for any assignment to an Agent or an Affiliate of an Agent; and

(D)          in the case of any assignment of any Revolving Credit Commitment, the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment to an Agent or an Affiliate of an Agent.

(ii)           Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment or Loans of any Class, the amount of the Revolving Credit Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consents; provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(B)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(C)           the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(D)          none of (i) the Holding Companies,(ii) Fertitta Entertainment, the Manager or any Affiliate thereof or any Fertitta Holder, (iii) any Person that, directly or indirectly, owns or has a contractual right to acquire more than 5.0% of the outstanding Equity Interests of any Holding Company or the Borrower (unless such Person shall not have any voting or consent rights as a Lender hereunder except that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Lender differently than other Lenders may require the consent of such Lender), (iv) the Borrower, (v) any Subsidiary or Affiliate of any Holding Company or the Borrower or (vi) any Person that has been denied an approval or a license, or otherwise found unsuitable, under applicable Gaming Laws in any jurisdiction shall be an Eligible Assignee; provided that no Person that is a Lender on the Closing Date or an Affiliate of such Lender shall cease to be treated as an Eligible Assignee by operation of preceding clause (iii) or (v) for purposes of this Agreement.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis and, for the avoidance of doubt, shall not prohibit Fertitta Entertainment or any Affiliate thereof from acquiring or holding any Exchange Securities.

(c)           Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d)           The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts (and related

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)           Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant.  Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b).  To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(f)            The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b); provided, that (i) such Participant agrees to be subject to the provisions of Sections 3.01(e), 3.04(e) and 3.07 as if it were an assignee under Section 10.07(b) and (ii) in the case of a Participant claiming benefits under Section 3.01, such Participant complies with Section 10.15 (it being understood that the documentation required under Section 10.15 shall be delivered by the Participant to the selling Lender).

(g)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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(h)           Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i)            Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j)            Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable.  In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

as expressly provided above.  If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(k)           Notwithstanding anything to the contrary contained herein, no Assignee shall have recourse to the provisions of Sections 3.01 and 3.05 if the condition upon which such recourse is based was in existence at the time of the applicable assignment under this Section 10.07 (unless the assigning Lender was entitled to the payment of additional amounts or indemnification for Indemnified Taxes or Other Taxes under Section 3.01 or the payment of compensation under Section 3.05, in each case, at the time of such applicable assignment).

SECTION 10.08.  Confidentiality.  Each of the Agents and the Lenders agrees to use commercially reasonable efforts (equivalent to the efforts each such Person applies to maintain the confidentiality of its own confidential information) to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender or its Affiliates; (i) in connection with the exercise of (or in preparation to exercise) any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender).  In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Revolving Credit Commitments, and the Credit Extensions.  For the purposes of this Section 10.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the date hereof, such information (i) is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03.

SECTION 10.09.  Setoff.  (a) In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, subject to the prior written consent of the Administrative Agent, the Administrative Agent, each Lender and their respective Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, the Administrative Agent, such Lender or their respective Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to the Administrative Agent, such Lender or their respective Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that any recovery by the Administrative Agent, any Lender or their respective Affiliates pursuant to its setoff rights under this Section 10.09 is subject to the provisions of Section 8.04.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.

(b)           NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA OR IN NEVADA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR, TO THE EXTENT REQUIRED BY SECTION 10.01 OF THIS AGREEMENT, ALL OF THE LENDERS, OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, SECTION 40.430 OF THE NEVADA REVISED STATUTES OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE ADMINISTRATIVE AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID.  THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

SECTION 10.10.  Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents (collectively, the “Charges”) shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.  To the extent permitted by applicable Law, the interest and other Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.10 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.  Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in this Agreement, unless and until the rate of interest again exceeds the Maximum Rate, and at that time this Section 10.10 shall again apply.  In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Rate.  If the Maximum Rate is calculated pursuant to this Section 10.10, such interest shall be calculated at a daily rate equal to the Maximum Rate divided by the number of days in the year in which such calculation is made.  If, notwithstanding the provisions of this Section 10.10, a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Rate, the Administrative Agent shall, to the extent permitted by applicable Law, promptly apply such excess in the order specified in this Agreement and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

SECTION 10.11.  Counterparts.  This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document.  The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SECTION 10.12.  Integration.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.13.  Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than Obligations under Secured Hedge Agreements, Cash Management Obligations or contingent indemnification obligations, in any such case, not then due and payable) or any Letter of Credit or Revolving Credit Commitment shall remain outstanding.

SECTION 10.14.  Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.15.  Tax Forms.  (a) (i)  Each Lender and each Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) shall, to the extent it is legally entitled to do so and if not previously delivered, deliver to the Borrower and the Administrative Agent, on or prior to the date which is ten (10) Business Days after the Closing Date (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or, in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower and the Administrative Agent that such Foreign Lender is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent stockholder within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code.  Thereafter and from time to time, each such Foreign Lender to the extent it is legally entitled to do so shall (A) promptly submit to the Borrower and the Administrative Agent such additional

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (B) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(ii)           Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

(iii)          The Borrower shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a), or (B) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section 10.15(b); provided that (i) if such Lender shall have satisfied the requirement of this Section 10.15(a) or Section 10.15(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or Section 10.15(b) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate and

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(ii) nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that the requirements of Section 10.15(a)(ii) have not been satisfied if the Borrower is entitled, under applicable Law, to rely on any applicable forms and statements required to be provided under this Section 10.15 by the Foreign Lender that does not act or has ceased to act for its own account under any of the Loan Documents, including in the case of a typical participation.

(iv)          The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

(b)           Each Lender and each Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall, if not previously delivered, deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or any successor form.  If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code.

SECTION 10.16.  GOVERNING LAW.  (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c)           NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION 10.16, NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENTS, THE L/C ISSUER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

OTHER LOAN DOCUMENTS AGAINST THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR PROPERTIES OR ASSETS IN THE COURTS OF ANY JURISDICTION.

SECTION 10.17.  WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.18.  Binding Effect.  This Agreement shall become effective when it shall have been executed by each party hereto and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 10.19.  Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent.  The provisions of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 10.20.  Acknowledgments.  The Borrower hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)           no Agent or Lender has any fiduciary relationship with or duty to the Borrower or any other Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and the Lenders, on one hand, and the Borrower and the other Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the Lenders or among the Borrower, the other Loan Parties and the Lenders.

The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 10.19, each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 10.21.  USA PATRIOT Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2009) (as amended from time to time, the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

SECTION 10.22.  Gaming Authorities and Liquor Authorities.  This Agreement is subject to all applicable Gaming Laws and the Liquor Laws.  Without limiting the foregoing, the Agents and the Lenders acknowledge that rights, remedies and powers in or under this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and the Liquor Laws and only to the extent that any required approvals (including prior approvals) are obtained from the requisite Gaming Authorities and the Liquor Authorities.  Each of the Agents and Lenders agrees to cooperate with the applicable Gaming Authorities and Liquor Authorities in connection with the administration of their regulatory jurisdiction over the Borrower and the other Loan Parties, including, without limitation, to the extent not inconsistent with the internal policies of such Agent or Lender and any applicable legal or regulatory restrictions, the provision of such documents or other information as may be requested by any such Gaming Authorities or Liquor Authorities relating to the Agents, any of the Lenders or the Borrower or any other Loan Party, or the Loan Documents.  Notwithstanding any other provision of this Agreement, the Borrower expressly authorizes, and will cause each other Loan Party to authorize, each Agent and Lender to cooperate with the applicable Gaming Authorities as described above.

SECTION 10.23.  Certain Matters Affecting Lenders.  (a) If any Gaming Authority shall determine that any Lender does not meet suitability standards prescribed under applicable Gaming Laws (an “Unsuitable Lender”), the Administrative Agent shall have the right (but not the duty) to cause such Unsuitable Lender (and such Unsuitable Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Credit Commitments, if any, in full to one or more Eligible Assignees (each, a “Substitute Lender”) in accordance with the provisions of Section 10.07 and the Unsuitable Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Substitute Lender shall pay to the Unsuitable Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Unsuitable Lender, (B) an amount equal to all Unreimbursed Amounts and participations that have been funded by such Unsuitable Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Unsuitable

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Lender; and (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Unsuitable Lender pursuant to Article III or otherwise as if it were a prepayment.  The Borrower shall bear the costs and expenses of any Lender required by any Gaming Authorities to file an application for a finding of suitability in connection with the investigation of an application by the Borrower or the other Loan Parties for a license to operate a gaming establishment.

(b)           Notwithstanding the provisions of Section 10.23(a), if any Lender becomes a Unsuitable Lender, and if the Administrative Agent fails to find a Substitute Lender pursuant to Section 10.23(a) within any time period specified by the appropriate Gaming Authority for the withdrawal of an Unsuitable Lender (the “Withdrawal Period”), the Borrower shall immediately prepay in full the Outstanding Amount of all Term Loans and Revolving Credit Exposure of such Unsuitable Lender, together with all unpaid fees owing to such Unsuitable Lender pursuant to Section 2.09 and any amounts payable to such Unsuitable Lender pursuant to Article III or otherwise as if it were a prepayment and, in each case where applicable, with accrued interest thereon to the earlier of (x) the date of payment or (y) the last day of the applicable Withdrawal Period.  Upon the prepayment of all amounts owing to any Unsuitable Lender and the termination of such Unsuitable Lender’s Revolving Credit Commitments, if any (whether pursuant to Section 10.23(a) or 10.23(b)), such Unsuitable Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Unsuitable Lender to indemnification hereunder shall survive as to such Unsuitable Lender.

SECTION 10.24.  [Reserved].

SECTION 10.25.  Qualified IPO.  Notwithstanding anything to the contrary in this Agreement, from and after the occurrence of a Qualified IPO by the Borrower, (i) the Holding Companies shall no longer constitute Loan Parties or be required to provide a guaranty of, or any collateral security for, the Obligations and (ii) all covenants and obligations under the Loan Documents applicable to the Holding Companies shall cease to apply with respect to the Holding Companies.

SECTION 10.26.  Tranche B-3 Securities Exchange.

(a)           The Administrative Agent, with the consent or at the direction of the Initial Tranche B-3 Term Lenders, shall be entitled to cause the exchange (such exchange, the “Tranche B-3 Securities Exchange”) of all or a portion of the outstanding Fixed Rate Tranche B-3 Term Loans for senior unsecured fixed rate notes of the Borrower (“Exchange Securities”) in accordance with this Section 10.26.  The Administrative Agent shall provide not less than five (5) Business Days’ prior written notice (the “Tranche B-3 Securities Exchange Notice”) to the Borrower of the Tranche B-3 Securities Exchange substantially in the form of Exhibit P hereto, which notice shall specify the proposed effective date for the Tranche B-3 Securities Exchange.  The Borrower shall, on the effective date set forth in such Tranche B-3 Securities Exchange Notice, issue to the Tranche B-3 Term Lenders, ratably according to their respective Pro Rata Shares, Exchange Securities in the aggregate outstanding principal amount set forth in the Tranche B-3 Securities Exchange Notice, in exchange for an equivalent principal balance of outstanding Fixed Rate Tranche B-3 Term Loans.  The Administrative Agent may, with the consent or at the direction of the Initial Tranche B-3 Term Lenders, revoke or rescind any

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Tranche B-3 Securities Exchange Notice prior to the consummation of the Tranche B-3 Securities Exchange, or extend the proposed effective date of such exchange by a period not to exceed thirty (30) days; provided that, in the event of any such rescission or revocation, no subsequent Tranche B-3 Securities Exchange Notice may be delivered until at least thirty (30) days have passed since such rescission or revocation.  The Exchange Securities will be subject to the terms and conditions set forth on Exhibit Q and such additional terms and conditions as may be agreed by the Administrative Agent and the Borrower; provided, that:

(i)            the Exchange Securities shall be issued in book-entry form;

(ii)           the Borrower shall obtain CUSIP and ISIN numbers for the Exchange Securities;

(iii)          (A) the interest rate for the Exchange Securities shall be identical to the Tranche B-3 Fixed Interest Rate and (B) the duration fee and other premiums payable in connection with the Exchange Securities shall be identical to those payable in connection with the Tranche B-3 Term Loans;

(iv)          (A) the maturity date for the Exchange Securities shall be the same as the Tranche B-3 Maturity Date and (B) the scheduled principal payments for the Exchange Securities shall be the same as the scheduled principal payments for the Tranche B-3 Term Loans;

(v)           the Exchange Securities will be issued in a form suitable for resale under Rule 144A, with customary registration rights, in a secondary offering for which the Joint Lead Arrangers will designate the initial purchasers or placement agents in consultation with the Borrower (collectively, the “Investment Bank”), as the case may be;

(vi)          the Borrower will receive no proceeds from the sale of any Exchange Securities by the Tranche B-3 Term Lenders in any secondary offering; any gain or loss on the resale of such Exchange Securities will be for the account of the Tranche B-3 Term Lenders and not for the account of the Borrower;

(vii)         the Exchange Securities will be governed by an Indenture with a trustee reasonably acceptable to both the Borrower and the Initial Tranche B-3 Term Lenders provided, that in the absence of agreement the Borrower agrees that either Wells Fargo Bank, N.A., or Law Debenture Trust Company of NY is reasonably acceptable to it;

(viii)        the covenants described on Exhibit Q or otherwise agreed by the Administrative Agent and the Borrower, which covenants will not, taken as a whole, be more onerous to the Borrower and the Restricted Subsidiaries than the terms and conditions of the Tranche B-3 Term Loans;

(ix)           only one Tranche B-3 Securities Exchange shall be permitted during the term of this Agreement; and

(x)            the effective date of a Tranche B-3 Securities Exchange shall be on or prior to December 31, 2011.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

The Administrative Agent, in its reasonable discretion after consultation with the Borrower and the Initial Tranche B-3 Term Lenders, shall determine whether, and in what amount, the Fixed Rate Tranche B-3 Term Loans shall be exchanged for Exchange Securities and will be under no obligation to make a Tranche B-3 Securities Exchange.  The Borrower, at its cost and expense, shall, and shall cause each other Loan Party to, cooperate with all reasonable requests of the Administrative Agent in order to effectuate the Tranche B-3 Securities Exchange in accordance with the foregoing provisions of this Section 10.26 and shall execute and deliver such documents as shall reasonably be required by the Administrative Agent in order to effectuate such exchange in accordance with this Section 10.26; provided, that the Borrower shall not be obligated to reimburse the Administrative Agent or the Lenders for their respective costs and expenses incurred in connection with a Tranche B-3 Securities Exchange and nothing in this sentence shall obligate the Borrower or any Loan Party to agree to any additional term or condition with respect to the Loans or the Exchange Securities.  In the event any Loan Party fails to execute and deliver such documents to the Administrative Agent within ten (10) Business Days following such request by the Administrative Agent, the Borrower, on behalf of itself and each other Loan Party, hereby absolutely and irrevocably appoints the Administrative Agent as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents reasonably necessary to effect such transactions, the Borrower ratifying all that such attorney shall do by virtue thereof.

(b)           Upon the consummation of the Tranche B-3 Securities Exchange, the Borrower shall pay to the Administrative Agent, for the account of the Tranche B-3 Term Lenders, in immediately available funds, all accrued and unpaid interest on the Fixed Rate Tranche B-3 Term Loans subject to the Tranche B-3 Securities Exchange.

SECTION 10.27.  The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively, the “Agent Parties”) have any liability to the Holding Companies, the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Holding Companies, the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

STATION CASINOS LLC

By:	/s/ Thomas M. Friel
Name:	Thomas M. Friel
Title:	Executive Vice President

Signature Page to

Credit Agreement

(Station Casinos LLC)

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as Administrative Agent, Swing Line Lender and a Lender

By:	/s/ John K. Beacham
Name:	John K. Beacham
Title:	Director

By:	/s/ Robert W. Pettinato
Name:	Robert W. Pettinato
Title:	Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as L/C Issuer

By:	/s/ John K. Beacham
Name:	John K. Beacham
Title:	Director

By:	/s/ Robert W. Pettinato
Name:	Robert W. Pettinato
Title:	Managing Director

Signature Page to

Credit Agreement

(Station Casinos LLC)

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED BY STATION CASINOS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Joseph E. Geoghan
Name:	Joseph E. Geoghan
Title:	Managing Director

Signature Page to

Credit Agreement

(Station Casinos LLC)